Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-181718

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Pass Through Certificates, Series 2012-2	$546,184,000	$74,499.50(1)

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 25, 2012)

$546,184,000

2012-2 Pass Through Trusts

Pass Through Certificates, Series 2012-2

Two classes of the US Airways Pass Through Certificates, Series 2012-2, are being offered under this prospectus supplement: Class A and Class B. US Airways may subsequently offer a single additional class of US Airways Pass Through Certificates, Series 2012-2: Class C, after the date of this prospectus supplement. Class C certificates are not being offered under this prospectus supplement. A separate trust will be established for each class of certificates that are issued. The proceeds from the sale of certificates will initially be held in escrow, and interest on the escrowed funds will be payable semiannually on June 3 and December 3, commencing June 3, 2013. The trusts will use the escrowed funds to acquire equipment notes. The equipment notes will be issued by US Airways and will be secured by eleven (11) new Airbus aircraft scheduled for delivery from May 2013 to October 2013. Payments on the equipment notes held in each trust will be passed through to the holders of certificates of such trust.

Interest on the equipment notes will be payable semiannually on each June 3 and December 3 after issuance. Principal payments on the equipment notes are scheduled on June 3 and December 3 in certain years, beginning on December 3, 2013.

The Class A certificates will rank senior to the other certificates. The Class B certificates will rank junior to the Class A certificates and will rank senior to the Class C certificates, if issued. The Class C certificates, if issued, will rank junior to the other certificates.

Landesbank Hessen-Thüringen Girozentrale will provide a liquidity facility for the Class A certificates and the Class B certificates, in each case, in an amount sufficient to make three semiannual interest payments.

The payment obligations of US Airways under the equipment notes will be fully and unconditionally guaranteed by US Airways Group, Inc.

The certificates will not be listed on any national securities exchange.

Investing in the certificates involves risks. See “Risk Factors” beginning on page S-17.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pass Through Certificates	Face Amount	Interest Rate	Final Expected Distribution Date	Price to Public(1)
Class A	$418,113,000	4.625%	June 3, 2025	100%
Class B	$128,071,000	6.750%	June 3, 2021	100%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Class A and Class B certificates if any are purchased. The aggregate proceeds from the sale of the certificates will be $546,184,000. US Airways will pay the underwriters a commission of $5,461,840. Delivery of the certificates in book-entry form only will be made on or about December 13, 2012.

Joint Book-Running Managers

Citigroup	Goldman, Sachs & Co.	Morgan Stanley
Structuring Agent

Co-Managers

Barclays	BofA Merrill Lynch

November 29, 2012

Prospectus Supplement

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Prospectus

You should rely only on the information contained in this document or to which this document refers you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering (the “Offering”). The second part, the accompanying prospectus, gives more general information about our pass through certificates, some of which may not apply to this Offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in this prospectus and the base prospectus under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

In this prospectus supplement, all references to “we,” “us,” “our,” “US Airways Group,” the “Company” and similar designations refer to US Airways Group, Inc. and its consolidated subsidiaries, unless the context indicates otherwise. References to “US Airways” refer to US Airways, Inc.

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and in the accompanying prospectus and other materials filed or to be filed with the Securities and Exchange Commission (“SEC”) (or otherwise made by US Airways Group, US Airways or on our behalf) should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this prospectus supplement and in the accompanying prospectus and in other materials filed or to be filed with the SEC (or otherwise made by US Airways Group, US Airways or on our behalf), forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations, beliefs, intentions or future strategies that are signified by the words “may,” “would,” “will,” “expect,” “intend,” “indicate,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “continue” and similar terms used in connection with statements regarding, among others, our outlook, expected fuel costs, the revenue and pricing environment, and our expected financial performance and liquidity position. These statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause our actual results and financial position to differ materially from these statements. These risks and uncertainties include, but are not limited to, those described below under “Risk Factors,” and the following:

•	the impact of significant operating losses in the future;

•	downturns in economic conditions and their impact on passenger demand, booking practices and related revenues;

•	the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel;

•	competitive practices in the industry, including the impact of industry consolidation;

•	increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates;

•	our high level of fixed obligations and our ability to fund general corporate requirements, obtain additional financing and respond to competitive developments;

•	any failure to comply with the liquidity covenants contained in our financing arrangements;

•	provisions in our credit card processing and other commercial agreements that may affect our liquidity;

•	the impact of union disputes, employee strikes and other labor-related disruptions;

•	our inability to maintain labor costs at competitive levels;

•	interruptions or disruptions in service at one or more of our hub airports or our focus city;

•	regulatory changes affecting the allocation of slots;

•	our reliance on third-party regional operators or third-party service providers;

•	our reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents;

•	changes in government regulation;

•	the impact of changes to our business model;

•	the loss of key personnel or our ability to attract and retain qualified personnel;

•	the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns;

•	our ability to operate and grow our route network;

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•	the impact of environmental regulation;

•	our reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems;

•	costs of ongoing data security compliance requirements and the impact of any significant data security breach;

•	the impact of any accident involving our aircraft or the aircraft of our regional operators;

•	delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity;

•	our dependence on a limited number of suppliers for aircraft, aircraft engines and parts;

•	our ability to operate profitably out of Philadelphia International Airport;

•	the impact of weather conditions and seasonality of airline travel;

•	the impact of possible future increases in insurance costs or reductions in available insurance coverage;

•	the impact of global events that affect travel behavior, such as an outbreak of a contagious disease;

•	the impact of foreign currency exchange rate fluctuations;

•	our ability to use NOLs and certain other tax attributes; and

•	other risks and uncertainties listed from time to time in our reports to and filings with the SEC.

These forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results and the timing of certain events to differ materially from those expressed in said forward-looking statements. There may be other factors not identified above, or in the “Risk Factors” section, of which we are not currently aware, that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We assume no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these estimates other than as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. For more complete information about the Certificates and us, you should read this entire prospectus supplement and the accompanying prospectus, as well as the materials filed with the SEC that are considered to be part of this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

US Airways Group

US Airways Group is a holding company whose primary business activity is the operation of a major network air carrier through its wholly owned subsidiaries US Airways, Piedmont Airlines, Inc. (“Piedmont”), PSA Airlines, Inc. (“PSA”), Material Services Company, Inc. (“MSC”) and Airways Assurance Limited (“AAL”). We operate the fifth largest airline in the United States as measured by domestic revenue passenger miles and available seat miles. We have hubs in Charlotte, Philadelphia and Phoenix and a focus city in Washington, D.C. at Ronald Reagan Washington National Airport (“Washington National”). We offer scheduled passenger service on more than 3,000 flights daily to 195 communities in the United States, Canada, Mexico, Europe, the Middle East, the Caribbean, and Central and South America. We also have an established East Coast route network, including the US Airways Shuttle service. For the nine months ended September 30, 2012, we had approximately 41 million passengers boarding our mainline flights. As of September 30, 2012, we operated 338 mainline jets and continued to be supported by our regional airline subsidiaries and affiliates operating as US Airways Express under capacity purchase agreements, which operated 238 regional jets and 44 turboprops. Our prorate carriers operated four regional jets at September 30, 2012.

We are a Delaware corporation formed in 1982 whose origins trace back to the formation of All American Aviation in 1939. Our principal executive offices are located at 111 West Rio Salado Parkway, Tempe, Arizona 85281. Our telephone number is (480) 693-0800, and our internet address is www.usairways.com. Our wholly owned subsidiary, US Airways, is also a Delaware corporation. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

Summary of Terms of Certificates

	Class A Certificates	Class B Certificates
Aggregate Face Amount	$418,113,000	$128,071,000
Interest Rate	4.625%	6.750%
Initial Loan to Aircraft Value (cumulative)(1)	55.2%	72.1%
Highest Loan to Aircraft Value (cumulative)(2)	55.2%	72.1%
Expected Principal Distribution Window (in years)	1.0 – 12.5	1.0 – 8.5
Initial Average Life (in years from Issuance Date)	8.3	7.0
Regular Distribution Dates	June 3 and December 3	June 3 and December 3
Final Expected Distribution Date	June 3, 2025	June 3, 2021
Final Maturity Date	December 3, 2026	December 3, 2022
Minimum Denomination	$1,000	$1,000
Section 1110 Protection	Yes	Yes
Liquidity Facility Coverage	3 semiannual interest payments	3 semiannual interest payments

(1)	These percentages are determined as of December 3, 2013, the first Regular Distribution Date after all Aircraft are expected to have been financed pursuant to the Offering. In calculating these percentages, we have assumed that the financings of all Aircraft hereunder are completed prior to such date and that the aggregate appraised value of such Aircraft is $755,360,000 as of such date. The appraised value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals—The Appraisals.”

(2)	See “—Loan to Aircraft Value Ratios.”

Equipment Notes and the Aircraft

The eleven (11) Aircraft to be financed pursuant to this Offering will consist of six (6) new Airbus A321-211 aircraft, four (4) new Airbus A330-243 aircraft and one (1) new Airbus A321-231 aircraft, all of which are scheduled to be delivered from May 2013 to October 2013. See “Description of the Aircraft and the Appraisals—The Appraisals” for a description of the six (6) new Airbus A321-211 aircraft, four (4) new Airbus A330-243 aircraft and one (1) new Airbus A321-231 aircraft to be financed pursuant to this Offering. Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and the Aircraft expected to secure such Equipment Notes:

Aircraft Type(1)	Registration Number	Manufacturer’s Serial Number	Delivery Month	Principal Amount of Equipment Notes	Appraised Value(2)
A321-211	N152UW	5588	May 2013	$38,417,000	$53,130,000
A321-211	N153UW	5594	May 2013	38,417,000	53,130,000
A321-211	N154UW	5644	June 2013	38,482,000	53,220,000
A321-211	N155UW	5659	June 2013	38,482,000	53,220,000
A321-211	N156UW	5684	July 2013	38,547,000	53,310,000
A321-211	N157UW	5696	July 2013	38,547,000	53,310,000
A321-231	N567UW	5728	August 2013	38,605,000	53,390,000
A330-243	N286AY	1415	May 2013	68,982,000	95,400,000
A330-243	N287AY	1417	May 2013	68,982,000	95,400,000
A330-243	N288AY	1441	August 2013	69,235,000	95,750,000
A330-243	N289AY	1455	October 2013	69,488,000	96,100,000

(1)	The indicated registration number, manufacturer’s serial number and delivery month for each aircraft reflect our current expectations, although these may differ for the actual aircraft financed hereunder. The financing of each newly delivered Airbus aircraft is expected to be effected at delivery of such aircraft from Airbus to US Airways. The actual delivery date for any new Airbus aircraft may be subject to delay or acceleration. The deadline for purposes of financing an Aircraft pursuant to this Offering is December 2, 2013. See “Description of the Aircraft and the Appraisals—Timing of Financing the Aircraft.” US Airways has certain rights to substitute other Airbus aircraft if the scheduled delivery date of any of the new Airbus aircraft eligible to be financed pursuant to this Offering is delayed for more than 30 days after the month scheduled for delivery or beyond the delivery deadline. See “Description of the Aircraft and the Appraisals—Substitute Aircraft.”

(2)	The appraised value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms. Such appraisals indicate appraised base value, projected as of the scheduled delivery month of the applicable aircraft. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—The Appraisals are only Estimates of Aircraft Value.”

Loan to Aircraft Value Ratios

The following table sets forth loan to Aircraft value ratios (“LTVs”) for each Class of Certificates as of December 3, 2013, the first Regular Distribution Date after all Aircraft are expected to have been financed pursuant to the Offering, and each Regular Distribution Date thereafter. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—The Appraisals are only Estimates of Aircraft Value.”

Regular Distribution Date	Assumed Aggregate Aircraft Value(1)	Outstanding Balance(2)		LTV(3)
		Class A Certificates	Class B Certificates	Class A Certificates	Class B Certificates
December 3, 2013	$755,360,000	$416,678,000	$127,571,000	55.2%	72.1%
June 3, 2014	745,471,100	399,677,998	122,871,000	53.6%	70.1%
December 3, 2014	734,140,700	378,678,002	118,171,002	51.6%	67.7%
June 3, 2015	722,810,300	361,928,000	114,966,512	50.1%	66.0%
December 3, 2015	711,479,900	346,678,002	111,761,936	48.7%	64.4%
June 3, 2016	700,149,500	332,928,000	108,557,277	47.6%	63.1%
December 3, 2016	688,819,100	319,678,001	105,352,516	46.4%	61.7%
June 3, 2017	677,488,700	308,678,001	102,147,653	45.6%	60.6%
December 3, 2017	666,158,300	298,678,001	98,942,684	44.8%	59.7%
June 3, 2018	654,827,900	286,678,000	95,737,609	43.8%	58.4%
December 3, 2018	643,497,500	273,178,001	92,532,414	42.5%	56.8%
June 3, 2019	632,167,100	260,078,000	89,437,990	41.1%	55.3%
December 3, 2019	620,836,700	246,728,000	86,343,567	39.7%	53.6%
June 3, 2020	609,506,300	233,378,001	83,249,139	38.3%	51.9%
December 3, 2020	598,175,900	220,028,001	80,154,715	36.8%	50.2%
June 3, 2021	586,845,500	207,677,999	0	35.4%	0.0%
December 3, 2021	575,515,100	198,099,237	0	34.4%	0.0%
June 3, 2022	564,184,700	188,520,471	0	33.4%	0.0%
December 3, 2022	552,854,300	179,522,039	0	32.5%	0.0%
June 3, 2023	541,523,900	170,523,609	0	31.5%	0.0%
December 3, 2023	530,193,500	161,525,177	0	30.5%	0.0%
June 3, 2024	518,863,100	152,526,743	0	29.4%	0.0%
December 3, 2024	507,532,700	144,108,646	0	28.4%	0.0%
June 3, 2025	496,202,300	0	0	0.0%	0.0%

(1)	In calculating the assumed aggregate aircraft values above, we assumed that the initial appraised value of each Aircraft, determined as described under “—Equipment Notes and the Aircraft,” declines by approximately 3% per year for the first fifteen (15) years after the year of delivery of such Aircraft, in each case prior to the final expected Regular Distribution Date. Other rates or methods of depreciation may result in materially different LTVs. We cannot assure you that the depreciation rate and method used for purposes of the table will occur or predict the actual future value of any Aircraft. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—The Appraisals are only Estimates of Aircraft Value.”
(2)	In calculating the outstanding balances of each Class of Certificates, we have assumed that the Trusts will acquire the Equipment Notes for all Aircraft. Outstanding balances as of each Regular Distribution Date are shown after giving effect to distributions expected to be made on such distribution date.
(3)	The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding balance of such Class together with the expected outstanding balance of each other class senior in right of payment to such class after giving effect to the distributions expected to be made on such distribution date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. The outstanding balances and LTVs of each Class of Certificates will change if the Trusts do not acquire Equipment Notes with respect to all the Aircraft. The LTVs will change if the Trusts acquire Equipment Notes with respect to the other aircraft which US Airways may choose.

Cash Flow Structure

Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

(1)	The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture.

(2)	The Liquidity Facility for each of the Class A Certificates and the Class B Certificates will be sufficient to cover up to three consecutive semiannual interest payments with respect to such Class, except that the Liquidity Facilities will not cover interest on the Deposits. There will be no liquidity facility for the Class C Certificates if any Class C Certificates are issued.

(3)	The proceeds of the offering of each Class of Certificates will initially be held in escrow and deposited with the Depositary, pending financing of each Aircraft. The Depositary will hold such funds as interest-bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase Equipment Notes from time to time as each Aircraft is financed. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. If any funds remain as Deposits with respect to a Trust at the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates issued by such Trust, together with accrued and unpaid interest thereon. No interest will accrue with respect to the Deposits after they have been fully withdrawn.

The Offering

Certificates Offered	•	Class A Pass Through Certificates, Series 2012-2.

•	Class B Pass Through Certificates, Series 2012-2.

If US Airways elects to offer Class C Certificates after the date of this prospectus supplement, a Class C pass through trust will be formed in order to issue such Class C Pass Through Certificates. Class C Pass Through Certificates are not being offered under this prospectus supplement. Each Class of Certificates will represent a fractional undivided interest in a related Trust.

Use of Proceeds	The proceeds from the sale of the Certificates of each Trust will initially be held in escrow and deposited with the Depositary, pending financing of each Aircraft under this Offering. Each Trust will withdraw funds from the Deposits relating to such Trust to acquire Equipment Notes as these Aircraft are financed. The Equipment Notes will be issued to finance the purchase by US Airways of eleven (11) new Airbus aircraft.

Subordination Agent, Trustee, Paying Agent and Loan Trustee	Wilmington Trust Company.

Escrow Agent	Wilmington Trust Company.

Depositary	The Bank of New York Mellon.

Liquidity Provider	Landesbank Hessen-Thüringen Girozentrale.

Trust Property	The property of each Trust will include:

•	Equipment Notes acquired by such Trust.

•	The UAG Guarantee (as defined below) with respect to such Equipment Notes.

•	With respect to the Class A Trust and the Class B Trust, all monies receivable under the Liquidity Facility for such Trust.

•	Funds from time to time deposited with the applicable Trustee in accounts relating to such Trust, including payments made by US Airways on the Equipment Notes held in such Trust.

UAG Guarantee	US Airways Group, Inc. will unconditionally guarantee the payment obligations of US Airways under each Equipment Note issued by US Airways pursuant to a guarantee agreement (the “UAG Guarantee”).

Regular Distribution Dates	June 3 and December 3, commencing on June 3, 2013.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee will distribute all payments of principal, premium (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions applicable to the Certificates.

Scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates.

Payments of principal, premium (if any) and interest made on the Equipment Notes resulting from any early redemption of such Equipment Notes will be distributed on a special distribution date after not less than 15 days’ notice from the Trustee to the applicable Certificateholders.

Subordination	Distributions on the Certificates will be made in the following order:

•	First, to the holders of the Class A Certificates to pay interest on the Class A Certificates.

•	Second, to the holders of Class B Certificates to pay interest on the Preferred B Pool Balance.

•	Third, if any Class C Certificates have been issued, to the holders of the Class C Certificates to pay interest on the Preferred C Pool Balance.

•	Fourth, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates.

•	Fifth, to the holders of the Class B Certificates to pay interest on the Pool Balance of the Class B Certificates not previously distributed under clause “Second” above.

•	Sixth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

•

Seventh, if any Class C Certificates have been issued, to the holders of the Class C Certificates to pay interest on the Pool Balance of the Class C Certificates not previously distributed under clause “Third” above.

•	Eighth, if any Class C Certificates have been issued, to the holders of the Class C Certificates to make distributions in respect of the Pool Balance of the Class C Certificates.

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default is continuing thereunder. If an Indenture Default is continuing, subject to certain conditions, the “Controlling Party” will direct the Loan Trustee under such Indenture (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

The Controlling Party will be:

•	The Class A Trustee.

•	Upon payment of final distributions to the holders of Class A Certificates, the Class B Trustee.

•	If any Class C Certificates have been issued, upon payment of final distributions to the holders of Class B Certificates, the Class C Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of US Airways, the Equipment Notes and the Aircraft subject to the lien of such Indenture may not be sold for less than certain specified minimums.

Right to Purchase Other Classes of Certificates	If US Airways is in bankruptcy and certain specified circumstances then exist:

•	The Class B Certificateholders (other than US Airways or any of its affiliates) will have the right to purchase all but not less than all of the Class A Certificates.

•

If any Class C Certificates have been issued, the Class C Certificateholders (other than US Airways or any of its affiliates) will have the right to purchase all but not less than all of the Class A Certificates and the Class B Certificates.

The purchase price will be the outstanding balance of the applicable Class or Classes of Certificates plus accrued and unpaid interest and other amounts due to the applicable Certificateholders.

Liquidity Facilities	Under the Liquidity Facility for each of the Class A Trust and the Class B Trust, the Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable Certificates on up to three successive semiannual Regular Distribution Dates at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the Certificates other than interest and will not cover interest payable on amounts held in escrow as Deposits with the Depositary.

Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates to be issued by the Class A Trust or the Class B Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest on the Certificates, the Subordination Agent will reimburse the applicable Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facility and will rank senior to the Certificates in right of payment.

Escrowed Funds	Funds in escrow for the Certificateholders of each Trust will be held by the Depositary as Deposits relating to such Trust. The Trustees may withdraw these funds from time to time to purchase Equipment Notes prior to the deadline established for purposes of this Offering. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to such Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates. The Deposits cannot be used to pay any other amount in respect of the Certificates.

Unused Escrowed Funds	All of the Deposits held in escrow might not be used to purchase Equipment Notes by the deadline established for purposes of this Offering. This may occur because of delays in the financing of Aircraft or other reasons. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” If any funds remain as Deposits with respect to any Trust after such deadline, such funds will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest, to the Certificateholders of such Trust after at least 15 days’ prior written notice. See “Description of the Deposit Agreements—Unused Deposits.”

Obligation to Purchase Equipment Notes	The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Aircraft pursuant to the Note Purchase Agreement. US Airways will enter into a secured debt financing with respect to each Aircraft pursuant to financing agreements substantially in the forms attached to the Note Purchase Agreement. The terms of such financing agreements must not vary the Required Terms set forth in the Note Purchase Agreement. In addition, US Airways must certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. US Airways must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. The Trustees will not be obligated to purchase Equipment Notes if, at the time of issuance, US Airways is in bankruptcy or certain other specified events have occurred. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

Issuance of Class C Certificates

After the Issuance Date, Class C Certificates, which will evidence fractional undivided ownership interests in equipment notes secured by Aircraft, may be issued. If Class C Certificates are issued, holders of Class C Certificates will have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates under certain circumstances after a bankruptcy of US Airways at the outstanding principal balance of the Certificates plus accrued and unpaid interest and other amounts due to Certificateholders, but without a premium.

Consummation of the issuance of Class C Certificates will be subject to satisfaction of certain conditions, including receipt of confirmation from the Rating Agencies that it will not result in a withdrawal, suspension or downgrading of any Class of Certificates that remains outstanding. In addition, US Airways may elect to redeem and re-issue Series B Equipment Notes and Series C Equipment Notes, if any, in respect of all (but not less than all) of the Aircraft. In such case, US Airways will fund the sale of such Equipment Notes through the sale of pass through certificates issued by a US Airways pass through trust. See “Possible Issuance of Class C Certificates and Refinancing of Certificates.”

Equipment Notes

(a) Issuer	US Airways, Inc.

(b) Interest	The Equipment Notes held in each Trust will accrue interest at the rate per annum for the Certificates issued by such Trust set forth on the cover page of this prospectus supplement. Interest will be payable on June 3 and December 3 of each year, commencing on the first such date after issuance of such Equipment Notes. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the Equipment Notes are scheduled on June 3 and December 3 in certain years, commencing on December 3, 2013.

(d) Redemption	Aircraft Event of Loss. If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless US Airways replaces such Aircraft under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium.

Optional Redemption. US Airways may elect to redeem all of the Equipment Notes issued with respect to an Aircraft prior to maturity; provided that all outstanding Equipment Notes with respect to all other Aircraft are simultaneously redeemed. In addition, US Airways may elect to redeem the Series B Equipment Notes or Series C Equipment Notes, if any, in connection with a refinancing of such Series. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest and Make-Whole Premium.

(e) Security	The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft.

(f) Cross-collateralization	The Equipment Notes held in the Trusts will be cross-collateralized. This means that any proceeds from the exercise of remedies with respect to an Aircraft will be available to cover shortfalls then due under Equipment Notes issued with respect to the other Aircraft. In the absence of any such shortfall, excess proceeds will be held by the relevant Loan Trustee as additional collateral for such other Equipment Notes.

(g) Cross-default	There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in default and remedies are exercisable with respect to such aircraft, the Equipment Notes issued with respect to the remaining Aircraft will also be in default, and remedies will be exercisable with respect to all Aircraft.

(h) Section 1110 Protection	US Airways’ outside counsel will provide its opinion to the Trustees that the benefits of Section 1110 of the U.S. Bankruptcy Code will be available with respect to the Equipment Notes.

Material U.S. Federal Income Tax Consequences	No Trust will be treated as a corporation or other entity taxable as a corporation for United States federal income tax purposes. Each person acquiring an interest in Certificates generally should report on its federal income tax return its pro rata share of income from the relevant Deposits and income from the Equipment Notes and other property held by the relevant Trust. See “Material U.S. Federal Income Tax Consequences.”

Certain ERISA Considerations	Each person who acquires a Certificate will be deemed to have (i) represented that either (a) no employee benefit plan assets have been used to purchase or hold such Certificate or (b) the purchase and holding of such Certificate are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions, and (ii) directed the relevant Trustee to invest in the assets held in the relevant Trust pursuant to the terms and conditions described herein. See “Certain ERISA Considerations.”

	Fitch	Moody’s	S&P
Threshold Rating for the Depositary	Long Term	Short Term	Long Term
	A-	P-1	A-

Depositary Rating	The Depositary meets the Depositary Threshold Rating requirement.

	Fitch	Moody’s	S&P
Threshold Rating for the Liquidity Provider	Long Term BBB-	Long Term Unsecured A3	Long Term BBB

Liquidity Provider Rating	The Liquidity Provider meets the Liquidity Threshold Rating requirement.

Summary Historical Consolidated Financial and Operating Data

The following tables summarize certain consolidated financial data and certain operating data with respect to US Airways Group. The selected consolidated financial data presented below under the captions “Consolidated statements of operations data” and “Consolidated balance sheet data” as of and for the years ended December 31, 2007 to 2011 are derived from the consolidated financial statements of US Airways Group, which have been audited by KPMG LLP, an independent registered public accounting firm. The selected consolidated financial data should be read in conjunction with the consolidated financial statements for the respective periods, the related notes and the related reports of US Airways Group’s independent registered public accounting firm incorporated by reference in this prospectus supplement and the accompanying prospectus. The selected consolidated financial data as of and for the nine months ended September 30, 2012 and 2011 are derived from US Airways Group’s unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement and should be read in conjunction herewith.

	Nine Months Ended September 30,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(In millions, except share and per share data)
Consolidated statements of operations data:
Operating revenues	$10,553	$9,900	$13,055	$11,908	$10,458	$12,118	$11,700
Operating expenses	9,822	9,582	12,629	11,127	10,340	13,918	11,167

Operating income (loss)	731	318	426	781	118	(1,800)	533
Net income (loss)	600	53	71	502	(205)	(2,215)	423
Earnings (loss) per common share:
Basic	$3.70	$0.33	$0.44	$3.11	$(1.54)	$(22.11)	$4.62
Diluted	3.06	0.33	0.44	2.61	(1.54)	(22.11)	4.52
Shares used for computation (in thousands):
Basic	162,286	161,999	162,028	161,412	133,000	100,168	91,536
Diluted	203,532	163,916	163,743	201,131	133,000	100,168	95,603
Ratio of earnings to fixed charges(a)	2.05	1.13	1.11	1.68	(a)	(a)	1.61

Consolidated balance sheet data (at end of period):
Total assets	$9,320	$8,317	$8,335	$7,819	$7,454	$7,214	$8,040
Long-term obligations, less current maturities(b)	4,792	4,563	4,718	4,559	4,643	4,281	3,654
Current maturities of long-term obligations	417	484	436	397	502	362	117
Total stockholders’ equity (deficit)	759	159	150	84	(355)	(494)	1,455

Consolidated statements of operations data excluding special items(c):
Operating income (loss) excluding special items	$759	$341	$452	$785	$(199)	$(606)	$528
Net income (loss) excluding special items	491	90	111	447	(499)	(808)	436
Earnings (loss) per common share excluding special items:
Basic	$3.03	$0.56	$0.69	$2.77	$(3.75)	$(8.06)	$4.75
Diluted	2.53	0.54	0.68	2.34	(3.75)	(8.06)	4.65

(a)	Earnings for the years ended December 31, 2009 and 2008 were not sufficient to cover fixed charges by $253 million and $2.22 billion, respectively.

(b)	Includes debt, capital leases, postretirement benefits other than pensions and employee benefit liabilities and other.

(c)	See “—Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Reconciliation of GAAP to Non-GAAP Financial Measures

We are providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. We believe that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items, which is more indicative of our ongoing performance and is more comparable to measures reported by other major airlines.

	Nine Months Ended September 30,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(In millions)
Operating income (loss)—GAAP	$731	$318	$426	$781	$118	$(1,800)	$533
Operating special items, net(a)	28	23	26	4	(317)	1,194	(5)

Operating income (loss) excluding special items	759	341	452	785	(199)	(606)	528

Net income (loss)—GAAP	600	53	71	502	(205)	(2,215)	423
Operating special items, net(a)	28	23	26	4	(317)	1,194	(5)
Nonoperating special items, net(b)	(137)	(7)	(7)	(59)	61	213	11
Income tax special items(c)	0	21	21	0	(38)	0	7

Net income (loss) excluding special items	$491	$90	$111	$447	$(499)	$(808)	$436

(a)	Includes the following operating special charges (credits):

The nine months ended September 30, 2012 included $25 million of charges primarily related to corporate transaction and auction rate securities arbitration costs as well as $3 million of express special charges related to ratification of a new Piedmont fleet and passenger services contract.

The nine months ended September 30, 2011 included $22 million of charges primarily related to corporate transaction and auction rate securities arbitration costs as well as $1 million in express other special charges.

The 2011 period included $24 million of charges primarily related to corporate transaction and auction rate securities arbitration costs as well as $2 million in express other special charges.

The 2010 period included a $6 million non-cash charge related to the decline in value of certain spare parts, $5 million in aircraft costs related to capacity reductions and other net special charges of $10 million, which included a settlement and corporate transaction costs. These costs were offset in part by a $16 million refund of Aviation Security Infrastructure Fee (“ASIF”) and a $1 million refund of ASIF for our express subsidiaries previously paid to the TSA during the years 2005 to 2009.

The 2009 period included $375 million of net unrealized gains on fuel hedging instruments, offset in part by $22 million in aircraft costs as a result of capacity reductions, $16 million in non-cash impairment charges due to the decline in fair value of certain indefinite lived intangible assets associated with international routes, $11 million in severance and other charges, $6 million in costs incurred related to the 2009 liquidity improvement program and $3 million in non-cash charges related to the decline in value of certain express spare parts.

The 2008 period included a $622 million non-cash charge to write off all of the goodwill created by the merger of US Airways Group and America West Holdings in September 2005, as well as $496 million of net unrealized losses on fuel hedging instruments. In addition, the 2008 period included $35 million of merger-related transition expenses, $18 million in non-cash charges related to the decline in fair value of certain spare parts associated with our Boeing 737 aircraft fleet and, as a result of capacity reductions, $14 million in aircraft costs and $9 million in severance charges.

The 2007 period included $187 million of net unrealized gains on fuel hedging instruments, $7 million in tax credits due to an IRS rule change allowing us to recover certain fuel usage tax amounts for years 2003-2006, $9 million of insurance settlement proceeds related to business interruption and property damages incurred as a result of Hurricane Katrina in 2005 and a $5 million Piedmont pilot pension curtailment gain related to the FAA-mandated pilot retirement age change. These credits were offset in part by $99 million of merger-related transition expenses, a $99 million charge for an increase to long-term disability obligations for US Airways’ pilots as a result of the FAA-mandated pilot retirement age change and $5 million in charges related to reduced flying from Pittsburgh.

(b)	Includes the following nonoperating special charges (credits):

The nine months ended September 30, 2012 primarily included a $142 million gain related to the slot transaction with Delta Air Lines, Inc., offset in part by $3 million in debt prepayment penalties and non-cash write offs of certain debt issuance costs related to the refinancing of two Airbus aircraft.

The nine months ended September 30, 2011 included a $15 million credit in connection with an award received in an arbitration involving investments in auction rate securities, offset in part by $6 million in debt prepayment penalties and non-cash write offs of certain debt issuance costs related to the refinancing of five Airbus aircraft as well as $2 million of losses related to investments in auction rate securities.

The 2011 period included a $15 million credit in connection with an award received in an arbitration involving investments in auction rate securities, offset in part by $6 million in debt prepayment penalties and non-cash write offs of certain debt issuance costs related to the refinancing of five Airbus aircraft as well as $2 million of losses related to investments in auction rate securities.

The 2010 period included $53 million of net realized gains related to the sale of certain investments in auction rate securities as well as an $11 million settlement gain, offset in part by $5 million in non-cash charges related to the write off of debt issuance costs.

The 2009 period included $49 million in non-cash charges associated with the sale of 10 Embraer 190 aircraft and write off of related debt discount and issuance costs, $10 million in other-than-temporary non-cash impairment charges for investments in auction rate securities and a $2 million non-cash asset impairment charge.

The 2008 period included $214 million in other-than-temporary non-cash impairment charges for investments in auction rate securities as well as $7 million in write offs of debt discount and debt issuance costs in connection with the refinancing of certain aircraft equipment notes and certain loan prepayments, offset in part by $8 million in gains on forgiveness of debt.

The 2007 period included an $18 million write off of debt issuance costs in connection with the refinancing of the $1.25 billion senior secured credit facility with General Electric Capital Corporation in March 2007 and $10 million in other-than-temporary non-cash impairment charges for investments in auction rate securities, offset in part by a $17 million gain recognized on the sale of stock in ARINC Incorporated.

(c)	Includes the following income tax special charges (credits):

The nine months ended September 30, 2011 and full year periods included a special non-cash tax charge of $21 million as a result of the sale of our final remaining investment in auction rate securities in July 2011. This charge recognizes in the statement of operations the tax provision that was recorded in other comprehensive income, a subset of stockholders’ equity, in the fourth quarter of 2009 as described below.

The 2009 period included a tax benefit of $38 million. Of this amount, $21 million was due to a non-cash income tax benefit related to gains recorded within other comprehensive income during 2009. In addition, we recorded a $14 million tax benefit related to a legislation change allowing us to carry back 100% of 2008 Alternative Minimum Tax liability (“AMT”) net operating losses, resulting in the recovery of AMT amounts paid in prior years. We also recognized a $3 million tax benefit related to the reversal of the deferred tax liability associated with the indefinite lived intangible assets that were impaired during 2009.

The 2007 period included a non-cash charge for income taxes of $7 million related to the utilization of NOLs acquired from US Airways. The valuation allowance associated with these acquired NOLs was recognized as a reduction of goodwill rather than a reduction in tax expense.

The table below sets forth our selected mainline and express operating data:

	Nine Months Ended September 30,		Year Ended December 31,
	2012	2011	2011	2010	2009
Operating Data:
Mainline:
Revenue passenger miles (millions)(a)	47,564	46,301	60,779	58,977	57,889
Available seat miles (millions)(b)	56,665	55,184	72,603	71,588	70,725
Passenger load factor (percent)(c)	83.9	83.9	83.7	82.4	81.9
Yield (cents)(d)	14.47	13.92	13.99	12.96	11.66
Passenger revenue per available seat mile (cents)(e)	12.14	11.68	11.71	10.68	9.55
Operating cost per available seat mile (cents)(f)	13.12	13.06	13.09	11.73	11.06
Passenger enplanements (thousands)(g)	40,927	39,823	52,959	51,853	51,016
Departures (thousands)	341	340	452	451	461
Aircraft at end of period	338	339	340	339	349
Block hours (thousands)(h)	922	925	1,217	1,199	1,224
Average stage length (miles)(i)	1,010	999	991	981	972
Average passenger journey (miles)(j)	1,726	1,710	1,691	1,674	1,637
Fuel consumption (gallons in millions)	841	833	1,095	1,073	1,069
Average aircraft fuel price including related taxes (dollars per gallon)	3.16	3.11	3.11	2.24	1.74
Full time equivalent employees at end of period	30,845	31,327	31,548	30,871	31,333
Express:(k)
Revenue passenger miles (millions)(a)	8,112	8,025	10,542	10,616	10,570
Available seat miles (millions)(b)	10,722	10,739	14,070	14,230	14,367
Passenger load factor (percent)(c)	75.7	74.7	74.9	74.6	73.6
Yield (cents)(d)	31.10	28.86	29.03	26.57	23.68
Passenger revenue per available seat mile (cents)(e)	23.54	21.56	21.75	19.83	17.42
Operating cost per available seat mile (cents)(f)	22.25	22.12	22.23	19.18	17.53
Passenger enplanements (thousands)(g)	21,166	20,892	27,613	27,707	26,949
Aircraft at end of period	282	281	283	281	283
Fuel consumption (gallons in millions)	261	257	338	336	338
Average aircraft fuel price including related taxes (dollars per gallon)	3.18	3.13	3.12	2.29	1.80
Total Mainline and Express:
Revenue passenger miles (millions)(a)	55,676	54,326	71,321	69,593	68,459
Available seat miles (millions)(b)	67,387	65,923	86,673	85,818	85,092
Passenger load factor (percent)(c)	82.6	82.4	82.3	81.1	80.5
Yield (cents)(d)	16.89	16.13	16.21	15.04	13.52
Passenger revenue per available seat mile (cents)(e)	13.96	13.29	13.34	12.20	10.88
Total revenue per available seat mile (cents)(l)	15.66	15.02	15.06	13.88	12.29
Passenger enplanements (thousands)(g)	62,093	60,715	80,572	79,560	77,965
Aircraft at end of period	620	620	623	620	632
Fuel consumption (gallons in millions)	1,102	1,090	1,433	1,409	1,407
Average aircraft fuel price including related taxes (dollars per gallon)	3.17	3.11	3.11	2.25	1.76

(a)	Revenue passenger mile (RPM)—A basic measure of sales volume. One RPM represents one passenger flown one mile.

(b)	Available seat mile (ASM)—A basic measure of production. One ASM represents one seat flown one mile.

(c)	Passenger load factor—The percentage of available seats that are filled with revenue passengers.

(d)	Yield—A measure of airline revenue derived by dividing passenger revenue by RPMs and expressed in cents per mile.

(e)	Passenger revenue per available seat mile—Passenger revenues divided by ASMs.

(f)	Operating cost per available seat mile—Operating expenses divided by ASMs.

(g)	Passenger enplanements—The number of passengers on board an aircraft, including local, connecting and through passengers.

(h)	Block hours—The hours measured from the moment an aircraft first moves under its own power, including taxi time, for the purposes of flight until the aircraft is docked at the next point of landing and its power is shut down.

(i)	Average stage length—The average of the distances flown on each segment of every route.

(j)	Average passenger journey—The average one-way trip measured in miles for one passenger origination.

(k)	Express statistics include Piedmont and PSA, as well as operating and financial results from capacity purchase agreements with Air Wisconsin Airlines Corporation, Republic Airline Inc., Mesa Airlines, Inc., Chautauqua Airlines, Inc. and SkyWest Airlines, Inc.

(l)	Total revenue per available seat mile—Total revenues divided by total mainline and express ASMs.

RISK FACTORS

An investment in the certificates involves certain risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of the certificates could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Special Note About Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations.

Risk Factors Relating to the Company and Industry Related Risks

Certain risks relating to us and our business are described below and under the heading “Risk Factors” in our reports filed with the SEC that are incorporated by reference in this prospectus supplement, which you should carefully review and consider.

US Airways Group could experience significant operating losses in the future

For a number of reasons, including those addressed in these risk factors, US Airways Group might fail to achieve profitability and might experience significant losses. In particular, the condition of the economy and the high volatility of fuel prices have had and continue to have an impact on our operating results, and increase the risk that we will experience losses.

Downturns in economic conditions adversely affect our business

Due to the discretionary nature of business and leisure travel spending, airline industry revenues are heavily influenced by the condition of the U.S. economy and economies in other regions of the world. Unfavorable conditions in these broader economies have resulted, and may result in the future, in decreased passenger demand for air travel and changes in booking practices, both of which in turn have had, and may have in the future, a strong negative effect on our revenues. In addition, during challenging economic times, actions by our competitors to increase their revenues can have an adverse impact on our revenues. See “The airline industry is intensely competitive and dynamic” below. Certain labor agreements to which we are a party limit our ability to reduce the number of aircraft in operation, and the utilization of such aircraft, below certain levels. As a result, we may not be able to optimize the number of aircraft in operation in response to a decrease in passenger demand for air travel.

Our business is dependent on the price and availability of aircraft fuel. Continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel could have a significant negative impact on our operating results and liquidity

Our operating results are materially impacted by changes in the availability, price volatility and cost of aircraft fuel, which represents one of the largest single cost items in our business. Fuel prices have fluctuated substantially over the past several years with jet fuel spot prices ranging from a low of approximately $1.87 per gallon to a high of approximately $3.38 per gallon during the period from January 1, 2010 to September 30, 2012.

Because of the amount of fuel needed to operate our airline, even a relatively small increase in the price of fuel can have a material adverse aggregate effect on our costs and liquidity. Due to the competitive nature of the airline industry and unpredictability of the market, we can offer no assurance that we may be able to increase our fares, impose fuel surcharges or otherwise increase revenues sufficiently to offset fuel price increases.

Although we are currently able to obtain adequate supplies of aircraft fuel, we cannot predict the future availability, price volatility or cost of aircraft fuel. Natural disasters, political disruptions or wars involving oil-producing countries, changes in fuel-related governmental policy, the strength of the U.S. dollar against foreign currencies, speculation in the energy futures markets, changes in aircraft fuel production capacity, environmental concerns and other unpredictable events may result in fuel supply shortages, additional fuel price volatility and cost increases in the future.

Historically, we have from time to time entered into hedging arrangements designed to protect against rising fuel costs. Currently, we are not a party to any transactions to hedge our fuel consumption. Our ability to hedge in the future may be limited, particularly if our financial condition provides insufficient liquidity to meet counterparty collateral requirements. Our future fuel hedging arrangements, if any, may not completely protect us against price increases and may be limited in both volume of fuel and duration. Also, a rapid decline in the price of fuel at a time when we have fuel hedging contracts in place could adversely impact our short-term liquidity, because hedge counterparties could require that we post collateral in the form of cash or letters of credit when the projected future market price of fuel drops below the strike price. See also the discussion in Part II, Item 7A of our most recent Annual Report on Form 10-K and Part I, Item 3 of our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, “Quantitative and Qualitative Disclosures About Market Risk.”

The airline industry is intensely competitive and dynamic

Our competitors include other major domestic airlines and foreign, regional and new entrant airlines, many of which have more financial resources or lower cost structures than ours, as well as other forms of transportation, including rail and private automobiles. In many of our markets we compete with at least one low-cost air carrier. Our revenues are sensitive to the actions of other carriers in many areas including pricing, scheduling, capacity and promotions, which can have a substantial adverse impact not only on our revenues, but on overall industry revenues. These factors may become even more significant in periods when the industry experiences large losses, as airlines under financial stress, or in bankruptcy, may institute pricing structures intended to achieve near-term survival rather than long-term viability. In addition, because a significant portion of our traffic is short-haul travel, we are more susceptible than other major airlines to competition from surface transportation such as automobiles and trains.

Low-cost carriers have a profound impact on industry revenues. Using the advantage of low unit costs, these carriers offer lower fares in order to shift demand from larger, more-established airlines. Some low-cost carriers, which have cost structures lower than ours, have better financial performance and significant numbers of aircraft on order for delivery in the next few years. These low-cost carriers are expected to continue to increase their market share through growth and, potentially, consolidation, and could continue to have an impact on our overall performance.

Additionally, as mergers and other forms of industry consolidation, including antitrust immunity grants, take place, we might or might not be included as a participant. Depending on which carriers combine and which assets, if any, are sold or otherwise transferred to other carriers in connection with such combinations, our competitive position relative to the post-combination carriers or other carriers that acquire such assets could be harmed. In addition, as carriers combine through traditional mergers or antitrust immunity grants, their route networks will grow, and that growth will result in greater overlap with our network, which in turn could result in lower overall market share and revenues for us. Such consolidation is not limited to the U.S., but could include further consolidation among international carriers in Europe and elsewhere.

We have previously announced our conclusion that a merger with AMR Corporation, the parent of American Airlines, Inc. (“AMR Corporation”), while it is undergoing its bankruptcy restructuring, represents a unique opportunity for our company. On April 20, 2012, we announced that we had reached agreements for collective bargaining agreements that would govern the American Airlines employees represented by the Transport Workers Union, Association of Professional Flight Attendants and Allied Pilots Association. The effectiveness of these agreements is contingent upon a business combination involving the Company and AMR Corporation in connection with the pending bankruptcy case of AMR Corporation. In addition, on August 31, 2012, we and AMR Corporation each announced that we had entered into a non-disclosure agreement under which the companies agreed to exchange certain confidential information and, in close collaboration with AMR’s Unsecured Creditors Committee, to work in good faith to evaluate a potential combination. No agreement for that business combination has been reached and there can be no assurance that any such business combination will be agreed to or implemented. Prospective purchasers of the Certificates should be aware that if a business combination transaction with AMR Corporation were consummated, no prediction can be made at this time as to what effect that combination would have on our future business, financial condition and results of operations and whether that transaction would result in an improvement or deterioration of the credit quality of the entity obligated under the Equipment Notes (or under the UAG Guarantee).

Increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates could adversely affect our liquidity, operating expenses and results

Concerns about the systemic impact of inflation, the availability and cost of credit, energy costs and geopolitical issues, combined with continued changes in business activity levels and consumer confidence, increased unemployment and volatile oil prices, have contributed to unprecedented levels of volatility in the capital markets. As a result of these market conditions, the cost and availability of credit have been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. These changes in the domestic and global financial markets may increase our costs of financing and adversely affect our ability to obtain financing needed for the acquisition of aircraft that we have contractual commitments to purchase and for other types of financings we may seek in order to refinance debt maturities, raise capital or fund other types of obligations. Any downgrades to our credit rating may likewise increase the cost and reduce the availability of financing.

In addition, we have substantial non-cancelable commitments for capital expenditures, including the acquisition of new aircraft and related spare engines. We have not yet secured financing commitments for some of the aircraft we have on order, commencing with deliveries scheduled for 2013, and cannot assure you of the availability or cost of that financing. If we are not able to arrange financing for such aircraft at customary advance rates and on terms and conditions acceptable to us, we expect we would seek to negotiate deferrals of aircraft deliveries with the manufacturer or financing at lower than customary advance rates, or, if required, use cash from operations or other sources to purchase the aircraft.

Further, a substantial portion of our indebtedness bears interest at fluctuating interest rates, primarily based on the London interbank offered rate for deposits of U.S. dollars (“LIBOR”). LIBOR tends to fluctuate based on general economic conditions, general interest rates, Federal Reserve rates and the supply of and demand for credit in the London interbank market. We have not hedged our interest rate exposure and, accordingly, our interest expense for any particular period may fluctuate based on LIBOR and other variable interest rates. To the extent these interest rates increase, our interest expense will increase, in which event we may have difficulties making interest payments and funding our other fixed costs, and our available cash flow for general corporate requirements may be adversely affected. See also the discussion of interest rate risk in Part II, Item 7A of our most recent Annual Report on Form 10-K and Part I, Item 3 of our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, “Quantitative and Qualitative Disclosures About Market Risk.”

Our high level of fixed obligations limits our ability to fund general corporate requirements and obtain additional financing, limits our flexibility in responding to competitive developments and increases our vulnerability to adverse economic and industry conditions

We have a significant amount of fixed obligations, including debt, aircraft leases and financings, aircraft purchase commitments, leases and developments of airport and other facilities and other cash obligations. We also have certain guaranteed costs associated with our express operations. Our existing indebtedness is secured by substantially all of our assets.

As a result of the substantial fixed costs associated with these obligations:

•	a decrease in revenues results in a disproportionately greater percentage decrease in earnings;

•	we may not have sufficient liquidity to fund all of these fixed costs if our revenues decline or costs increase; and

•	we may have to use our working capital to fund these fixed costs instead of funding general corporate requirements, including capital expenditures.

These obligations also impact our ability to obtain additional financing, if needed, and our flexibility in the conduct of our business.

Any failure to comply with the liquidity covenants contained in our financing arrangements would likely have a material adverse effect on our business, financial condition and results of operations

The terms of our Citicorp credit facility and certain of our other financing arrangements require us to maintain consolidated unrestricted cash and cash equivalents of not less than $850 million, with not less than $750 million (subject to partial reductions upon certain reductions in the outstanding principal amount of the loan) of that amount held in accounts subject to control agreements.

Our ability to comply with these covenants while paying the fixed costs associated with our contractual obligations and our other expenses, including payments in respect of the certificates, will depend on our operating performance and cash flow, which are seasonal, as well as factors including fuel costs and general economic and political conditions.

The factors affecting our liquidity (and our ability to comply with related covenants) will remain subject to significant fluctuations and uncertainties, many of which are outside our control. Any breach of our liquidity covenants or failure to timely pay our obligations could result in a variety of adverse consequences, including the acceleration of our indebtedness, the withholding of credit card proceeds by our credit card processors and the exercise of remedies by our creditors and lessors. In such a situation, it is unlikely that we would be able to fulfill our contractual obligations, repay the accelerated indebtedness, make required lease payments or otherwise cover our fixed costs.

If our financial condition worsens, provisions in our credit card processing and other commercial agreements may adversely affect our liquidity

We have agreements with companies that process customer credit card transactions for the sale of air travel and other services. These agreements allow these processing companies, under certain conditions, to hold an amount of our cash (referred to as a “holdback”) equal to some or all of the advance ticket sales that have been processed by that company, but for which we have not yet provided the air transportation. We are currently subject to certain holdback requirements. These holdback requirements can be modified at the discretion of the processing companies upon the occurrence of specific events, including material adverse changes in our financial condition. An increase in the current holdback balances to higher percentages up to and including 100% of relevant advanced ticket sales could materially reduce our liquidity. Likewise, other of our commercial agreements contain provisions that allow other entities to impose less favorable terms, including the acceleration of amounts due, in the event of material adverse changes in our financial condition.

Union disputes, employee strikes and other labor-related disruptions may adversely affect our operations

Relations between air carriers and labor unions in the United States are governed by the Railway Labor Act (“RLA”). Under the RLA, collective bargaining agreements generally contain “amendable dates” rather than expiration dates, and the RLA requires that a carrier maintain the existing terms and conditions of employment following the amendable date through a multi-stage and usually lengthy series of bargaining processes overseen by the National Mediation Board (“NMB”).

If no agreement is reached during direct negotiations between the parties, either party may request that the NMB appoint a federal mediator. The RLA prescribes no timetable for the direct negotiation and mediation processes, and it is not unusual for those processes to last for many months or even several years. If no agreement is reached in mediation, the NMB in its discretion may declare that an impasse exists and proffer binding arbitration to the parties. Either party may decline to submit to arbitration, and if arbitration is rejected by either party, a 30-day “cooling off” period commences. During or after that period, a Presidential Emergency Board (“PEB”) may be established, which examines the parties’ positions and recommends a solution. The PEB process lasts for 30 days and is followed by another 30-day “cooling off” period. At the end of a “cooling off” period, unless an agreement is reached or action is taken by Congress, the labor organization may exercise “self-help,” such as a strike, which could materially adversely affect our ability to conduct our business and our financial performance.

We are currently in negotiations with the unions representing our pilots, our flight attendants, our fleet service employees, our passenger service employees, our mechanic, stock clerk and related employees, our maintenance training instructors, our flight crew training instructors and our flight simulator engineers, all of which are being overseen by the NMB. One of our express subsidiaries, PSA, is in negotiations with the union representing its pilots, and our other express subsidiary, Piedmont, is in negotiations with the unions representing its pilots and its flight attendants. All of the negotiations are being overseen by the NMB. As a result, these unions presently may not lawfully engage in concerted refusals to work, such as strikes, slow-downs, sick-outs or other similar activity, against us. Nonetheless, there is a risk that disgruntled employees, either with or without union involvement, could engage in one or more concerted refusals to work that could individually or collectively harm the operation of our airline and impair our financial performance. For example, on September 28, 2011, the U.S. District Court in Charlotte granted a preliminary injunction, which was subsequently converted to a permanent injunction, enjoining the labor union representing our pilots from engaging in an illegal work slowdown.

The inability to maintain labor costs at competitive levels would harm our financial performance

Currently, our labor costs are very competitive relative to the other hub-and-spoke carriers. However, we cannot provide assurance that labor costs going forward will remain competitive because some of our agreements are amendable now and others may become amendable, competitors may significantly reduce their labor costs or we may agree to higher-cost provisions in our current or future labor negotiations. Approximately 85% of the employees within US Airways Group are represented for collective bargaining purposes by labor unions. Some of our unions have brought and may continue to bring grievances to binding arbitration, including related to wages. Unions may also bring court actions and may seek to compel us to engage in bargaining processes where we believe we have no such obligation. If successful, there is a risk these judicial or arbitral avenues could create material additional costs that we did not anticipate.

Interruptions or disruptions in service at one of our hub airports or our focus city could have a material adverse impact on our operations

We operate principally through hubs in Charlotte, Philadelphia and Phoenix, and our focus city, Washington, D.C. Substantially all of our flights either originate in or fly into one of these locations. A significant interruption or disruption in service at one of our hubs or in Washington, D.C. resulting from air traffic control delays, weather conditions, natural disasters, growth constraints, relations with third-party service providers, failure of computer systems, facility disruptions, labor relations, fuel supplies, terrorist activities or otherwise could result in the cancellation or delay of a significant portion of our flights and, as a result, could have a severe impact on our business, operations and financial performance.

Regulatory changes affecting the allocation of slots could have a material adverse impact on our operations

Operations at four major domestic airports, certain smaller domestic airports and certain foreign airports served by us are regulated by governmental entities through the use of “slots” or similar regulatory mechanisms which limit the rights of carriers to conduct operations at those airports. Each slot represents the authorization to land at or take off from the particular airport during a specified time period and may have other operational restrictions as well. In the United States, the Federal Aviation Administration (“FAA”) currently regulates the allocation of slot or slot exemptions at Reagan National serving Washington, D.C., and three New York City airports: Newark, JFK and LaGuardia. Our operations at these airports generally require the allocation of slots or similar regulatory authority. Similarly, our operations at international airports in Frankfurt, London, Paris and other airports outside the United States are regulated by local slot authorities pursuant to the International Air Transport Association’s Worldwide Scheduling Guidelines and applicable local law.

We currently have sufficient slots or similar authority to operate our existing flight schedule and have generally been able to acquire the necessary rights to expand flights and to change our schedules, although some airports are more challenging than others in terms of the cost and availability of additional authority necessary to expand operations. There is no assurance, however, that we will be able to do so in the future because, among other reasons, such allocations are subject to changes in government policy. The FAA is planning a new rulemaking in 2013 to update the current rules governing the New York City airports. As the new proposal has not been released yet, we cannot state that the new proposed rules, if finalized, would not have a material impact on our operations.

If we incur problems with any of our third-party regional operators or third-party service providers, our operations could be adversely affected by a resulting decline in revenue or negative public perception about our services

A significant portion of our regional operations are conducted by third-party operators on our behalf, primarily under capacity purchase agreements. Due to our reliance on third parties to provide these essential services, we are subject to the risks of disruptions to their operations, which may result from many of the same risk factors disclosed in this prospectus supplement, such as the impact of adverse economic conditions, and other risk factors, such as a bankruptcy restructuring of any of the regional operators. We may also experience disruption to our regional operations if we terminate the capacity purchase agreement with one or more of our current operators and transition the services to another provider. As our regional segment provides revenues to us directly and indirectly (by providing flow traffic to our hubs), any significant disruption to our regional operations would have a material adverse effect on our business, results of operations and financial performance.

In addition, our reliance upon others to provide essential services on behalf of our operations may result in our relative inability to control the efficiency and timeliness of contract services. We have entered into agreements with contractors to provide various facilities and services required for our operations, including express flight operations, aircraft maintenance, ground services and facilities, reservations and baggage handling. Similar agreements may be entered into in any new markets we decide to serve. These agreements are generally subject to termination after notice by the third-party service provider. We are also at risk should one of these service providers cease operations, and there is no guarantee that we could replace these providers on a timely basis with comparably priced providers. Recent volatility in fuel prices, disruptions to capital markets and the current economic downturn in general have subjected certain of these third-party service providers to strong financial pressures. Any material problems with the efficiency and timeliness of contract services, resulting from financial hardships or otherwise, could have a material adverse effect on our business, financial condition and results of operations.

We rely on third party distribution channels and must manage effectively the costs, rights and functionality of these channels

We rely on third party distribution channels, including those provided by or through global distribution systems, or GDSs (e.g., Amadeus, Sabre and Travelport), conventional travel agents and online travel agents, or OTAs (e.g., Expedia, Orbitz and Travelocity), to distribute a significant portion of our airline tickets and we expect in the future to continue to rely on these channels and hope eventually to use them to distribute and collect revenues for ancillary products (e.g., fees for selective seating). These distribution channels are more expensive and at present have less functionality in respect of ancillary product offerings than those we operate ourselves, such as our call centers and our website. Certain of these distribution channels also effectively restrict the manner in which we distribute our products generally. To remain competitive, we will need to manage successfully our distribution costs and rights, increase our distribution flexibility and improve the functionality of third party distribution channels, while maintaining an industry-competitive cost structure. Any inability to manage our third party distribution costs, rights and functionality at a competitive level or any material diminishment or disruption in the distribution of our tickets could have a material adverse effect on our competitive position and our results of operations.

Further, on April 21, 2011, we filed an antitrust lawsuit against Sabre in Federal District Court for the Southern District of New York. The lawsuit, as amended to date, alleges, among other things, that Sabre has engaged in anticompetitive practices to preserve its monopoly power by restricting our ability to distribute our products to our customers. The lawsuit also alleges that these actions have prevented us from employing new competing technologies and has allowed Sabre to continue to charge us supracompetitive fees. The lawsuit seeks both injunctive relief and money damages. Sabre filed a motion to dismiss the case, which the court denied in part and granted in part in September 2011, allowing two of the four counts in the complaint to proceed. We intend to pursue these claims vigorously, but there can be no assurance of the outcome of this litigation.

Changes in government regulation could increase our operating costs and limit our ability to conduct our business

Airlines are subject to extensive regulatory requirements. In the last several years, Congress has passed laws, and the U.S. Department of Transportation (“DOT”), the FAA, the Transportation Security Administration (“TSA”) and the Department of Homeland Security have issued a number of directives and other regulations. These requirements impose substantial costs on airlines.

The FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures or operational restrictions. Some FAA requirements cover, among other things, retirement and maintenance of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement, other environmental concerns, fuel tank inerting, crew scheduling, aircraft operation and safety and increased inspections and maintenance procedures to be conducted on older aircraft. Our failure to timely comply with these requirements has in the past and could in the future result in fines and other enforcement actions by the FAA or other regulators. Additionally, the FAA recently finalized rules on pilot flight and duty times, and has proposed new rules on minimum requirements for all pilots operating commercial aircraft. Both rules could increase our costs and reduce staffing flexibility.

Our airline subsidiaries are obligated to collect a federal excise tax, commonly referred to as the “ticket tax,” on domestic and international air transportation. Our airline subsidiaries collect the ticket tax, along with certain other U.S. and foreign taxes and user fees on air transportation, and pass along the collected amounts to the appropriate governmental agencies. Although these taxes are not our operating expenses, they represent an additional cost to our customers. There are a number of efforts in Congress and in other countries to raise different portions of the various taxes imposed on airlines and their passengers.

Most major U.S. airports impose a passenger facility charge (“PFC”). The ability of airlines to contest increases in this charge is restricted by federal legislation, DOT regulations and judicial decisions. With certain exceptions, air carriers pass these charges on to passengers. However, our ability to pass through PFCs to our customers is subject to various factors, including market conditions and competitive factors. The current cap on the PFC is $4.50 per passenger, but the industry faces regular efforts to raise the cap to a higher level before Congress.

DOT consumer rules that took effect on April 29, 2010 require new procedures for customer handling during long onboard delays, as well as additional reporting requirements for airlines that have increased the cost of airline operations and reduced revenues. The DOT has been aggressively investigating alleged violations of the new rules. In addition, the DOT finalized a second set of rules that further regulate airline interactions with passengers through the reservations process, at the airport and on board the aircraft. US Airways is in compliance with these rules, which took effect in August 2011, and others which took effect in January 2012. These rules require airlines to display all fares in an “all in” basis, with the price of the air travel and all taxes and government imposed fees rolled into the displayed fare. Enhanced disclosure of ancillary fees such as baggage fees is also required. Other rules apply to post-ticket purchase price increases and an expansion of tarmac delay regulations to international carriers.

We anticipate a third set of consumer rules to be issued by the DOT in early 2013. We continue to see other efforts by the DOT to further regulate airlines through increased data reporting requirements, expansion of the Air Carrier Access Act, and greater oversight of the ways that airlines describe and sell air transportation and other products and services. Each additional regulation or other form of regulatory oversight increases costs and adds greater complexity to our operation. We cannot assure you that compliance with these new rules, anticipated rules or other forms of regulatory oversight will not have a material adverse effect on our business.

On February 6, 2012, Congress passed the FAA Reauthorization legislation, formally titled as “FAA Modernization and Reform Act of 2012” (H.R.658). From the perspective of the airline industry, highlights include:

•	No increase in airline ticket or fuel taxes;

•	No increase in PFCs;

•	No taxation of ancillary fees and revenue;

•

Authorizes eight additional daily flights beyond the 1,250-mile perimeter restricting flights to and from Reagan Washington National Airport. Four flights are allocated to new entrant and limited incumbents, and four are set aside for incumbent carriers serving DCA as of the date of enactment (that is, one for each of American, Delta, United and US Airways);

•

Dedicated title of the legislation is intended to help accelerate implementation of the NextGeneration air traffic control system. Among the provisions included are mandated performance metrics, as well as a requirement that modernization projects at 35 major airports are to receive streamlined environmental review; and

•	Sunsets costly and redundant line checks for pilots over 60.

In addition, the TSA mandates the federalization of certain airport security procedures and imposes additional security requirements on airports and airlines, most of which are funded by a per-ticket tax on passengers and a tax on airlines. The federal government has on several occasions proposed a significant increase in the per-ticket tax, including most recently in the Administration’s proposed fiscal year 2013 budget. The proposed ticket tax increase, if implemented, could negatively impact our financial results.

Finally, the ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the U.S. and foreign governments may be amended from time to time, or because appropriate slots or facilities may not be available. We cannot assure you that laws or regulations enacted in the future will not adversely affect our operating costs. In addition, increased environmental regulation, particularly in the European Union (“EU”), may increase costs or restrict our operations. Since the beginning of 2012, the EU’s Emissions Trading Scheme (“ETS”) has taken full effect. This scheme has the ability to appreciably raise costs associated with flights to and from EU countries as airlines will have to purchase emissions credits on the open market to cover some percentage of a carrier’s European operations. US Airways has met all the regulatory milestones associated with the program to date. While we are complying with the regulations under protest, we have also been supportive of the efforts of the U.S. government and other countries to delay the implementation and financial effects of the new regulations. In November 2012, the EU announced an intent to suspend payments and other aspects of the ETS through October 2013 for flights between the EU and countries outside the EU. Although the details of the suspension have not yet been finalized, US Airways does not anticipate any significant emissions credit expenditures in 2013. In addition, President Obama recently signed legislation that will allow the Secretary of Transportation to prohibit U.S. airlines from participating in the ETS. Whether US Airways will ever be required to purchase and redeem emissions credits under the EU scheme is still unknown. However, it is increasingly likely that in the future we will be subject to some form of regulation governing aircraft emissions. How such regulations are implemented or what the impact on us will be is unknown at this time. See “We are subject to many forms of environmental regulation and may incur substantial costs as a result” below.

Changes to our business model that are designed to increase revenues may not be successful and may cause operational difficulties or decreased demand

We have implemented several new measures designed to increase revenue and offset costs. These measures include charging separately for services that had previously been included within the price of a ticket and increasing other pre-existing fees. We may introduce additional initiatives in the future; however, as time goes on, we expect that it will be more difficult to identify and implement additional initiatives. We cannot assure you that these new measures or any future initiatives will be successful in increasing our revenues. Additionally, the implementation of these initiatives creates logistical challenges that could harm the operational performance of our airline. Also, the new and increased fees might reduce the demand for air travel on our airline or across the industry in general, particularly if weakened economic conditions continue to make our customers more sensitive to increased travel costs or provide a significant competitive advantage to other carriers that determine not to institute similar charges.

The loss of key personnel upon whom we depend to operate our business or the inability to attract additional qualified personnel could adversely affect the results of our operations or our financial performance

We believe that our future success will depend in large part on our ability to attract and retain highly qualified management, technical and other personnel. We may not be successful in retaining key personnel or in attracting and retaining other highly qualified personnel. Any inability to retain or attract significant numbers of qualified management and other personnel could adversely affect our business.

We may be adversely affected by conflicts overseas or terrorist attacks; the travel industry continues to face ongoing security concerns

Acts of terrorism or fear of such attacks, including elevated national threat warnings, wars or other military conflicts, may depress air travel, particularly on international routes, and cause declines in revenues and increases in costs. The attacks of September 11, 2001 and continuing terrorist threats and attempted attacks materially impacted and continue to impact air travel. Increased security procedures introduced at airports since the attacks and other such measures as may be introduced in the future generate higher operating costs for airlines. The Aviation and Transportation Security Act mandated improved flight deck security, deployment of federal air marshals on board flights, improved airport perimeter access security, airline crew security training, enhanced security screening of passengers, baggage, cargo, mail, employees and vendors, enhanced training and qualifications of security screening personnel, additional provision of passenger data to U.S. Customs and enhanced background checks. A concurrent increase in airport security charges and procedures, such as restrictions on carry-on baggage, has also had and may continue to have a disproportionate impact on short-haul travel, which constitutes a significant portion of our flying and revenue.

Our ability to operate and grow our route network in the future is dependent on the availability of adequate facilities and infrastructure throughout our system

In order to operate our existing flight schedule and, where appropriate, add service along new or existing routes, we must be able to obtain adequate gates, ticketing facilities, operations areas, slots (where applicable) and office space. For example, at our largest hub airport, we are seeking to increase international service despite challenging airport space constraints. The nation’s aging air traffic control infrastructure presents challenges as well. The ability of the air traffic control system to handle traffic in high-density areas where we have a large concentration of flights is critical to our ability to operate our existing schedule. Also, as airports around the world become more congested, we cannot always be sure that our plans for new service can be implemented in a commercially viable manner given operating constraints at airports throughout our network.

We are subject to many forms of environmental regulation and may incur substantial costs as a result

We are subject to increasingly stringent federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including those relating to emissions to the air, discharges to surface and subsurface waters, safe drinking water, and the management of hazardous substances, oils and waste materials. Compliance with all environmental laws and regulations can require significant expenditures.

The U.S. Environmental Protection Agency (“EPA”) has proposed effluent limitation guidelines for airport de-icing fluid. This proposed technology-based rule would require the mitigation of spent de-icing fluid (glycol) discharges through collection and treatment. Airports meeting threshold requirements would have to construct or reconfigure de-icing facilities to capture and treat the fluid. Additionally, the EPA has proposed changes to underground storage tank regulations that could affect certain airport fuel hydrant systems. Airport systems that fall within threshold requirements would need to be modified to meet regulations. Neither rule has been finalized, and cost estimates have not been defined, but US Airways along with other airlines would share a portion of these costs at applicable airports. In addition to the proposed EPA regulations, several U.S. airport authorities are actively engaged in efforts to limit discharges of de-icing fluid to local groundwater, often by requiring airlines to participate in the building or reconfiguring of airport de-icing facilities. Such efforts are likely to impose additional costs and restrictions on airlines using those airports. We do not believe, however, that such environmental developments will have a material impact on our capital expenditures or otherwise adversely affect our operations, operating costs or competitive position.

We are also subject to other environmental laws and regulations, including those that require us to remediate soil or groundwater to meet certain objectives. Under federal law, generators of waste materials, and owners or operators of facilities, can be subject to liability for investigation and remediation costs at locations that have been identified as requiring response actions. Liability under these laws is often strict, joint and several, meaning that we could be liable for the costs of cleaning up environmental contamination regardless of fault or the amount of wastes directly attributable to us. We have liability for such costs at various sites, although the future costs associated with the remediation efforts are currently not expected to have a material adverse effect on our business.

We have various leases and agreements with respect to real property, tanks and pipelines with airports and other operators. Under these leases and agreements, we have agreed to indemnify the lessor or operator against environmental liabilities associated with the real property or operations described under the agreement, even if we are not the party responsible for the initial event that caused the environmental damage. We also participate in leases with other airlines in fuel consortiums and fuel committees at airports, where such indemnities are generally joint and several among the participating airlines.

There is increasing global regulatory focus on climate change and greenhouse gas emissions. For example, the EU has established the ETS, the mechanism by which emissions of CO2 are currently regulated in the EU. Since the beginning of 2012, the ETS has required airlines to have emission allowances equal to the amount of carbon dioxide emissions from flights to and from EU member states. In November 2012, the EU announced an intent to suspend payments and other aspects of the ETS through October 2013 for flights between the EU and countries outside the EU. In addition, President Obama recently signed legislation that will allow the Secretary of Transportation to prohibit U.S. airlines from participating in the ETS. Although the details of the suspension and prohibition have not yet been finalized, US Airways does not anticipate any significant emissions credit expenditures in 2013. Beyond 2013, compliance with the EU ETS could significantly increase our operating costs. However, whether US Airways will ever be required to purchase and redeem emissions credits under the EU scheme is still unknown. Further, the potential impact of ETS on costs will ultimately depend on a number of factors, including baseline emissions, the price of emission credits and the number of future flights subject to ETS. These costs have not been completely defined and will fluctuate. In the U.S., there is an increasing trend toward regulating greenhouse gas emissions directly under the Clean Air Act, and while the EPA’s recent regulatory activity in this area has focused on industries other than aviation, it is possible that future EPA regulations or new legislation could impact airlines. Several states are also considering initiatives to regulate emissions of greenhouse gases, primarily through the planned development of greenhouse gas emissions inventories and/or regional greenhouse gas cap and trade programs. These regulatory efforts, both internationally and in the U.S. at the federal and state levels, are still developing and we cannot yet determine what the final regulatory programs will be in the U.S., the EU or in other areas in which we do business. However, such climate change-related regulatory activity in the future may adversely affect our business and financial results by requiring us to reduce our emissions, purchase allowances or otherwise pay for our emissions. Such activity may also impact us indirectly by increasing our operating costs, including fuel costs.

Governmental authorities in several U.S. and foreign cities are also considering or have already implemented aircraft noise reduction programs, including the imposition of nighttime curfews and limitations on daytime take-offs and landings. We have been able to accommodate local noise restrictions imposed to date, but our operations could be adversely affected if locally-imposed regulations become more restrictive or widespread.

We rely heavily on technology and automated systems to operate our business, and any failure of these technologies or systems could harm our business, financial condition or results of operations

We are highly dependent on technology and automated systems to operate and achieve low operating costs. These technologies and systems include our computerized airline reservation system, flight operations system, financial planning, management and accounting systems, telecommunications systems, website, maintenance systems and check-in kiosks. In order for our operations to work efficiently, our website and reservation system must be able to accommodate a high volume of traffic, maintain secure information and deliver flight information. Substantially all of our tickets are issued to passengers as electronic tickets. We depend on our reservation system, which is hosted and maintained under a long-term contract by a third-party service provider, to be able to issue, track and accept these electronic tickets. If our automated systems are not functioning or if our third-party service providers were to fail to adequately provide technical support, system maintenance or timely software upgrades for any one of our key existing systems, we could experience service disruptions or delays, which could harm our business and result in the loss of important data, increase our expenses and decrease our revenues. In the event that one or more of our primary technology or systems vendors goes into bankruptcy, ceases operations or fails to perform as promised, replacement services may not be readily available on a timely basis, at competitive rates or at all, and any transition time to a new system may be significant. Our automated systems cannot be completely protected against other events that are beyond our control, including natural disasters, computer viruses or telecommunications failures. Substantial or sustained system failures could cause service delays or failures and result in our customers purchasing tickets from other airlines. We cannot assure you that our security measures, change control procedures or disaster recovery plans are adequate to prevent disruptions or delays. Disruption in or changes to these systems could result in a disruption to our business and the loss of important data. Any of the foregoing could result in a material adverse effect on our business, results of operations or financial condition.

Ongoing data security compliance requirements could increase our costs, and any significant data breach could harm our business, financial condition or results of operations

Our business requires the appropriate and secure utilization of customer and other sensitive information. We cannot be certain that advances in criminal capabilities (including cyber attacks or cyber intrusions over the Internet, malware, computer viruses and the like), discovery of new vulnerabilities or attempts to exploit existing vulnerabilities in our systems, other data thefts, physical system or network break-ins or inappropriate access, or other developments will not compromise or breach the technology protecting the networks that access and store sensitive information. The risk of a security breach or disruption, particularly through cyber attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Furthermore, there has been heightened legislative and regulatory focus on data security in the U.S. and abroad (particularly in the EU), including requirements for varying levels of customer notification in the event of a data breach.

In addition, many of our commercial partners, including credit card companies, have imposed data security standards that we must meet. In particular, we are required by the Payment Card Industry Security Standards Council, founded by the credit card companies, to comply with their highest level of data security standards. While we continue our efforts to meet these standards, new and revised standards may be imposed that may be difficult for us to meet and could increase our costs.

Failure to comply with the Payment Card Industry Standards discussed above or other privacy and data use and security requirements of our partners or related laws, rules and regulations to which we are subject may expose us to claims for contract breach, fines, sanctions or other penalties, which could materially and adversely affect our results of operations and overall business. In addition, failure to address appropriately these issues could also give rise to additional legal risks, which, in turn, could increase the size and number of litigation claims and damages asserted or subject us to enforcement actions, fines and penalties and cause us to incur further related costs and expenses.

We are at risk of losses and adverse publicity stemming from any accident involving any of our aircraft or the aircraft of our regional operators

If one of our aircraft, an aircraft that is operated under our brand by one of our regional operators or an aircraft that is operated by an airline that is one of our codeshare partners were to be involved in an accident, we could be exposed to significant tort liability. The insurance we carry to cover damages arising from any future accidents may be inadequate. In the event that our insurance is not adequate, we may be forced to bear substantial losses from an accident. In addition, any accident involving an aircraft that we operate, an aircraft that is operated under our brand by one of our regional operators or an aircraft that is operated by an airline that is one of our codeshare partners could create a public perception that our aircraft or those of our regional operators or codeshare partners are not safe or reliable, which could harm our reputation, result in air travelers being reluctant to fly on our aircraft or those of our regional operators or codeshare partners and adversely impact our financial condition and operations.

Delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity may adversely impact our operations and financial results

The success of our business depends on, among other things, the ability to operate an optimum number and type of aircraft. In many cases, the aircraft we intend to operate are not yet in our fleet, but we have contractual commitments to purchase or lease them. If for any reason we were unable to accept or secure deliveries of new aircraft on contractually scheduled delivery dates, this could have a negative impact on our business, operations and financial performance. Our failure to integrate newly purchased aircraft into our fleet as planned might require us to seek extensions of the terms for some leased aircraft. Such unanticipated extensions may require us to operate existing aircraft beyond the point at which it is economically optimal to retire them, resulting in increased maintenance costs. If new aircraft orders are not filled on a timely basis, we could face higher monthly rental rates.

We are dependent on a limited number of suppliers for aircraft, aircraft engines and parts

We are dependent on a limited number of suppliers for aircraft, aircraft engines and many aircraft and engine parts. As a result, we are vulnerable to any problems associated with the supply of those aircraft, parts and engines, including design defects, mechanical problems, contractual performance by the suppliers, or adverse perception by the public that would result in customer avoidance or in actions by the FAA resulting in an inability to operate our aircraft.

Our inability to operate profitably out of Philadelphia International Airport, which is one of our hubs, could harm our business, financial condition and results of operations

Markets served from Philadelphia International Airport (“PHL”), which is one of our hubs and our international gateway, are important to our operations. In fiscal year 2011, more than a third of our daily available seat miles (“ASMs”) and more than half of our international ASMs were flown through PHL. PHL plans to embark on a multi-billion dollar runway and terminal expansion project called the “Capacity Enhancement Program” that will, if undertaken as planned, result in huge cost increases for airlines serving PHL, including US Airways. The project has been approved by the FAA, and expenditures have already begun. We cannot guarantee that the fees and other costs related to operating out of PHL will not increase should this or other significant expansion projects be implemented by the airport authority. In addition, if we are unable to operate profitably from PHL, we may need to significantly reduce our business at Philadelphia or move that business to another of our hubs, either of which actions could be costly. Our business, financial condition and results of operations could be harmed by an increase in airport rates and fees charged by PHL in connection with and following the airport expansion.

Our business is subject to weather factors and seasonal variations in airline travel, which cause our results to fluctuate

Our operations are vulnerable to severe weather conditions in parts of our network that could disrupt service, create air traffic control problems, decrease revenue and increase costs, such as during hurricane season in the Caribbean and Southeast United States, snow and severe winter weather in the Northeast United States and thunderstorms in the Eastern United States. In addition, the air travel business historically fluctuates on a seasonal basis. Due to the greater demand for air and leisure travel during the summer months, revenues in the airline industry in the second and third quarters of the year tend to be greater than revenues in the first and fourth quarters of the year. Our results of operations will likely reflect weather factors and seasonality, and therefore quarterly results are not necessarily indicative of those for an entire year, and our prior results are not necessarily indicative of our future results.

Increases in insurance costs or reductions in insurance coverage may adversely impact our operations and financial results

The terrorist attacks of September 11, 2001 led to a significant increase in insurance premiums and a decrease in the insurance coverage available to commercial air carriers. Accordingly, our insurance costs increased significantly and our ability to continue to obtain insurance even at current prices remains uncertain. In addition, we have obtained third-party war risk (terrorism) insurance through a special program administered by the FAA, resulting in lower premiums than if we had obtained this insurance in the commercial insurance market. The program has been extended, with the same conditions and premiums, until December 31, 2012. If the federal insurance program terminates, we would likely face a material increase in the cost of war risk insurance. The failure of one or more of our insurers could result in a lack of coverage for a period of time.

Additionally, severe disruptions in the domestic and global financial markets could adversely impact the claims paying ability of some insurers. Future downgrades in the ratings of enough insurers could adversely impact both the availability of appropriate insurance coverage and its cost. Because of competitive pressures in our industry, our ability to pass additional insurance costs to passengers is limited. As a result, further increases in insurance costs or reductions in available insurance coverage could have an adverse impact on our financial results.

We may be adversely affected by global events that affect travel behavior

Our revenue and results of operations may be adversely affected by global events beyond our control. An outbreak of a contagious disease such as Severe Acute Respiratory Syndrome (“SARS”), H1N1 influenza virus, avian flu, or any other influenza-type illness, if it were to persist for an extended period, could again materially affect the airline industry and us by reducing revenues and impacting travel behavior.

We are exposed to foreign currency exchange rate fluctuations

As a result of our international operations, we have significant operating revenues and expenses, as well as assets and liabilities, denominated in foreign currencies. Fluctuations in foreign currencies can significantly affect our operating performance and the value of our assets and liabilities located outside of the United States.

The use of US Airways Group’s net operating losses and certain other tax attributes could be limited in the future

When a corporation undergoes an ownership change, as defined in Section 382 of the Internal Revenue Code (“Section 382”), a limitation is imposed on the corporation’s future ability to utilize any net operating losses (“NOLs”) generated before the ownership change and certain subsequently recognized “built-in” losses and deductions, if any, existing as of the date of the ownership change. We believe an “ownership change” as defined in Section 382 occurred for US Airways Group in February 2007. Since February 2007, there have been additional changes in the ownership of US Airways Group that, if combined with sufficiently large future changes in ownership, could result in another “ownership change” as defined in Section 382. Until US Airways Group has used all of its existing NOLs, future shifts in ownership of US Airways Group’s common stock could result in new Section 382 limitations on the use of our NOLs as of the date of an additional ownership change.

Risk Factors Relating to the Certificates and the Offering

The appraisals are only estimates of Aircraft value

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. Letters summarizing such appraisals are annexed to this prospectus supplement as Appendix II. Such appraisals are based on varying assumptions and methodologies, which differ among the appraisers, and were prepared without physical inspection of the Aircraft, which may not be in the condition assumed by the appraisers. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. Base value is the theoretical value of an aircraft that assumes a balanced market. The appraisals may not reflect current market conditions that could affect the current market value of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals. See “Description of the Aircraft and the Appraisals—The Appraisals.”

An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer or otherwise purchased or sold in the market. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, the appraisals of the Aircraft are estimates of values as of future delivery dates and assume that the Aircraft are in a certain condition, which may not be the case. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft, the time period in which the Aircraft is sought to be sold, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Equipment Notes with respect to any Aircraft or payments due on the Certificates.

Failure to perform maintenance responsibilities may deteriorate the value of the Aircraft

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform adequately these responsibilities, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Maintenance.”

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes

To the extent described in the Indentures, we must maintain public liability, property damage and all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds that could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Insurance.”

It may be difficult and expensive to exercise repossession rights with respect to an Aircraft

There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we may register the Aircraft in specified foreign jurisdictions, lease the Aircraft and enter into interchange or pooling arrangements with respect to the Aircraft, in each case with unrelated third parties and subject to the restrictions in the Indentures and the Participation Agreements. It may be difficult, time-consuming and expensive for a Loan Trustee to exercise repossession rights if an Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to a foreign or domestic operator. Additional difficulties may exist if a lessee is the subject of a bankruptcy, insolvency or similar event.

In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could result in fewer proceeds to repay the holders of the Equipment Notes. In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If the Company fails to transfer title to engines not owned by the Company that are attached to repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture.

Payments to Certificateholders will be subordinated to certain amounts payable to other parties

Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the Class A Certificates and the Class B Certificates, before the holders of any Class of Certificates receive any funds. In addition, the Subordination

Agent and the Trustee will receive some payments before the holders of any Class of Certificates receive distributions.

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations and certain other payments. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates or such other amounts to be made from payments received with respect to principal on one or more series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full. See “Description of the Intercreditor Agreement—Priority of Distributions.”

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario

If an Indenture Default is continuing, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the “Controlling Party” in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See “Description of the Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default.”

The Controlling Party will be:

•	The Class A Trustee.

•	Upon payment of final distributions to the holders of Class A Certificates, the Class B Trustee.

•	If any Class C Certificates have been issued, upon payment of final distributions to the holders of Class B Certificates, the Class C Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

As a result of the foregoing, if the Trustee for a Class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that Class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the holders of Certificates

During the continuation of any Indenture Default, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The market for any Aircraft or Equipment Notes, as the case may be, during any event of default under an Indenture may be very limited, and we cannot assure you as to the price at which they could be sold.

Some Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us (except in the second bullet point below), any Loan Trustee or the Trustee if the Controlling Party takes the following actions:

•	it sells any Equipment Notes for less than their outstanding principal amount; or

•	it sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

The Equipment Notes will be cross-collateralized and the Indentures will be cross-defaulted. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110 of the U.S. Bankruptcy Code. In such circumstances, if the Equipment Notes issued under one or more Indentures are in default and the only default under the remaining Indentures is the cross-default, no remedies will be exercisable under such remaining Indentures.

The exercise of remedies over Equipment Notes may result in shortfalls without further recourse

During the continuation of any Indenture Default under an Indenture, the Equipment Notes issued under such Indenture may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The market for Equipment Notes during any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against US Airways, any Liquidity Provider or any Trustee.

Escrowed funds and cash collateral will not be entitled to the benefits of Section 1110 of the Bankruptcy Code

Amounts deposited under the Escrow Agreements are not property of US Airways and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code.

The Certificates will not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations

We do from time to time analyze opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit rating of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements. The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting us or our affiliates. Prospective purchasers of the Certificates should be aware that if a business combination transaction with AMR Corporation were consummated, no prediction can be made at this time as to what effect that combination would have on our future business, financial condition and results of operations and whether that transaction would result in an improvement or deterioration of the credit quality of the entity obligated under the Equipment Notes (or the UAG Guarantee).

There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness

The Certificates, Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that may cause the market price of the Certificates to decline or otherwise restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

Escrowed funds may be returned if they are not used to buy Equipment Notes

Under certain circumstances, all of the funds held in escrow as Deposits may not be used to purchase Equipment Notes by the deadline established for purposes of this Offering. See “Description of the Deposit

Agreements—Unused Deposits.” If any funds remain as Deposits with respect to any Trust after such deadline, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest but without any premium, to the Certificateholders of such Trust. See “Description of the Deposit Agreements—Unused Deposits.”

The holders of the Certificates are exposed to the credit risk of the Depositary

The holders of the Certificates may suffer losses or delays in repayment in the event that the Depositary fails to pay when due the Deposits or accrued interest thereon for any reason, including by reason of the insolvency of the Depositary. The Company is not required to indemnify against any failure on the part of the Depositary to repay the Deposits or accrued interest thereon in full on a timely basis.

There may be a limited market for resale of the Certificates

Prior to this Offering, there has been no public market for the Certificates. Neither US Airways nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of the Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active public market does not develop, the market price and liquidity of the Certificates may be adversely affected. Neither the Certificates nor the Escrow Receipts may be separately assigned or transferred.

The liquidity of, and trading market for, the Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of the Company’s financial performance and prospects.

Payments under the Certificates to certain foreign entities that fail to meet specified requirements may be subject to withholding tax under FATCA

The Foreign Account Tax Compliance Act (“FATCA”), enacted on March 18, 2010, generally imposes a 30% withholding tax on payments of U.S.-source interest and gross proceeds from the disposition of property that could produce U.S.-source interest to certain foreign entities that fail to meet specified requirements. Such withholding tax may apply without regard to whether such foreign entity receives such payments on its own behalf or on behalf of another party. It is unclear whether the Deposits or the Equipment Notes will be treated as “Grandfathered Obligations” generally exempt from FATCA withholding tax. As a result, income and gross proceeds on the Deposits or the Equipment Notes (or any other assets held by the Trusts) are potentially subject to FATCA withholding tax. Certificateholders will not be indemnified directly or indirectly for the amount of any withholding taxes imposed under FATCA. See “Material U.S. Federal Income Tax Considerations.”

RATIO OF EARNINGS TO FIXED CHARGES OF US AIRWAYS

The following table sets forth the ratio of earnings to fixed charges for US Airways and its consolidated subsidiaries for the nine months ended September 30, 2012 and for each of the five years in the period ended December 31, 2011.

	Nine Months Ended September 30, 2012	Years Ended December 31,
		2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	2.36	1.31	1.95	(a)	(a)	1.76

(a)	Earnings for the years ended December 31, 2009 and 2008 were not sufficient to cover fixed charges by $188 million and $2.15 billion, respectively.

For purposes of the table, “earnings” consists of income (loss) before income taxes plus fixed charges less capitalized interest. Fixed charges consist of interest expense, including amortization of debt discount and issuance costs, a portion of rent expense, which is deemed to be representative of an interest factor, and capitalized interest.

RATIO OF EARNINGS TO FIXED CHARGES OF US AIRWAYS GROUP

The following table sets forth the ratio of earnings to fixed charges for US Airways Group and its consolidated subsidiaries for the nine months ended September 30, 2012 and for each of the five years in the period ended December 31, 2011.

	Nine Months Ended September 30, 2012	Years Ended December 31,
		2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	2.05	1.11	1.68	(a)	(a)	1.61

(a)	Earnings for the years ended December 31, 2009 and 2008 were not sufficient to cover fixed charges by $253 million and $2.22 billion, respectively.

For purposes of the table, “earnings” consists of income (loss) before income taxes plus fixed charges less capitalized interest. Fixed charges consist of interest expense, including amortization of debt discount and issuance costs, a portion of rent expense, which is deemed to be representative of an interest factor, and capitalized interest.

USE OF PROCEEDS

The proceeds from the sale of the Certificates being offered hereby will be used to purchase Equipment Notes issued by US Airways during the Delivery Period. The proceeds from the issuance of such Equipment Notes will be used primarily to finance US Airways’ purchase of eleven (11) new Airbus aircraft, which will consist of six (6) new Airbus A321-211 aircraft, four (4) new Airbus A330-243 aircraft and one (1) new Airbus A321-231 aircraft, with the balance, if any, to be used for general corporate purposes. Before the proceeds are used to buy Equipment Notes, such proceeds from the sale of the Certificates of each Trust will be deposited with the Depositary on behalf of the applicable Escrow Agent for the benefit of the holders of such Certificates.

DESCRIPTION OF THE CERTIFICATES

The following summary describes the material terms of the Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the Certificates, the Trust Supplements, the Deposit Agreements, the Escrow Agreements, the Liquidity Facilities, the Intercreditor Agreement and the trust supplements applicable to the Successor Trusts, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by US Airways with the SEC. Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

General

Each Pass Through Certificate (collectively, the “Certificates”) will represent a fractional undivided interest in one of the two (or, if any Class C Certificates are issued, three) US Airways 2012-2 Pass Through Trusts (the “Class A Trust”, the “Class B Trust” and, if any Class C Certificates are issued, the “Class C Trust” and collectively, the “Trusts”). (Section 2.01) The Trusts will be formed pursuant to a pass through trust agreement between US Airways and Wilmington Trust Company, as trustee (the “Trustee”), dated as of December 21, 2010 (the “Basic Agreement”), and two (or, if any Class C Certificates are issued, three) separate supplements thereto (each, a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”) relating to such Trusts between US Airways and the Trustee, as trustee under the Class A Trust (the “Class A Trustee”), trustee under the Class B Trust (the “Class B Trustee”) and, if any Class C Certificates are issued, trustee under the Class C Trust (the “Class C Trustee”; the Class A Trustee, the Class B Trustee and the Class C Trustee are sometimes referred to herein as the “Trustees”). The Certificates to be issued by the Class A Trust and the Class B Trust are referred to herein as the “Class A Certificates” and the “Class B Certificates,” respectively. The Certificates that may be issued by a Class C Trust are referred to herein as the “Class C Certificates.”

Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. The Trust Property of each Trust (the “Trust Property”) will consist of:

•

Subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued on a recourse basis by US Airways in a separate secured loan transaction in connection with the financing by US Airways of each Aircraft during the Delivery Period and all monies paid on such Equipment Notes or to become due thereunder. Equipment Notes held in each Trust will be registered in the name of the Subordination Agent on behalf of such Trust for purposes of giving effect to provisions of the Intercreditor Agreement.

•	The rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement (including all monies receivable in respect of such rights).

•

The rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment Notes after the initial issuance date of the Certificates (the “Issuance Date”) during the Delivery Period.

•	The rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

•	All monies receivable under the Liquidity Facility for such Trust. There will be no Liquidity Facility for the Class C Trust in the event that any Class C Certificates are issued.

•

Funds from time to time deposited with the applicable Trustee in accounts relating to such Trust (such as interest and principal payments on the Equipment Notes held in such Trust) and, subject to the Intercreditor Agreement, proceeds from any sale of the Equipment Notes held in such Trust.

•	The UAG Guarantee.

The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under “—Book-Entry; Delivery and Form.” The Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01)

The Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent an interest in or obligation of US Airways, any Trustee, any of the Loan Trustees, any Liquidity Provider or any affiliate of any of the foregoing.

Pursuant to the Escrow Agreement applicable to each Trust, the Certificateholders of such Trust as holders of the Escrow Receipts affixed to each Certificate are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by holders of the Certificates (the “Certificateholders”). Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

Payments and Distributions

Payments of interest on the Deposits with respect to each Trust and payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments. (Section 4.02)

Interest

The Deposits held with respect to each Trust and the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates issued by such Trust set forth on the cover page of this prospectus supplement, payable on June 3 and December 3 of each year, commencing on June 3, 2013. Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject in the case of payments on the Equipment Notes to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

Payments of interest applicable to the Certificates issued by each of the Class A Trust and the Class B Trust will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates), except that no Liquidity Facility will cover interest payable by the Depositary on the Deposits. The Liquidity Facility for any Class of Certificates does not provide for drawings or payments thereunder to pay for principal of or premium, if any, on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Certificates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium, if any, on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See “Description of the Liquidity Facilities.”

Principal

Payments of principal of the Equipment Notes are scheduled to be received by the Trustees on June 3 and December 3 in certain years depending upon the terms of the Equipment Notes held in such Trust.

Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as “Scheduled Payments” and are made on June 3 and December 3 of each year, with Scheduled Payments of interest commencing on June 3, 2013 and Scheduled Payments of principal commencing on December 3, 2013, until the final expected Regular Distribution Date. Such dates are herein referred to as “Regular Distribution Dates.” See “Description of the Equipment Notes—Principal and Interest Payments.” The “Final Maturity Date” for the Class A Certificates is December 3, 2026 and for the Class B Certificates is December 3, 2022.

The Regular Distribution Dates on which scheduled payments of interest and principal on any Class C Certificates will commence will be set forth in such Class C Certificates if any Class C Certificates are issued.

Distributions

The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by such Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreements, Section 2.03) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

Any payment in respect of, or any proceeds of, any Equipment Note or Collateral under (and as defined in) any Indenture other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (or, if not a Business Day, the following Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after such Trustee has received funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon (each, also a “Special Payment”), will be distributed on a date 25 days after the Paying Agent has received notice of the event requiring such distribution (each, also a “Special Distribution Date”). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment shall be made on such Regular Distribution Date.

“Triggering Event” means (x) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of all of the outstanding Series A Equipment Notes and Series B Equipment Notes (provided that during the Delivery Period the aggregate principal amount thereof exceeds $200,000,000) or (z) certain bankruptcy or insolvency events involving US Airways.

Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the applicable Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplements, Section 3.03; Escrow Agreements, Sections 2.03 and 2.06) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the applicable Paying Agent or Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b); Escrow Agreements, Section 2.03) See “—Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes—Redemption.”

Each Pass Through Trust Agreement requires that the related Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the related Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which account or accounts shall be non-interest bearing except in certain circumstances where such Trustee may invest amounts in such account or accounts in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the related Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements, Section 3.02) All amounts so deposited will be distributed by the related Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplements, Section 3.03)

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the “Paying Agent Account”), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreements, the Paying Agent is required to deposit interest on Deposits relating to a Trust and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplements, Section 7.01) See “—Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “—Book-Entry; Delivery and Form” below.

If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Phoenix, Arizona or Wilmington, Delaware (any other day being a “Business Day”), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day, without additional interest.

Pool Factors

The “Pool Balance” for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments as of such date made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused

Deposits, if any, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01)

The “Pool Factor” for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 3.01)

The following table sets forth the expected aggregate principal amortization schedule for the Equipment Notes held in each Trust (the “Assumed Amortization Schedule”) and resulting Pool Factors with respect to such Trust. The scheduled distribution of principal payments for any Trust would be affected if Equipment Notes with respect to any Aircraft are not acquired by such Trust, if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurs. Accordingly, the aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors may differ from those set forth in the following table.

	Class A		Class B
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
Issuance Date	$0.00	1.0000000	$0.00	1.0000000
June 3, 2013	0.00	1.0000000	0.00	1.0000000
December 3, 2013	1,435,000.00	0.9965679	500,000.00	0.9960959
June 3, 2014	17,000,002.00	0.9559090	4,700,000.00	0.9593975
December 3, 2014	20,999,996.00	0.9056834	4,699,998.00	0.9226991
June 3, 2015	16,750,002.00	0.8656225	3,204,490.00	0.8976779
December 3, 2015	15,249,998.00	0.8291491	3,204,576.00	0.8726561
June 3, 2016	13,750,002.00	0.7962632	3,204,659.00	0.8476336
December 3, 2016	13,249,999.00	0.7645732	3,204,761.00	0.8226102
June 3, 2017	11,000,000.00	0.7382645	3,204,863.00	0.7975861
December 3, 2017	10,000,000.00	0.7143476	3,204,969.00	0.7725612
June 3, 2018	12,000,001.00	0.6856472	3,205,075.00	0.7475354
December 3, 2018	13,499,999.00	0.6533593	3,205,195.00	0.7225087
June 3, 2019	13,100,001.00	0.6220280	3,094,424.00	0.6983469
December 3, 2019	13,350,000.00	0.5900988	3,094,423.00	0.6741852
June 3, 2020	13,349,999.00	0.5581697	3,094,428.00	0.6500233
December 3, 2020	13,350,000.00	0.5262405	3,094,424.00	0.6258616
June 3, 2021	12,350,002.00	0.4967030	80,154,715.00	0.0000000
December 3, 2021	9,578,762.00	0.4737935	0.00	0.0000000
June 3, 2022	9,578,766.00	0.4508840	0.00	0.0000000
December 3, 2022	8,998,432.00	0.4293625	0.00	0.0000000
June 3, 2023	8,998,430.00	0.4078410	0.00	0.0000000
December 3, 2023	8,998,432.00	0.3863194	0.00	0.0000000
June 3, 2024	8,998,434.00	0.3647979	0.00	0.0000000
December 3, 2024	8,418,097.00	0.3446644	0.00	0.0000000
June 3, 2025	144,108,646.00	0.0000000	0.00	0.0000000

The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “—Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes—Redemption,” or a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in “Description of the Deposit Agreements—Unused Deposits” and “—Distribution Upon Occurrence of Triggering Event.” If the principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date are changed, notice thereof will be mailed by the Trustee to the Certificateholders by no later than the 15th day prior to such Regular Distribution Date. In the event of (i) any other change in the scheduled repayments from the Assumed Amortization Schedule or (ii) any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed by the Trustee to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause (i) and promptly after the occurrence of any event described in clause (ii).

Reports to Certificateholders

On each Distribution Date, the applicable Paying Agent and Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement setting forth the following information (per $1,000 aggregate face amount of Certificate for such Trust, except as to the amounts described in items (a) and (f) below):

(a)	The aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source, including any portion thereof paid by the Liquidity Provider.

(b)	The amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium, if any.

(c)	The amount of such distribution under the Pass Through Trust Agreement allocable to interest.

(d)	The amount of such distribution under the Escrow Agreement allocable to interest.

(e)	The amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any.

(f)	The Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 3.01(a))

So long as the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 3.01(a))

In addition, after the end of each calendar year, the applicable Trustee and the applicable Paying Agent will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (a), (b), (c), (d) and (e) above with respect to such Trust for such calendar year or, in the event such person was a Certificateholder of such Trust during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder of such Trust shall reasonably request as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns. (Trust Supplements, Section 3.01(b)) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Trust Supplements, Section 3.01(b)) At such time, if any, as the Certificates are issued in the form of definitive certificates, the applicable Trustee and the applicable Paying Agent will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

Each Trustee is required to provide promptly to Certificateholders of the related Trust all material non-confidential information received by such Trustee from US Airways. (Trust Supplements, Section 3.01(e))

Indenture Defaults and Certain Rights Upon an Indenture Default

Upon the occurrence and continuation of an Indenture Default under an Indenture, the Controlling Party will direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture or sell the collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against US Airways, any Liquidity Provider or any Trustee.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Collateral under (and as defined in) any Indenture held in such Trust following an Indenture Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02; Trust Supplements, Section 3.02) Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the applicable Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any default known to such Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived default with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The applicable Trustee shall not be deemed to have knowledge of any default unless a responsible officer of the Trustee has received written notice of such default, provided, however, that the Trustee shall be deemed to have notice of any failure to receive Scheduled Payments. (Section 7.02) The term “default” as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past “event of default” under such Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. (Indentures, Section 5.06) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default. See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party.”

Purchase Rights of Certificateholders

Upon the occurrence and during the continuation of a Certificate Buyout Event, with 15 days’ written notice to the Trustee and each Certificateholder of the same Class:

•

The Class B Certificateholders (other than US Airways or any of its affiliates) will have the right to purchase all but not less than all of the Class A Certificates on the third business day next following the expiry of such 15-day notice period.

•

If the Class C Certificates have been issued, the Class C Certificateholders (other than US Airways or any of its affiliates) will have the right to purchase all but not less than all of the Class A Certificates and the Class B Certificates on the third business day next following the expiry of such 15-day notice period.

See “Possible Issuance of Class C Certificates and Refinancing of Certificates.” In each case, the purchase price will be equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts then due and payable to the Certificateholders of such Class or Classes. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the 15-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. If US Airways or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 4.01)

A “Certificate Buyout Event” means that a US Airways Bankruptcy Event has occurred and is continuing and the following events have occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) US Airways has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the U.S. Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, US Airways shall have abandoned any Aircraft.

PTC Event of Default

A Pass Through Certificate Event of Default (a “PTC Event of Default”) under each Pass Through Trust Agreement means the failure to pay:

•	The outstanding Pool Balance of the applicable Class of Certificates within ten Business Days of the Final Maturity Date for such Class.

•

Interest due on such Class of Certificates within ten Business Days of any Distribution Date (unless the Subordination Agent shall have made Interest Drawings, or withdrawals from the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). (Section 1.01)

Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

US Airways will be prohibited from consolidating with or merging into any other person under circumstances in which the Company is not the surviving corporation or transferring substantially all of its assets as an entirety to any other corporation unless:

•	The surviving successor or transferee corporation shall be validly existing under the laws of the United States or any state thereof or the District of Columbia;

•

The surviving successor or transferee corporation shall be a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code;

•

The surviving successor or transferee corporation shall expressly assume all of the obligations of US Airways contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Indentures, the Participation Agreements and any other operative documents;

•	US Airways shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions, if so requested by any Trustee; and

•	After giving effect to such transaction, no Indenture Default shall have occurred and be continuing. (Section 5.02; Indentures, Section 4.07)

The Basic Agreement, the Trust Supplements, the Note Purchase Agreement, the Indentures and the Participation Agreements will not contain any covenants or provisions that may afford any Trustee or Certificateholder protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of US Airways.

Modifications of the Pass Through Trust Agreement and Certain Other Agreements

Each Pass Through Trust Agreement contains provisions permitting, at the request of US Airways, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the related

Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG Guarantee, without the consent of the holders of any of the Certificates of the related Trust, among others:

•

To evidence the succession of another corporation to US Airways and the assumption by such corporation of US Airways’ obligations under such Pass Through Trust Agreement, the Intercreditor Agreement the Note Purchase Agreement or the related Liquidity Facility or, if applicable, to evidence the succession of another corporation to US Airways Group and the assumption of such successor of the covenants of US Airways Group contained in the Pass Through Trust Agreement or of US Airways Group’s obligations under the UAG Guarantee.

•

To add to the covenants of US Airways or US Airways Group for the benefit of holders of such Certificates or to surrender any right or power conferred upon US Airways or US Airways Group in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG Guarantee.

•

To correct or supplement any provision of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG Guarantee, which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the related Liquidity Facility or the UAG Guarantee, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG Guarantee, provided that such action shall not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the related Liquidity Facility or the UAG Guarantee; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

•	To correct or supplement the description of any property constituting property of the related Trust.

•	To comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

•

To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG Guarantee to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG Guarantee such other provisions as may be expressly permitted by the Trust Indenture Act.

•

To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG Guarantee, by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG Guarantee, as shall be necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one Trustee.

•

To provide for the issuance of Class C Certificates or Refinancing Certificates, subject to certain terms and conditions. See “Possible Issuance of Class C Certificates and Refinancing of Certificates.”

In each case, such modification or supplement may not adversely affect the status of the Trust as an entity that is not treated as a corporation or other entity taxable as a corporation for U.S. federal income tax purposes. (Section 9.01; Trust Supplements, Section 6.02)

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG Guarantee to the extent applicable to such Certificateholders or modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG Guarantee. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

•

Reduce in any manner the amount of, or delay the timing of, any receipt by the related Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due.

•

Permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement or the Intercreditor Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes.

•	Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders.

•

Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement.

•	Modify any of the provisions relating to the rights of the Certificateholders in respect of certain amendments, waiver of events of default or receipt of payment.

•	Adversely affect the status of any Trust as an entity that is not treated as a corporation or other entity taxable as a corporation for U.S. federal income tax purposes.

•	Modify the UAG Guarantee in a manner materially adverse to the interests of the Certificateholders.

(Section 9.02; Trust Supplements, Section 6.03)

In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note, the UAG Guarantee or any other related document, such Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice, except in the case when consent of Certificateholders is not required under the applicable Pass Through Trust Agreement. Such Trustee shall request from the Certificateholders a direction as to:

•

Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

•

Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

•	How to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•

Other than as Controlling Party, such Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust.

•

As the Controlling Party, such Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

For purposes of the immediately preceding paragraph, a Certificate shall have been “actually voted” if the Certificateholder has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, a Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, any relevant Equipment Note, the UAG Guarantee or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

In determining whether the Certificateholders of the requisite fractional undivided interests of Certificates of any Class have given any direction under a Pass Through Trust Agreement, Certificates owned by US Airways or any of its affiliates will be disregarded and deemed not to be outstanding for purposes of any such determination. Notwithstanding the foregoing, (i) if any such person owns 100% of the Certificates of any Class, such Certificates shall not be so disregarded, and (ii) if any amount of Certificates of any Class so owned by any such person have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not US Airways or an affiliate of US Airways.

Obligation to Purchase Equipment Notes

The Trustees will be obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of a note purchase agreement (the “Note Purchase Agreement”). Under the Note Purchase Agreement, US Airways agrees to enter into a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a “Participation Agreement”) and an indenture (each, an “Indenture”) relating to the financing of each Aircraft in substantially the form attached to the Note Purchase Agreement.

The description of such financing agreements in this prospectus supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. See “Description of the Equipment Notes.” Although such changes are permitted, under the Note Purchase Agreement, the terms of such agreements must not vary the Required Terms. In addition, US Airways is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. US Airways must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. See “Description of the Aircraft and the Appraisals—Timing of Financing the Aircraft.” The Trustees will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

The “Required Terms,” as defined in the Note Purchase Agreement, mandate that:

•

The initial principal amount and principal amortization schedule for each of the Equipment Notes issued with respect to each Aircraft shall be as set forth in the applicable table below for that Aircraft:

Airbus A321-211

	N152UW
	Series A Equipment Notes		Series B Equipment Notes
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$0.00	$29,409,000.00	$0.00	$9,008,000.00
December 3, 2013	80,637.00	29,328,363.00	40,148.00	8,967,852.00
June 3, 2014	805,904.00	28,522,459.00	298,183.00	8,669,669.00
December 3, 2014	1,047,674.00	27,474,785.00	298,184.00	8,371,485.00
June 3, 2015	987,232.00	26,487,553.00	225,204.00	8,146,281.00
December 3, 2015	987,232.00	25,500,321.00	225,204.00	7,921,077.00
June 3, 2016	987,232.00	24,513,089.00	225,203.00	7,695,874.00
December 3, 2016	987,232.00	23,525,857.00	225,204.00	7,470,670.00
June 3, 2017	846,199.00	22,679,658.00	225,204.00	7,245,466.00
December 3, 2017	765,608.00	21,914,050.00	225,204.00	7,020,262.00
June 3, 2018	926,789.00	20,987,261.00	225,203.00	6,795,059.00
December 3, 2018	1,047,675.00	19,939,586.00	225,204.00	6,569,855.00
June 3, 2019	1,047,675.00	18,891,911.00	225,204.00	6,344,651.00
December 3, 2019	1,067,822.00	17,824,089.00	225,203.00	6,119,448.00
June 3, 2020	1,067,822.00	16,756,267.00	225,204.00	5,894,244.00
December 3, 2020	1,067,822.00	15,688,445.00	225,202.00	5,669,042.00
June 3, 2021	987,232.00	14,701,213.00	5,669,042.00	0.00
December 3, 2021	987,232.00	13,713,981.00	0.00	0.00
June 3, 2022	987,232.00	12,726,749.00	0.00	0.00
December 3, 2022	926,789.00	11,799,960.00	0.00	0.00
June 3, 2023	926,789.00	10,873,171.00	0.00	0.00
December 3, 2023	926,789.00	9,946,382.00	0.00	0.00
June 3, 2024	926,790.00	9,019,592.00	0.00	0.00
December 3, 2024	866,347.00	8,153,245.00	0.00	0.00
June 3, 2025	8,153,245.00	0.00	0.00	0.00

	N153UW
	Series A Equipment Notes		Series B Equipment Notes
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$0.00	$29,409,000.00	$0.00	$9,008,000.00
December 3, 2013	80,637.00	29,328,363.00	40,147.00	8,967,853.00
June 3, 2014	805,904.00	28,522,459.00	298,184.00	8,669,669.00
December 3, 2014	1,047,674.00	27,474,785.00	298,184.00	8,371,485.00
June 3, 2015	987,232.00	26,487,553.00	225,204.00	8,146,281.00
December 3, 2015	987,232.00	25,500,321.00	225,204.00	7,921,077.00
June 3, 2016	987,232.00	24,513,089.00	225,203.00	7,695,874.00
December 3, 2016	987,232.00	23,525,857.00	225,204.00	7,470,670.00
June 3, 2017	846,199.00	22,679,658.00	225,204.00	7,245,466.00
December 3, 2017	765,608.00	21,914,050.00	225,204.00	7,020,262.00
June 3, 2018	926,789.00	20,987,261.00	225,203.00	6,795,059.00
December 3, 2018	1,047,675.00	19,939,586.00	225,204.00	6,569,855.00
June 3, 2019	1,047,675.00	18,891,911.00	225,204.00	6,344,651.00
December 3, 2019	1,067,822.00	17,824,089.00	225,203.00	6,119,448.00
June 3, 2020	1,067,822.00	16,756,267.00	225,204.00	5,894,244.00
December 3, 2020	1,067,822.00	15,688,445.00	225,204.00	5,669,040.00
June 3, 2021	987,232.00	14,701,213.00	5,669,040.00	0.00
December 3, 2021	987,232.00	13,713,981.00	0.00	0.00
June 3, 2022	987,232.00	12,726,749.00	0.00	0.00
December 3, 2022	926,789.00	11,799,960.00	0.00	0.00
June 3, 2023	926,789.00	10,873,171.00	0.00	0.00
December 3, 2023	926,789.00	9,946,382.00	0.00	0.00
June 3, 2024	926,790.00	9,019,592.00	0.00	0.00
December 3, 2024	866,346.00	8,153,246.00	0.00	0.00
June 3, 2025	8,153,246.00	0.00	0.00	0.00

	N154UW
	Series A Equipment Notes		Series B Equipment Notes
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$0.00	$29,459,000.00	$0.00	$9,023,000.00
December 3, 2013	80,956.00	29,378,044.00	39,955.00	8,983,045.00
June 3, 2014	807,269.00	28,570,775.00	298,690.00	8,684,355.00
December 3, 2014	1,049,449.00	27,521,326.00	298,689.00	8,385,666.00
June 3, 2015	988,905.00	26,532,421.00	225,586.00	8,160,080.00
December 3, 2015	988,904.00	25,543,517.00	225,585.00	7,934,495.00
June 3, 2016	988,904.00	24,554,613.00	225,585.00	7,708,910.00
December 3, 2016	988,904.00	23,565,709.00	225,585.00	7,483,325.00
June 3, 2017	847,632.00	22,718,077.00	225,585.00	7,257,740.00
December 3, 2017	766,906.00	21,951,171.00	225,586.00	7,032,154.00
June 3, 2018	928,359.00	21,022,812.00	225,585.00	6,806,569.00
December 3, 2018	1,049,449.00	19,973,363.00	225,585.00	6,580,984.00
June 3, 2019	1,049,450.00	18,923,913.00	225,585.00	6,355,399.00
December 3, 2019	1,069,631.00	17,854,282.00	225,585.00	6,129,814.00
June 3, 2020	1,069,631.00	16,784,651.00	225,586.00	5,904,228.00
December 3, 2020	1,069,631.00	15,715,020.00	225,585.00	5,678,643.00
June 3, 2021	988,904.00	14,726,116.00	5,678,643.00	0.00
December 3, 2021	988,904.00	13,737,212.00	0.00	0.00
June 3, 2022	988,905.00	12,748,307.00	0.00	0.00
December 3, 2022	928,359.00	11,819,948.00	0.00	0.00
June 3, 2023	928,359.00	10,891,589.00	0.00	0.00
December 3, 2023	928,359.00	9,963,230.00	0.00	0.00
June 3, 2024	928,359.00	9,034,871.00	0.00	0.00
December 3, 2024	867,814.00	8,167,057.00	0.00	0.00
June 3, 2025	8,167,057.00	0.00	0.00	0.00

	N155UW
	Series A Equipment Notes		Series B Equipment Notes
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$0.00	$29,459,000.00	$0.00	$9,023,000.00
December 3, 2013	80,956.00	29,378,044.00	39,955.00	8,983,045.00
June 3, 2014	807,269.00	28,570,775.00	298,690.00	8,684,355.00
December 3, 2014	1,049,449.00	27,521,326.00	298,689.00	8,385,666.00
June 3, 2015	988,905.00	26,532,421.00	225,586.00	8,160,080.00
December 3, 2015	988,904.00	25,543,517.00	225,585.00	7,934,495.00
June 3, 2016	988,904.00	24,554,613.00	225,585.00	7,708,910.00
December 3, 2016	988,904.00	23,565,709.00	225,585.00	7,483,325.00
June 3, 2017	847,632.00	22,718,077.00	225,585.00	7,257,740.00
December 3, 2017	766,906.00	21,951,171.00	225,586.00	7,032,154.00
June 3, 2018	928,359.00	21,022,812.00	225,585.00	6,806,569.00
December 3, 2018	1,049,449.00	19,973,363.00	225,585.00	6,580,984.00
June 3, 2019	1,049,450.00	18,923,913.00	225,585.00	6,355,399.00
December 3, 2019	1,069,631.00	17,854,282.00	225,585.00	6,129,814.00
June 3, 2020	1,069,631.00	16,784,651.00	225,586.00	5,904,228.00
December 3, 2020	1,069,631.00	15,715,020.00	225,585.00	5,678,643.00
June 3, 2021	988,904.00	14,726,116.00	5,678,643.00	0.00
December 3, 2021	988,904.00	13,737,212.00	0.00	0.00
June 3, 2022	988,905.00	12,748,307.00	0.00	0.00
December 3, 2022	928,359.00	11,819,948.00	0.00	0.00
June 3, 2023	928,359.00	10,891,589.00	0.00	0.00
December 3, 2023	928,359.00	9,963,230.00	0.00	0.00
June 3, 2024	928,359.00	9,034,871.00	0.00	0.00
December 3, 2024	867,814.00	8,167,057.00	0.00	0.00
June 3, 2025	8,167,057.00	0.00	0.00	0.00

	N156UW
	Series A Equipment Notes		Series B Equipment Notes
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$0.00	$29,508,000.00	$0.00	$9,039,000.00
December 3, 2013	80,275.00	29,427,725.00	40,764.00	8,998,236.00
June 3, 2014	808,634.00	28,619,091.00	299,195.00	8,699,041.00
December 3, 2014	1,051,224.00	27,567,867.00	299,194.00	8,399,847.00
June 3, 2015	990,577.00	26,577,290.00	225,967.00	8,173,880.00
December 3, 2015	990,576.00	25,586,714.00	225,967.00	7,947,913.00
June 3, 2016	990,577.00	24,596,137.00	225,966.00	7,721,947.00
December 3, 2016	990,576.00	23,605,561.00	225,967.00	7,495,980.00
June 3, 2017	849,066.00	22,756,495.00	225,967.00	7,270,013.00
December 3, 2017	768,202.00	21,988,293.00	225,967.00	7,044,046.00
June 3, 2018	929,929.00	21,058,364.00	225,966.00	6,818,080.00
December 3, 2018	1,051,224.00	20,007,140.00	225,967.00	6,592,113.00
June 3, 2019	1,051,224.00	18,955,916.00	225,967.00	6,366,146.00
December 3, 2019	1,071,440.00	17,884,476.00	225,966.00	6,140,180.00
June 3, 2020	1,071,440.00	16,813,036.00	225,967.00	5,914,213.00
December 3, 2020	1,071,440.00	15,741,596.00	225,967.00	5,688,246.00
June 3, 2021	990,577.00	14,751,019.00	5,688,246.00	0.00
December 3, 2021	990,576.00	13,760,443.00	0.00	0.00
June 3, 2022	990,577.00	12,769,866.00	0.00	0.00
December 3, 2022	929,929.00	11,839,937.00	0.00	0.00
June 3, 2023	929,929.00	10,910,008.00	0.00	0.00
December 3, 2023	929,929.00	9,980,079.00	0.00	0.00
June 3, 2024	929,929.00	9,050,150.00	0.00	0.00
December 3, 2024	869,281.00	8,180,869.00	0.00	0.00
June 3, 2025	8,180,869.00	0.00	0.00	0.00

	N157UW
	Series A Equipment Notes		Series B Equipment Notes
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$0.00	$29,508,000.00	$0.00	$9,039,000.00
December 3, 2013	80,275.00	29,427,725.00	40,764.00	8,998,236.00
June 3, 2014	808,634.00	28,619,091.00	299,195.00	8,699,041.00
December 3, 2014	1,051,224.00	27,567,867.00	299,194.00	8,399,847.00
June 3, 2015	990,577.00	26,577,290.00	225,967.00	8,173,880.00
December 3, 2015	990,576.00	25,586,714.00	225,967.00	7,947,913.00
June 3, 2016	990,577.00	24,596,137.00	225,966.00	7,721,947.00
December 3, 2016	990,576.00	23,605,561.00	225,967.00	7,495,980.00
June 3, 2017	849,066.00	22,756,495.00	225,967.00	7,270,013.00
December 3, 2017	768,202.00	21,988,293.00	225,967.00	7,044,046.00
June 3, 2018	929,929.00	21,058,364.00	225,966.00	6,818,080.00
December 3, 2018	1,051,224.00	20,007,140.00	225,967.00	6,592,113.00
June 3, 2019	1,051,224.00	18,955,916.00	225,967.00	6,366,146.00
December 3, 2019	1,071,440.00	17,884,476.00	225,966.00	6,140,180.00
June 3, 2020	1,071,440.00	16,813,036.00	225,967.00	5,914,213.00
December 3, 2020	1,071,440.00	15,741,596.00	225,967.00	5,688,246.00
June 3, 2021	990,577.00	14,751,019.00	5,688,246.00	0.00
December 3, 2021	990,576.00	13,760,443.00	0.00	0.00
June 3, 2022	990,577.00	12,769,866.00	0.00	0.00
December 3, 2022	929,929.00	11,839,937.00	0.00	0.00
June 3, 2023	929,929.00	10,910,008.00	0.00	0.00
December 3, 2023	929,929.00	9,980,079.00	0.00	0.00
June 3, 2024	929,929.00	9,050,150.00	0.00	0.00
December 3, 2024	869,281.00	8,180,869.00	0.00	0.00
June 3, 2025	8,180,869.00	0.00	0.00	0.00

Airbus A321-231

	N567UW
	Series A Equipment Notes		Series B Equipment Notes
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$0.00	$29,553,000.00	$0.00	$9,052,000.00
December 3, 2013	81,114.00	29,471,886.00	40,261.00	9,011,739.00
June 3, 2014	809,848.00	28,662,038.00	299,644.00	8,712,095.00
December 3, 2014	1,052,801.00	27,609,237.00	299,643.00	8,412,452.00
June 3, 2015	992,063.00	26,617,174.00	226,306.00	8,186,146.00
December 3, 2015	992,063.00	25,625,111.00	226,306.00	7,959,840.00
June 3, 2016	992,063.00	24,633,048.00	226,305.00	7,733,535.00
December 3, 2016	992,064.00	23,640,984.00	226,306.00	7,507,229.00
June 3, 2017	850,339.00	22,790,645.00	226,306.00	7,280,923.00
December 3, 2017	769,355.00	22,021,290.00	226,306.00	7,054,617.00
June 3, 2018	931,325.00	21,089,965.00	226,306.00	6,828,311.00
December 3, 2018	1,052,801.00	20,037,164.00	226,305.00	6,602,006.00
June 3, 2019	1,052,802.00	18,984,362.00	226,306.00	6,375,700.00
December 3, 2019	1,073,048.00	17,911,314.00	226,306.00	6,149,394.00
June 3, 2020	1,073,048.00	16,838,266.00	226,306.00	5,923,088.00
December 3, 2020	1,073,048.00	15,765,218.00	226,306.00	5,696,782.00
June 3, 2021	992,063.00	14,773,155.00	5,696,782.00	0.00
December 3, 2021	0.00	14,773,155.00	0.00	0.00
June 3, 2022	0.00	14,773,155.00	0.00	0.00
December 3, 2022	0.00	14,773,155.00	0.00	0.00
June 3, 2023	0.00	14,773,155.00	0.00	0.00
December 3, 2023	0.00	14,773,155.00	0.00	0.00
June 3, 2024	0.00	14,773,155.00	0.00	0.00
December 3, 2024	0.00	14,773,155.00	0.00	0.00
June 3, 2025	14,773,155.00	0.00	0.00	0.00

Airbus A330-243

	N286AY
	Series A Equipment Notes		Series B Equipment Notes
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$0.00	$52,807,000.00	$0.00	$16,175,000.00
December 3, 2013	145,118.00	52,661,882.00	72,361.00	16,102,639.00
June 3, 2014	1,447,077.00	51,214,805.00	535,418.00	15,567,221.00
December 3, 2014	1,881,200.00	49,333,605.00	535,419.00	15,031,802.00
June 3, 2015	1,772,669.00	47,560,936.00	404,375.00	14,627,427.00
December 3, 2015	1,772,669.00	45,788,267.00	404,375.00	14,223,052.00
June 3, 2016	1,772,670.00	44,015,597.00	404,374.00	13,818,678.00
December 3, 2016	1,772,669.00	42,242,928.00	404,375.00	13,414,303.00
June 3, 2017	1,519,431.00	40,723,497.00	404,375.00	13,009,928.00
December 3, 2017	1,374,723.00	39,348,774.00	404,375.00	12,605,553.00
June 3, 2018	1,664,139.00	37,684,635.00	404,375.00	12,201,178.00
December 3, 2018	1,881,200.00	35,803,435.00	404,375.00	11,796,803.00
June 3, 2019	1,881,200.00	33,922,235.00	404,374.00	11,392,429.00
December 3, 2019	1,917,377.00	32,004,858.00	404,375.00	10,988,054.00
June 3, 2020	1,917,377.00	30,087,481.00	404,375.00	10,583,679.00
December 3, 2020	1,917,377.00	28,170,104.00	404,375.00	10,179,304.00
June 3, 2021	1,772,670.00	26,397,434.00	10,179,304.00	0.00
December 3, 2021	1,772,669.00	24,624,765.00	0.00	0.00
June 3, 2022	1,772,669.00	22,852,096.00	0.00	0.00
December 3, 2022	1,664,139.00	21,187,957.00	0.00	0.00
June 3, 2023	1,664,138.00	19,523,819.00	0.00	0.00
December 3, 2023	1,664,139.00	17,859,680.00	0.00	0.00
June 3, 2024	1,664,139.00	16,195,541.00	0.00	0.00
December 3, 2024	1,555,607.00	14,639,934.00	0.00	0.00
June 3, 2025	14,639,934.00	0.00	0.00	0.00

	N287AY
	Series A Equipment Notes		Series B Equipment Notes
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$0.00	$52,807,000.00	$0.00	$16,175,000.00
December 3, 2013	145,118.00	52,661,882.00	72,361.00	16,102,639.00
June 3, 2014	1,447,077.00	51,214,805.00	535,418.00	15,567,221.00
December 3, 2014	1,881,200.00	49,333,605.00	535,419.00	15,031,802.00
June 3, 2015	1,772,669.00	47,560,936.00	404,375.00	14,627,427.00
December 3, 2015	1,772,669.00	45,788,267.00	404,375.00	14,223,052.00
June 3, 2016	1,772,670.00	44,015,597.00	404,374.00	13,818,678.00
December 3, 2016	1,772,669.00	42,242,928.00	404,375.00	13,414,303.00
June 3, 2017	1,519,431.00	40,723,497.00	404,375.00	13,009,928.00
December 3, 2017	1,374,723.00	39,348,774.00	404,375.00	12,605,553.00
June 3, 2018	1,664,139.00	37,684,635.00	404,375.00	12,201,178.00
December 3, 2018	1,881,200.00	35,803,435.00	404,375.00	11,796,803.00
June 3, 2019	1,881,200.00	33,922,235.00	404,374.00	11,392,429.00
December 3, 2019	1,917,377.00	32,004,858.00	404,375.00	10,988,054.00
June 3, 2020	1,917,377.00	30,087,481.00	404,375.00	10,583,679.00
December 3, 2020	1,917,377.00	28,170,104.00	404,375.00	10,179,304.00
June 3, 2021	1,772,670.00	26,397,434.00	10,179,304.00	0.00
December 3, 2021	1,772,669.00	24,624,765.00	0.00	0.00
June 3, 2022	1,772,669.00	22,852,096.00	0.00	0.00
December 3, 2022	1,664,139.00	21,187,957.00	0.00	0.00
June 3, 2023	1,664,138.00	19,523,819.00	0.00	0.00
December 3, 2023	1,664,139.00	17,859,680.00	0.00	0.00
June 3, 2024	1,664,139.00	16,195,541.00	0.00	0.00
December 3, 2024	1,555,607.00	14,639,934.00	0.00	0.00
June 3, 2025	14,639,934.00	0.00	0.00	0.00

	N288AY
	Series A Equipment Notes		Series B Equipment Notes
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$0.00	$53,000,000.00	$0.00	$16,235,000.00
December 3, 2013	144,914.00	52,855,086.00	73,284.00	16,161,716.00
June 3, 2014	1,452,386.00	51,402,700.00	537,383.00	15,624,333.00
December 3, 2014	1,888,101.00	49,514,599.00	537,383.00	15,086,950.00
June 3, 2015	1,779,173.00	47,735,426.00	405,858.00	14,681,092.00
December 3, 2015	1,779,173.00	45,956,253.00	405,859.00	14,275,233.00
June 3, 2016	1,779,173.00	44,177,080.00	405,858.00	13,869,375.00
December 3, 2016	1,779,173.00	42,397,907.00	405,858.00	13,463,517.00
June 3, 2017	1,525,005.00	40,872,902.00	405,859.00	13,057,658.00
December 3, 2017	1,379,767.00	39,493,135.00	405,858.00	12,651,800.00
June 3, 2018	1,670,244.00	37,822,891.00	405,858.00	12,245,942.00
December 3, 2018	1,888,102.00	35,934,789.00	405,859.00	11,840,083.00
June 3, 2019	1,888,101.00	34,046,688.00	405,858.00	11,434,225.00
December 3, 2019	1,924,412.00	32,122,276.00	405,859.00	11,028,366.00
June 3, 2020	1,924,411.00	30,197,865.00	405,858.00	10,622,508.00
December 3, 2020	1,924,412.00	28,273,453.00	405,858.00	10,216,650.00
June 3, 2021	1,779,173.00	26,494,280.00	10,216,650.00	0.00
December 3, 2021	0.00	26,494,280.00	0.00	0.00
June 3, 2022	0.00	26,494,280.00	0.00	0.00
December 3, 2022	0.00	26,494,280.00	0.00	0.00
June 3, 2023	0.00	26,494,280.00	0.00	0.00
December 3, 2023	0.00	26,494,280.00	0.00	0.00
June 3, 2024	0.00	26,494,280.00	0.00	0.00
December 3, 2024	0.00	26,494,280.00	0.00	0.00
June 3, 2025	26,494,280.00	0.00	0.00	0.00

	N289AY
	Series A Equipment Notes		Series B Equipment Notes
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$0.00	$53,194,000.00	$0.00	$16,294,000.00
December 3, 2013	435,000.00	52,759,000.00	0.00	16,294,000.00
June 3, 2014	7,000,000.00	45,759,000.00	1,000,000.00	15,294,000.00
December 3, 2014	8,000,000.00	37,759,000.00	1,000,000.00	14,294,000.00
June 3, 2015	4,500,000.00	33,259,000.00	410,062.00	13,883,938.00
December 3, 2015	3,000,000.00	30,259,000.00	410,149.00	13,473,789.00
June 3, 2016	1,500,000.00	28,759,000.00	410,240.00	13,063,549.00
December 3, 2016	1,000,000.00	27,759,000.00	410,335.00	12,653,214.00
June 3, 2017	500,000.00	27,259,000.00	410,436.00	12,242,778.00
December 3, 2017	500,000.00	26,759,000.00	410,541.00	11,832,237.00
June 3, 2018	500,000.00	26,259,000.00	410,653.00	11,421,584.00
December 3, 2018	500,000.00	25,759,000.00	410,769.00	11,010,815.00
June 3, 2019	100,000.00	25,659,000.00	300,000.00	10,710,815.00
December 3, 2019	100,000.00	25,559,000.00	300,000.00	10,410,815.00
June 3, 2020	100,000.00	25,459,000.00	300,000.00	10,110,815.00
December 3, 2020	100,000.00	25,359,000.00	300,000.00	9,810,815.00
June 3, 2021	100,000.00	25,259,000.00	9,810,815.00	0.00
December 3, 2021	100,000.00	25,159,000.00	0.00	0.00
June 3, 2022	100,000.00	25,059,000.00	0.00	0.00
December 3, 2022	100,000.00	24,959,000.00	0.00	0.00
June 3, 2023	100,000.00	24,859,000.00	0.00	0.00
December 3, 2023	100,000.00	24,759,000.00	0.00	0.00
June 3, 2024	100,000.00	24,659,000.00	0.00	0.00
December 3, 2024	100,000.00	24,559,000.00	0.00	0.00
June 3, 2025	24,559,000.00	0.00	0.00	0.00

•	The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

•	The payment dates for the Equipment Notes must be June 3 and December 3.

•

The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the unpaid principal amount of the related Equipment Notes together with six months of interest accrued thereon, subject to certain rights of self-insurance.

•

(a) The past due rate in the Indentures, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption of Equipment Notes in the Indentures and (d) the indemnification of the Loan Trustees, the Securities Intermediaries, Subordination Agent, Liquidity Providers, Trustees, Escrow Agents and registered holders of the Equipment Notes (in such capacity, the “Note Holders”) with respect to certain taxes and expenses, in each case shall be provided as set forth in the form of Participation Agreement attached as an exhibit to the Note Purchase Agreement.

•

In the case of the Indentures, modifications are prohibited (i) to the Granting Clause of the Indentures so as to deprive the Note Holders under all the Indentures of a first priority security interest in the Aircraft and certain of US Airways’ rights under warranties with respect to the Aircraft or to eliminate the obligations intended to be secured thereby, (ii) to certain provisions relating to the issuance, redemption, payments and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances), (iii) to certain provisions regarding Indenture Defaults (including cross-defaults among Indentures) and remedies relating thereto, (iv) to certain provisions relating to any replaced airframe or engines with respect to an Aircraft and (v) to the provision that New York law will govern the Indentures.

•

In the case of the Participation Agreements, modifications are prohibited (i) to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, the release of any recorded liens on the Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA and the registration of certain interests with the International Registry under the Cape Town Treaty, (ii) to the provisions restricting the Note Holder’s ability to transfer such Equipment Notes, (iii) to certain provisions requiring the delivery of legal opinions and (iv) to the provision that New York law will govern the Participation Agreement.

•

In the case of all of the Participation Agreements and Indentures, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Providers, the Securities Intermediaries or the Loan Trustee in the definition of “Make-Whole Premium.”

Notwithstanding the foregoing, any such forms of financing agreements may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Securities Intermediaries, the Loan Trustee or the Certificateholders.

Liquidation of Original Trusts

On the earlier of (i) the first Business Day after December 2, 2013 and (ii) the fifth Business Day after the occurrence of a Triggering Event (such Business Day, the “Transfer Date”), each of the Trusts established on the Issuance Date (the “Original Trusts”) will transfer and assign all of its assets and rights to a newly created successor trust (each, a “Successor Trust”) with substantially identical terms, except that (i) the Successor Trusts will not have the right to purchase new Equipment Notes and (ii) Delaware law will govern the Original Trusts and New York law will govern the Successor Trusts. The institution acting as Trustee of each of the Original Trusts (each, an “Original Trustee”) will also act as Trustee of the corresponding Successor Trust (each, a “New Trustee”). Each New Trustee will assume the obligations of the related Original Trustee under each transaction document to which such Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the Certificates will represent the same percentage interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this prospectus supplement to the Trusts, the applicable Trustees, the Pass Through Trust Agreements and similar terms shall apply to the Original Trusts until the effectiveness of such transfer, assignment and assumption, and thereafter shall be applicable with respect to the Successor Trusts. If for any reason such transfer, assignment and assumption cannot be effected to any Successor Trust, the related Original Trust will continue in existence until it is effected. No Original Trust or Successor Trust will be treated as a corporation or other entity taxable as a corporation for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

Termination of the Trusts

The obligations of US Airways and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Trust Supplements, Section 7.01)

The Trustees

The Trustee for each Trust will be Wilmington Trust Company. The Trustee’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

Book-Entry; Delivery and Form

General

Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (“Cede”), the nominee of DTC. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“Indirect DTC Participants”). Interests in a global certificate may also be held through the Euroclear System and Clearstream, Luxembourg.

So long as such book-entry procedures are applicable, no person acquiring an interest in such Certificates (“Certificate Owner”) will be entitled to receive a certificate representing such person’s interest in such Certificates. Unless and until definitive Certificates are issued under the limited circumstances described below under “—Physical Certificates,” all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934.

Under the New York Uniform Commercial Code, a “clearing corporation” is defined as:

•	a person that is registered as a “clearing agency” under the federal securities laws;

•	a federal reserve bank; or

•

any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

A “clearing agency” is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect DTC Participants with which Certificate Owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Certificate Owners will receive all distributions of principal, premium, if any, and interest from the Trustees through DTC Participants or Indirect DTC Participants, as the case may be.

Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because payments with respect to the Certificates will be forwarded by the Trustees to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC Participant who is credited with ownership of the Certificates in an amount proportionate to the principal amount of that DTC Participant’s holdings of beneficial interests in the Certificates, as shown on the records of DTC or its nominee. Each such DTC Participant will forward payments to its Indirect DTC Participants in accordance with standing instructions and customary industry practices. DTC Participants and Indirect DTC Participants will be responsible for forwarding distributions to Certificate Owners for whom they act. Accordingly, although Certificate Owners will not possess physical Certificates, DTC’s rules provide a mechanism by which Certificate Owners will receive payments on the Certificates and will be able to transfer their interests.

Unless and until physical Certificates are issued under the limited circumstances described under “—Physical Certificates” below, the only physical Certificateholder will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustees as registered owners of Certificates under the applicable Pass Through Trust Agreement. Certificate Owners will be permitted to exercise their rights under the applicable Pass Through Trust Agreement only indirectly through DTC. DTC will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. In the event any action requires approval by Certificateholders of a certain percentage of the beneficial interests in a Trust, DTC will take action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC Participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC Participants, and DTC Participants will convey notices and other communications to Indirect DTC Participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC’s rules applicable to itself and DTC Participants are on file with the SEC.

A Certificate Owner’s ability to pledge its Certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to its Certificates, may be limited due to the lack of a physical Certificate to evidence ownership of the Certificates, and because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants.

Neither US Airways nor the Trustees will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect DTC Participant of their respective obligations under the rules and procedures governing their obligations.

As long as the Certificates of any Trust are registered in the name of DTC or its nominee, US Airways will make all payments to the Loan Trustee under the applicable Indenture in immediately available funds. The applicable Trustee will pass through to DTC in immediately available funds all payments received from US Airways, including the final distribution of principal with respect to the Certificates of such Trust.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the Certificates to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

Physical Certificates

Physical Certificates will be issued in paper form to Certificateholders or their nominees, rather than to DTC or its nominee, only if:

•

US Airways advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and neither such Trustee nor US Airways is able to locate a qualified successor;

•	US Airways elects to terminate the book-entry system through DTC; or

•

after the occurrence of a PTC Event of Default, Certificate Owners owning at least a majority in interest in a Trust advise the applicable Trustee, US Airways and DTC through DTC Participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the Certificate Owners’ best interest.

Upon the occurrence of any of the events described in the three subparagraphs above, the applicable Trustee will notify all applicable Certificate Owners through DTC Participants of the availability of physical Certificates. Upon surrender by DTC of the global Certificates and receipt of instructions for re-registration, the applicable Trustee will reissue the Certificates as physical Certificates to the applicable Certificate Owners.

In the case of the physical Certificates that are issued, the applicable Trustee or paying agent will make distributions of principal, premium, if any, and interest with respect to such Certificates directly to holders in whose names the physical Certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a Certificate, the applicable Trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by such Trustee. The applicable Trustee or a paying agent will make the final payment with respect to any Certificate only upon presentation and surrender of the applicable Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

Physical Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. Neither the Trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the Trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

DESCRIPTION OF THE DEPOSIT AGREEMENTS

The following summary describes the material terms of the Deposit Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by US Airways with the SEC. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

General

Under the Escrow Agreements, the Escrow Agent with respect to the Class A Trust and the Class B Trust will enter into a separate Deposit Agreement with the Depositary. Pursuant to the Escrow Agreements, the Depositary will establish separate accounts into which the proceeds of the Offering attributable to Certificates of the applicable Trust will be deposited (each, a “Deposit”) on behalf of such Escrow Agent. Pursuant to the Deposit Agreement with respect to each such Trust (each, a “Deposit Agreement”), on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the Certificateholders of such Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. After the Issuance Date, upon each financing of an Aircraft during the Delivery Period, the Trustee for each such Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn that is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Unused Deposits

The Trustees’ obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of financing, as set forth in the Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” Since the Aircraft are expected to be financed from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of financing for each such Aircraft. Moreover, delivery of the new Aircraft is subject to delays in the manufacturing process and to the Aircraft manufacturer’s right to postpone deliveries under its agreement with US Airways. See “Description of the Aircraft and Appraisals—Timing of Financing the Aircraft.”

If any funds remain as Deposits with respect to any Trust at the end of the Delivery Period or, if earlier, upon the acquisition by the Trusts of the Equipment Notes with respect to all of the Aircraft (the “Delivery Period Termination Date”), such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon but without premium, to the Certificateholders of such Trust after at least 15 days’ prior written notice.

Distribution Upon Occurrence of Triggering Event

If a Triggering Event shall occur prior to the Delivery Period Termination Date, the Escrow Agent for each Trust will withdraw any funds then held as Deposits with respect to such Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Certificateholders of such Trust by the Paying Agent on behalf of the Escrow Agent, after at least 15 days’ prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft available to be financed after the occurrence of such Triggering Event.

Replacement of Depositary

If the Depositary’s short-term unsecured debt rating issued by Moody’s or long-term issuer credit rating issued by either S&P or Fitch falls below the Depositary Threshold Rating or any such rating shall have been withdrawn or suspended, then US Airways must, within 30 days of such event occurring, replace the Depositary with a new depositary bank that has a short-term unsecured debt rating or long-term issuer credit rating issued by each Rating Agency equal to or higher than the Depositary Threshold Rating, subject to receipt of written confirmation from each Rating Agency that such replacement will not result in a withdrawal, suspension or downgrading of the ratings for any Class of Certificates then rated by such Rating Agency without regard to any downgrading of any rating of the Depositary being replaced.

At any time during the Delivery Period, US Airways may replace the Depositary, or the Depositary may replace itself, with a new depositary bank that has a short-term unsecured debt rating or long-term issuer credit rating issued by each Rating Agency equal to or higher than the Depositary Threshold Rating, subject to receipt of written confirmation from each Rating Agency that such replacement will not result in a withdrawal, suspension or downgrading of the ratings for any Class of Certificates then rated by such Rating Agency.

“Depositary Threshold Rating” means the short-term unsecured debt rating of P-1 by Moody’s Investors Service, Inc. (“Moody’s”) and the long-term issuer credit rating of A- by each of Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”) and Fitch Ratings Ltd. (“Fitch” and, together with Moody’s and S&P, the “Rating Agencies”).

Depositary

The Bank of New York Mellon (the “Bank”) will act as depositary (the “Depositary”). The Bank is a New York State chartered bank that formerly was named “The Bank of New York.” The Bank has total assets of approximately $339.944 billion and total equity capital of approximately $36.218 billion, in each case at September 30, 2012. The Bank is a wholly-owned subsidiary of The Bank of New York Mellon Corporation.

The Bank meets the Depositary Threshold Rating.

The Bank’s principal office is located at One Wall Street, New York, New York 10286, and its telephone number is (212) 495-1784. A copy of the most recent filings of The Bank of New York Mellon Corporation with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, may be obtained from The Bank of New York Mellon Corporation’s Public Relations Department, One Wall Street, 31st Floor, New York, New York 10286, (212) 635-1569, or from the SEC at http://www.sec.gov. The information that The Bank of New York Mellon Corporation and affiliates, including the Bank, file with the SEC is not part of, and is not incorporated by reference in, this prospectus supplement.

DESCRIPTION OF THE ESCROW AGREEMENTS

The following summary describes the material terms of the escrow and paying agent agreements (the “Escrow Agreements”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by US Airways with the SEC. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

Wilmington Trust Company, as escrow agent in respect of the Class A Trust and the Class B Trust (the “Escrow Agent”), Wilmington Trust Company, as paying agent on behalf of the Escrow Agent in respect of each such Trust (the “Paying Agent”), each applicable Trustee and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each such Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a “Receiptholder”). The cash proceeds of the offering of Certificates of each such Trust will be deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such Trust. Each Escrow Agent shall permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date to allow such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent shall direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. The Paying Agent shall deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent shall distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.

Upon receipt by the Depositary of cash proceeds from this Offering, the Escrow Agent will issue one or more escrow receipts (“Escrow Receipts”) which will be affixed by the relevant Trustee to each Certificate. Each Escrow Receipt evidences the related Receiptholder’s interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

Each Receiptholder shall have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits when due by the Depositary in accordance with the applicable Deposit Agreement, or upon any default in the payment of the final withdrawal when due by the Depositary in accordance with the terms of the applicable Deposit Agreement and Escrow Agreement, to proceed directly against the Depositary. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits.

DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes the material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by US Airways with the SEC. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

General

Landesbank Hessen-Thüringen Girozentrale (the “Liquidity Provider”), will enter into a separate revolving credit agreement (each, a “Liquidity Facility”) with the Subordination Agent with respect to the Class A Trust and the Class B Trust. On any Regular Distribution Date, if, after giving effect to the subordination provisions of the Intercreditor Agreement, the Subordination Agent does not have sufficient funds for the payment of interest on the Class A Certificates or the Class B Certificates (other than any amount of interest that was due and payable on the Class A Certificates or the Class B Certificates on such Regular Distribution Date but that remains unpaid due to the Depositary’s failure to pay any amount of accrued interest on that date), the Liquidity Provider under the relevant Liquidity Facility will make an advance (an “Interest Drawing”) in the amount needed to fund such interest shortfall up to the Maximum Available Commitment. The maximum amount of Interest Drawings available under each Liquidity Facility is expected to provide an amount sufficient to pay interest on the related Class of Certificates on up to three consecutive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the respective interest rates shown on the cover page of this prospectus supplement for such Certificates (the “Stated Interest Rates”). If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for a Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider for a Trust may be replaced by one or more other entities under certain circumstances.

Drawings

The aggregate amount available under the Liquidity Facility for the Class A Trust and the Class B Trust at December 3, 2013, the first Regular Distribution Date after all Aircraft are expected to have been financed pursuant to the Offering, assuming such Aircraft are so financed and that all interest and principal due on or prior to December 3, 2013 is paid, will be as follows:

Trust	Available Amount
Class A	$28,907,037
Class B	$12,916,564

Except as otherwise provided below, the Liquidity Facility for the Class A Trust and the Class B Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly on or after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement, there are insufficient funds available to the Subordination Agent to pay interest on the Certificates of such Trust at the Stated Interest Rate for such Trust; provided, however, that the maximum amount available to be drawn under the Liquidity Facility with respect to any such Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” for the Liquidity Facility for the Class A Trust and the Class B Trust means initially $29,006,590 and $12,967,189, respectively, as the same may be reduced from time to time as described below.

“Required Amount” means, in relation to the Liquidity Facility for any applicable Trust for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for such Trust, that would be payable on the corresponding Class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the corresponding Class of Certificates on such day and without regard to expected future payments of principal on such Class of Certificates.

The Liquidity Facility for any applicable Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.5) In addition, the Liquidity Facility with respect to each applicable Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

Each payment by a Liquidity Provider reduces by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as described below. With respect to any Interest Drawing, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to an amount not to exceed the then Required Amount of such Liquidity Facility. However, the Maximum Available Commitment under such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default with respect to such Liquidity Facility shall have occurred and be continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have been made or a Termination Notice shall have been delivered under such Liquidity Facility. (Intercreditor Agreement, Section 3.5(g)) On the first Regular Distribution Date and on each date on which the Pool Balance of a Trust shall have been reduced by payments made to the related Certificateholders pursuant to the Intercreditor Agreement, the Maximum Commitment of the Liquidity Facility for the applicable Trust will be automatically reduced from time to time to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.5(j))

“Performing Equipment Note” means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which US Airways is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

If at any time the long-term unsecured debt rating or long-term credit rating, as the case may be, of the Liquidity Provider then issued by any Rating Agency is downgraded to lower than the Liquidity Threshold Rating issued by such Rating Agency (including any subsequent downgrading by such Rating Agency if it had previously provided a confirmation of the type referred to in the following parenthetical) or if any such rating has been withdrawn or suspended (unless the Rating Agency issuing such downgrade, withdrawal or suspension shall have confirmed in writing on or prior to the date 25 Business Days after any such downgrading, withdrawal or suspension by Fitch or 30 days after any such downgrading, withdrawal or suspension by Moody’s or Standard & Poor’s that such downgrading, withdrawal or suspension will not result in the downgrading, withdrawal or suspension of the ratings of the related Class of Certificates issued by such Rating Agency), and the applicable Liquidity Facility is not replaced with a Replacement Facility within 30 days after such downgrading, withdrawal or suspension and as otherwise provided in the Intercreditor Agreement, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (a “Downgrade Drawing”). The proceeds of a Downgrade Drawing will be deposited into a cash collateral account (the “Cash Collateral Account”) for the applicable Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.5(c)) If a qualified Replacement Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Liquidity Provider.

A “Replacement Facility” for any Liquidity Facility means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates of an applicable Trust (before downgrading of such ratings, if any, as a result of the downgrading of the replaced Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the then Required Amount for the replaced Liquidity Facility and issued by a person (or persons) having a long-term unsecured debt rating or long-term issuer credit rating, as the case may be, issued by the applicable Rating Agency which are equal to or higher than the Liquidity Threshold Rating. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and, to the extent applicable, rights as “Controlling Party”) under the Intercreditor Agreement as the Liquidity Provider being replaced.

“Liquidity Threshold Rating” means the long-term unsecured debt rating of A3 by Moody’s and the long-term credit rating of BBB- by Fitch and BBB by S&P.

If at any time during the 18-month period prior to the final expected Regular Distribution Date, the Pool Balance for a Trust is greater than the aggregate outstanding principal amount of Equipment Notes held in such Trust (other than any Equipment Notes previously sold or with respect to which the collateral securing such Equipment Notes has been disposed of), the Liquidity Provider may, in its discretion, give notice of special termination under the applicable Liquidity Facility (a “Special Termination Notice”). The effect of the delivery of such Special Termination Notice will be to cause (i) such Liquidity Facility to expire on the fifth Business Day after the date on which such Special Termination Notice is received by the Subordination Agent, (ii) the Subordination Agent to promptly request, and the Liquidity Provider to promptly make, a special termination drawing (a “Special Termination Drawing”) in an amount equal to the Maximum Available Commitment thereunder and (iii) all amounts owing to the Liquidity Provider automatically to become accelerated. The proceeds of a Special Termination Drawing will be deposited into the Cash Collateral Account and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 6.02; Intercreditor Agreement, Section 3.5(m))

The Liquidity Facility for each Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•

The anniversary date of the Issuance Date immediately following the date on which the Liquidity Provider provides written notice to the Subordination Agent that its obligations thereunder shall not be extended beyond such anniversary date.

•

The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full or provision has been made for such payment in accordance with the Intercreditor Agreement and the related Pass Through Trust Agreement.

•	The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

•	The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see “—Liquidity Events of Default”).

•	The fifth Business Day following receipt by the Subordination Agent of a Special Termination Notice from such Liquidity Provider.

•	The date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility.

The initial Liquidity Facilities are scheduled to expire on the fifteenth day after the applicable Final Maturity Date for the related Class of Certificates. If any Replacement Facility is scheduled to expire on a date that is prior to such fifteenth day for the related Class of Certificates and if, prior to the 25th day immediately preceding the scheduled expiration date (the “Notice Date”), the relevant replacement Liquidity Provider shall not have extended the applicable Replacement Facility to the earlier of 364 days after the Notice Date or such fifteenth day or shall have advised the Subordination Agent that such Liquidity Facility will not be so extended, and on or before the Notice Date such Replacement Facility shall not have been replaced, such Replacement Facility will be drawn in full up to the then Maximum Available Commitment under such Replacement Facility (a “Non-Extension Drawing”). The proceeds of the Non-Extension Drawing under any Replacement Facility will be deposited in the Cash Collateral Account for the related Trust to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Replacement Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.5(d))

Subject to certain limitations, US Airways may, at its option, arrange for Replacement Facilities at any time to replace the Liquidity Facilities for both the Class A Trust and the Class B Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if the Liquidity Provider shall determine not to extend any Liquidity Facility, then the Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made. The Liquidity Provider may also arrange for a Replacement Facility to replace any of its Liquidity Facilities at any time after a Downgrade Drawing under such Liquidity Facility. If any Replacement Facility is provided at any time after a Downgrade Drawing, a Special Termination Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.5(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider, the Subordination Agent shall request a final drawing (a “Final Drawing”) under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.5(i))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing

and interest thereon, but only to the extent that the Subordination Agent has funds available therefor. See “Description of the Intercreditor Agreement—Priority of Distributions.”

Interest Drawings, Special Termination Drawing and Final Drawing

Amounts drawn by reason of an Interest Drawing, Special Termination Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Interest Drawing or Final Drawing, interest will accrue at the Base Rate plus 4.5% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 4.5% per annum. Any Special Termination Drawing under the Liquidity Facilities (other than any portion thereof applied to the payment of interest on the Certificates, which will accrue interest at the same rate as an Interest Drawing) will accrue interest at the Base Rate plus a specified margin per annum from the date of the drawing to (but excluding) the third business day following receipt of notice of such Special Termination Drawing and thereafter will accrue interest at LIBOR for the applicable interest period plus a specified margin per annum.

“Base Rate” means, on any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (the “Federal Funds Rate”), plus (b) one quarter of one percent ( 1/4 of 1%).

“LIBOR” means, with respect to any interest period, (i) the rate per annum appearing on Reuters Screen LIBOR01 Page (or any successor or substitute therefor) at approximately 11:00 a.m. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next  1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the drawing to which such interest period is to apply and for a period comparable to such interest period; provided that if the LIBOR rate determined as provided above for any interest period would be less than 1.25% per annum, then the LIBOR rate for such interest period shall be deemed to be 1.25% per annum.

“Market Disruption Base Rate” means, with respect to any interest period, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus  1/2 of 1.00%, (b) the rate of interest per annum from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Lending Rate” or, if more than one rate is published as the Prime Lending Rate, then the highest of such rates (each change in the Prime Lending Rate to be effective as of the date of publication in The Wall Street Journal of a “Prime Lending Rate” that is different from that published on the preceding business day); provided that in the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Lending Rate, the Liquidity Provider shall choose a reasonably comparable index or source to use as the basis for the “Prime Lending Rate” and (c) LIBOR plus the excess of the Liquidity Provider’s cost of funds over LIBOR.

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, LIBOR determined or to be determined for the current or the immediately succeeding interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining LIBOR advances, such Liquidity Provider shall give notice thereof (a “Rate Determination Notice”) to the Subordination

Agent. If such notice is given, then the outstanding principal amount of the LIBOR advances under the applicable Liquidity Facility shall bear interest at the Market Disruption Base Rate until the interest period that immediately follows the withdrawal of such Rate Determination Notice. Each applicable Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings and Non-Extension Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

•	Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

•	Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

•	The balance of such amount will be invested in certain specified eligible investments.

Any Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified rate per annum on the outstanding amount from time to time of such Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “—Liquidity Events of Default,” at a rate equal to LIBOR for the applicable interest period plus 4.5% per annum.

Any Downgrade Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest (x) subject to clause (y) below, at the Base Rate plus a specified margin per annum from the date of drawing to (but excluding) the third business day following receipt of notice of such Downgrade Drawing and thereafter, will accrue interest at LIBOR for the applicable interest period plus a specified margin per annum and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “—Liquidity Events of Default,” at a rate equal to LIBOR for the applicable interest period plus 4.5% per annum.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•

The acceleration of all of the Series A Equipment Notes and the Series B Equipment Notes (provided, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $200,000,000).

•	Certain bankruptcy or similar events involving US Airways. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility to the Subordination Agent (a “Termination Notice”). The Termination Notice will have the following consequences:

•	Such Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

•	The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

•	Any drawings remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

•	All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions.” (Liquidity Facilities, Section 6.01) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights,” the Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

Liquidity Provider

The initial Liquidity Provider will be Landesbank Hessen-Thüringen Girozentrale. The initial Liquidity Provider meets the Liquidity Threshold Rating.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes the material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) among the Trustees, the Liquidity Provider and Wilmington Trust Company, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by US Airways with the SEC.

Intercreditor Rights

Controlling Party

Each Loan Trustee will be directed in taking, or refraining from taking, any action under an Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

The “Controlling Party” will be:

•	The Class A Trustee.

•	Upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee.

•	If any Class C Certificates have been issued, upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it, as discussed in the next paragraph.

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing that, in each case, has not been converted into a Final Drawing) and shall remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and (z) the date on which all Series A Equipment Notes and Series B Equipment Notes shall have been accelerated, except to the extent subject to the 60-Day Period (provided that if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $200,000,000), the Liquidity Provider with the highest outstanding amount of Liquidity Obligations (so long as such Liquidity Provider has not defaulted in its obligation to make any drawing under any Liquidity Facility) shall have the right to become the Controlling Party.

For purposes of giving effect to the rights of the Controlling Party, each Trustee (to the extent not the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “Description of the Equipment Notes—Remedies.”

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during the nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of US Airways, without the consent of each Trustee (including the Class C Trustee, if Class C Certificates are then outstanding), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, in the case of the sale of an Aircraft, 75%, or in the case of the sale of related Equipment Notes, 85%, of the Appraised Current Market Value of such Aircraft.

Following the occurrence and during the continuation of an Indenture Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the Aircraft to any person (including US Airways) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof).

If following certain events of bankruptcy, reorganization or insolvency with respect to US Airways described in the Intercreditor Agreement (a “US Airways Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of US Airways to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent and each Trustee (including the Class C Trustee, if Class C Certificates are then outstanding) notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee (including the Class C Trustee, if Class C Certificates are then outstanding) will endeavor using reasonable commercial efforts to make such terms and conditions of such restructuring proposal available to all Certificateholders (and, if then outstanding, holders of Class C Certificates) (whether by posting on DTC’s Internet board or otherwise) and to each Liquidity Provider that has not made a Final Advance. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee (including the Class C Trustee, if Class C Certificates are then outstanding), enter into any term sheet, stipulation or other agreement (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the U.S. Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of US Airways unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders (and, if then outstanding, holders of Class C Certificates) and to each Liquidity Provider that has not made a Final Advance for a period of not less than 15 calendar days (except that such requirement shall not apply to any such term sheet, stipulation or other agreement that is entered into on or prior to the expiry of the 60-Day Period and that is effective for a period not longer than three months from the expiry of the 60-Day Period).

In the event that any holder of Class B Certificates, or of Class C Certificates, if issued, gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Class of Certificates represented by the then Controlling Party (as described in “Description of the Certificates—Purchase Rights of Certificateholders”), prior to the expiry of the 15-day notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such holder fails to purchase such Class of Certificates on the date that it is required to make such purchase.

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a US Airways Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal.

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft.

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date (each, a “Distribution Date”) will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

•

To the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider, pro rata based on the amount owed, to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party) or any Trustee or Liquidity Provider or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”).

•

To the Liquidity Providers, pro rata based on the amount owed (a) to the extent required to pay the Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet due, multiplied by the Section 2.4 Fraction or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•

To the Liquidity Providers, pro rata based on the amount owed (a) to the extent required to pay interest accrued on the Liquidity Obligations and if a Special Termination Drawing has been made and has not been converted into a Final Drawing, to pay the outstanding amount of such Special Termination Drawing or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then in arrears on the Liquidity Obligations plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not in arrears, multiplied by the Section 2.4 Fraction and if a Special Termination Drawing has been made and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•

To (i) the Liquidity Providers, pro rata based on the amount owed, to the extent required to pay the outstanding amount of all Liquidity Obligations and (ii) if applicable, with respect to any particular Liquidity Facility, unless (in the case of this clause (ii) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to the Subordination Agent to fund or replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates.

•	To the Subordination Agent, any Trustee or any Certificateholder, pro rata based on the amount owed, to the extent required to pay certain fees, taxes, charges and other amounts payable.

•

To the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•

To the Class B Trustee (a) to the extent required to pay accrued and unpaid Class B Adjusted Interest on the Class B Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such Class B Adjusted Interest that is then due (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•

If any Class C Certificates have been issued, to the Class C Trustee (a) to the extent required to pay accrued and unpaid Class C Adjusted Interest on the Class C Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such Class C Adjusted Interest that is then due (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates.

•

To the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above and interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates.

•

If any Class C Certificates have been issued, to the Class C Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class C Certificates (other than Class C Adjusted Interest paid above and interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due (other than Class C Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series C Equipment Notes, if any, held in the Class C Trust and being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	If any Class C Certificates have been issued, to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates.

“Section 2.4 Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date.

“Liquidity Obligations” means all principal, interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements.

“Liquidity Expenses” means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A)	the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), and

(B)	the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the “Non-Performing Equipment Notes”) held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions.

“Class B Adjusted Interest” means, as of any Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class B Certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the current Distribution Date, on the Preferred B Pool Balance on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred B Pool Balance for each Series B Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), for each day during the period, for each such Series B Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note, Aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.

“Class C Adjusted Interest” means, if any Class C Certificates have been issued, as of any Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class C Certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the current Distribution Date, on the Preferred C Pool Balance on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred C Pool Balance for each Series C Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series C Equipment Note), for each day during the period, for each such Series C Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series C Equipment Note, Aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.

“Preferred B Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date) over (B) the sum of (i) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series B Equipment Note, (ii) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series B Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series B Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series B Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series B Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series B Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note.

“Preferred C Pool Balance” means, if any Class C Certificates have been issued, as of any date, the excess of (A) the Pool Balance of the Class C Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class C Certificates) (after giving effect to payments made on such date) over (B) the sum of (i) the outstanding principal amount of each Series C Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series C Equipment Note, (ii) the outstanding principal amount of each Series C Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series C Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series C Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series C Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series C Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series C Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series C Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series C Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series C Equipment Note.

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Default.

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the disposition of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to the Aircraft which secured such Equipment Note or (iii) the sale of such Equipment Note.

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account in respect of interest on the Certificates of the Class A Trust or the Class B Trust, as applicable, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider.

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, supplement, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the applicable Trustee and shall vote or consent in accordance with such directions and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Liquidity Provider and each affected Certificateholder, reduce the amount of principal or interest payable by US Airways under any Equipment Note or change the time of payments or method of calculation of any amount under any Equipment Note. (Intercreditor Agreement, Section 9.1(b))

List of Certificateholders

Upon the occurrence of an Indenture Default, the Subordination Agent shall instruct the Trustee to, and the Trustee shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates.

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of US Airways to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Subordination Agent will provide to the Trustee, the Liquidity Providers, the Rating Agencies and US Airways a statement setting forth the following information:

•

After a bankruptcy of US Airways, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-day period of Section 1110 of the U.S. Bankruptcy Code, (ii) subject to an election by US Airways under Section 1110(a) of the U.S. Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the U.S. Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii).

•

To the best of the Subordination Agent’s knowledge, after requesting such information from US Airways, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines (as defined in the Indentures). US Airways has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture.

•

The current Pool Balance of the Certificates, the Preferred B Pool Balance, the Preferred C Pool Balance (if any Class C Certificates have been issued) and outstanding principal amount of all Equipment Notes for all Aircraft.

•	The expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date.

•	The amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement.

•	Details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party).

•	If the Subordination Agent has made a Final Drawing under any Liquidity Facility.

•	The amounts currently owed to each Liquidity Provider.

•	The amounts drawn under each Liquidity Facility.

•	After a US Airways Bankruptcy Event, any operational reports filed by US Airways with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis.

The Subordination Agent

Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. US Airways and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The eleven (11) Aircraft to be financed pursuant to this Offering (collectively, the “Aircraft”) will consist of six (6) new Airbus A321-211 aircraft bearing registration numbers N152UW, N153UW, N154UW, N155UW, N156UW and N157UW, four (4) new Airbus A330-243 aircraft bearing registration numbers N286AY, N287AY, N288AY and N289AY and one (1) new Airbus A321-231 aircraft bearing registration number N567UW, all of which are scheduled to be delivered from May 2013 to October 2013.

Airbus A321-211 Aircraft and Airbus A321-231 Aircraft

The Airbus A321-211 aircraft and Airbus A321-231 Aircraft are medium-range aircraft with a seating capacity of approximately 187 passengers. The six (6) new Airbus A321-211 aircraft to be financed pursuant to this Offering utilize the CFM56-5B3/3B1 engine and the one (1) new Airbus A321-231 aircraft to be financed pursuant to this Offering utilizes the IAE International Aero Engines V2533-A5 engine.

Airbus A330-243 Aircraft

The Airbus A330-243 aircraft is a long-range aircraft with a seating capacity of approximately 258 passengers. The four (4) new Airbus A330-243 aircraft to be financed pursuant to this Offering utilize the Rolls Royce Trent 772B-60 engine.

The Appraisals

The table below sets forth the appraised values of the aircraft to be financed with the proceeds of this Offering, as determined by Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“MBA”), independent aircraft appraisal and consulting firms (the “Appraisers”).

	Registration Number	Manufacturer’s Serial Number	Delivery Month	Appraiser’s Valuations			Appraised Value(2)
Aircraft Type(1)				AISI	BK	MBA
A321-211	N152UW	5588	May 2013	$57,790,000	$50,750,000	$53,130,000	$53,130,000
A321-211	N153UW	5594	May 2013	$57,790,000	$50,750,000	$53,130,000	$53,130,000
A321-211	N154UW	5644	June 2013	$57,890,000	$50,750,000	$53,220,000	$53,220,000
A321-211	N155UW	5659	June 2013	$57,890,000	$50,750,000	$53,220,000	$53,220,000
A321-211	N156UW	5684	July 2013	$57,980,000	$51,000,000	$53,310,000	$53,310,000
A321-211	N157UW	5696	July 2013	$57,980,000	$51,000,000	$53,310,000	$53,310,000
A321-231	N567UW	5728	August 2013	$58,120,000	$51,950,000	$53,390,000	$53,390,000
A330-243	N286AY	1415	May 2013	$106,770,000	$95,400,000	$93,600,000	$95,400,000
A330-243	N287AY	1417	May 2013	$106,770,000	$95,400,000	$93,600,000	$95,400,000
A330-243	N288AY	1441	August 2013	$107,300,000	$95,750,000	$94,070,000	$95,750,000
A330-243	N289AY	1455	October 2013	$107,650,000	$96,100,000	$94,380,000	$96,100,000

(1)

The indicated registration number, manufacturer’s serial number and delivery month for each aircraft reflect our current expectations, although these may differ for the actual aircraft financed hereunder. The financing of each newly delivered

Airbus aircraft is expected to be effected at delivery of such aircraft from Airbus to US Airways. The actual delivery date for any new Airbus aircraft may be subject to delay or acceleration. The deadline for purposes of financing an Aircraft pursuant to this Offering is December 2, 2013. See “Description of the Aircraft and the Appraisals—Timing of Financing the Aircraft.” US Airways has certain rights to substitute other Airbus aircraft if the scheduled delivery date of any of the new Airbus aircraft eligible to be financed pursuant to this Offering is delayed for more than 30 days after the month scheduled for delivery or beyond the delivery deadline. See “Description of the Aircraft and the Appraisals—Substitute Aircraft.”

(2)	The appraised value of each aircraft set forth above is the lesser of the average and median values of such aircraft as appraised by the Appraisers. Such appraisals indicate appraised base value, projected as of the scheduled delivery month of the applicable aircraft. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—The Appraisals are only Estimates of Aircraft Value.”

For purposes of the foregoing table, AISI, BK and MBA each was asked to provide its opinion as to the appraised value of each Aircraft. Such appraisals indicate appraised base value, projected as of the scheduled delivery month of the applicable Aircraft. As part of this process, all three Appraisers performed “desktop” appraisals without any physical inspection of such aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries. In addition, we have set forth on Appendix III to this prospectus supplement a summary of the base value determined by each Appraiser with respect to each Aircraft.

An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer or otherwise purchased or sold in the market. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, the appraisals of the Aircraft are estimates of values as of future delivery dates and assume that the Aircraft are in a certain condition, which may not be the case. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft, the time period in which the Aircraft is sought to be sold, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Equipment Notes with respect to any Aircraft or payments due on the Certificates.

Timing of Financing the Aircraft

The newly manufactured Airbus Aircraft that may be financed with the proceeds of this Offering are scheduled for delivery from Airbus to US Airways from May 2013 to October 2013 under US Airways’ purchase agreement with Airbus. See the table under “—The Appraisals” for the scheduled delivery month of each such Aircraft. Under such purchase agreement, delivery of an aircraft may be delayed due to “excusable delay,” which is defined to include, among other things, acts of God, governmental acts or failures to act, strikes or other labor troubles, inability to procure materials, or any other cause beyond Airbus’ control or not occasioned by Airbus’ fault or negligence.

The Note Purchase Agreement provides that the period for financing the Aircraft under this Offering (the “Delivery Period”) will expire on December 2, 2013.

Substitute Aircraft

If the scheduled delivery of any newly manufactured Airbus Aircraft that may be financed with the proceeds of this Offering is delayed (i) more than 30 days after the month scheduled for delivery or (ii) beyond the

Delivery Period, US Airways may identify for delivery a substitute aircraft (each, together with the substitute aircraft referred to below, a “Substitute Aircraft”) therefor meeting the following conditions:

•	A Substitute Aircraft must be of the same model as the aircraft being replaced.

•

US Airways will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any class of the Certificates.

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes the material terms of the Equipment Notes. The summary makes use of terms defined in, and is qualified in its entirety by reference to all of the provisions of, the Equipment Notes, the Indentures, the Participation Agreements and the Note Purchase Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by US Airways with the SEC. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement that may be applicable to each Aircraft.

Under the Note Purchase Agreement, US Airways will enter into a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each Aircraft.

The description of such financing agreements in this prospectus supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. Although such changes are permitted, under the Note Purchase Agreement the terms of such agreements must not vary the Required Terms. In addition, US Airways will be obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. US Airways must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

General

Equipment Notes will be issued in two series with respect to each Aircraft (the “Series A Equipment Notes” and the “Series B Equipment Notes,” collectively, the “Equipment Notes”). US Airways may elect to issue a single additional series of equipment notes with respect to an Aircraft at any time after the Issuance Date (the “Series C Equipment Notes”) which will be funded from sources other than this Offering and will be subordinated in right of payment to the Equipment Notes. See “Possible Issuance of Class C Certificates and Refinancing of Certificates.” The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture among US Airways, Wilmington Trust, National Association, as securities intermediary thereunder (in such capacity with respect to each Indenture, a “Securities Intermediary”) and Wilmington Trust Company, as indenture trustee thereunder (in such capacity with respect to each Indenture, a “Loan Trustee”). (Indentures, Section 2.02)

US Airways’ obligations under the Equipment Notes will be general obligations of US Airways. US Airways Group, Inc. will fully and unconditionally guarantee the payment obligations of US Airways under the Equipment Notes pursuant to the UAG Guarantee.

Subordination

The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

•	Series A Equipment Notes issued in respect of an Aircraft will rank senior in right of payment to other Equipment Notes issued in respect of such Aircraft.

•

Series B Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A Equipment Notes issued in respect of such Aircraft and will rank senior in right of payment to the Series C Equipment Notes, if any are issued.

If US Airways elects to issue Series C Equipment Notes with respect to an Aircraft, the Series C Equipment Notes will be subordinated in right of payment to the Series A Equipment Notes and the Series B Equipment

Notes issued with respect to such Aircraft. See “Possible Issuance of Class C Certificates and Refinancing of Certificates.” (Indentures, Section 2.12)

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this prospectus supplement with respect to Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on June 3 and December 3 of each year, commencing on the first such date after issuance of such Equipment Notes. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. (Indentures, Section 2.02)

Scheduled principal payments on the Equipment Notes will be made on June 3 and December 3 in certain years, commencing on December 3, 2013. See “Description of the Certificates—Pool Factors” for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day, without any additional interest. (Indentures, Section 2.02)

US Airways is also required to pay under each Indenture such Indenture’s pro rata share of the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility and of compensation and certain expenses payable to the Pass Through Trustee and the Subordination Agent. (Indentures, Section 2.02)

The date on which payments of scheduled interest and principal on any Series C Equipment Notes will commence will be set forth in such Class C Certificates if any Class C Certificates are issued.

Redemption

If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by US Airways under the related Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Indentures, Section 2.09)

All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of US Airways, provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, US Airways may elect to redeem the Series B Equipment Notes or the Series C Equipment Notes (if any) issued with respect to all Aircraft in connection with a refinancing of such Series. See “Possible Issuance of Class C Certificates and Refinancing of Certificates.” The redemption price in the case of any optional redemption of Equipment Notes will be equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Indentures, Section 2.10)

“Make-Whole Premium” means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus the applicable Make-Whole Spread over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. The “Make-Whole Spread” applicable to each Series of Equipment Notes is set forth below:

Make-Whole Spread
Series A Equipment Notes	0.50%
Series B Equipment Notes	0.50%

For purposes of determining the Make-Whole Premium, “Treasury Yield” means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the “most recent H.15(519)” means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date. (Indentures, Annex A)

“Average Life Date” for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. “Remaining Weighted Average Life” on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note. (Indentures, Annex A)

Security

Aircraft

The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and each of the other Aircraft for which Equipment Notes are outstanding and an assignment to the Loan Trustee of certain of US Airways’ rights under warranties with respect to the Aircraft.

Since the Equipment Notes are cross-collateralized, any proceeds from the sale of an Aircraft securing Equipment Notes or other exercise of remedies under an Indenture with respect to such Aircraft will (subject to the provisions of the U.S. Bankruptcy Code) be available for application to shortfalls with respect to obligations due under the other Equipment Notes at the time such proceeds are received. In the absence of any such shortfall, excess proceeds will be held as additional collateral by the Securities Intermediary under such Indenture for such other Equipment Notes. However, if an Equipment Note ceases to be held by the Subordination Agent (as a result of sale upon the exercise of remedies or otherwise), it ceases to be entitled to the benefits of cross-collateralization.

See Appendix IV to this prospectus supplement for tables setting forth the projected loan to value ratios for each of the Aircraft that may be financed pursuant to this Offering.

The Equipment Notes issued with respect to the aircraft will be direct obligations of US Airways and will be guaranteed by US Airways Group, Inc.

Cash

Cash, if any, held from time to time by the Securities Intermediary with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Securities Intermediary, at the direction of US Airways, in investments described in the related Indenture. (Indentures, Section 6.06)

Limitation of Liability

Except as otherwise provided in the Indentures, each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. (Indentures, Section 7.01)

Indenture Defaults, Notice and Waiver

Events of default under each Indenture (“Indenture Defaults”) will include:

•

The failure by US Airways to pay any amount, when due, under such Indenture or under any Equipment Note issued under such Indenture that continues for ten Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, for more than ten Business Days after US Airways receives written notice from the related Loan Trustee.

•

Any representation or warranty made by US Airways in such Indenture, the related Participation Agreement or certain related documents being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods.

•	Failure by US Airways to perform or observe in any material respect any covenant or obligation under such Indenture or certain related documents that continues after notice and specified cure periods.

•	The failure to carry and maintain insurance required under such Indenture.

•	The occurrence of an Indenture Default under any other Indenture.

•	The occurrence of certain events of bankruptcy, reorganization or insolvency of US Airways. (Indentures, Section 5.01)

The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indentures, Section 5.06) See “Description of the Intercreditor Agreement—Voting of Equipment Notes” regarding the persons entitled to direct the vote of Equipment Notes.

Remedies

If an Indenture Default (other than certain events of bankruptcy, reorganization or insolvency) occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (without Make-Whole Premium). If certain events of bankruptcy, reorganization or insolvency occur with respect to US

Airways, such amounts shall be due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all overdue interest and other amounts due on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Indentures, Section 5.02(b))

Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law.

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code (“Section 1110”) provides special rights to holders of security interests with respect to “equipment” (defined as described below). Under Section 1110, the right of such holders to take possession of such equipment in compliance with the provisions of a security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-Day Period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing defaults and, subsequently, the debtor cures all future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured. Further, any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110 of the U.S. Bankruptcy Code.

“Equipment” is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. Rights under Section 1110 are subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994.

It is a condition to the Trustees’ obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to US Airways, which is expected to be Latham & Watkins LLP, provide its opinion to the Trustees that the Loan Trustees will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Aircraft, assuming that, at the time of such transaction, US Airways holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee’s exercise of rights contained in the Indenture, see “—Indenture Defaults, Notice and Waiver.”

The opinion of Latham & Watkins LLP will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See “—Certain Provisions of the Indentures—Events of Loss.” The opinion of Latham & Watkins LLP will also not address the availability of Section 1110 with respect to any possible lessee of an Aircraft if it is leased by US Airways.

If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Participation Agreement may not be amended or modified, except to the extent indicated below. (Indentures, Section 10.01(a))

Without the consent of the Liquidity Provider and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any lien or security interest with respect to the property subject to the lien of such Indenture or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto, except as provided in such Indenture, or (c) modify the percentage of holders of Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 10.01(a))

Any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder (provided that such change does not adversely affect the interests of any such holder) or provide for the re-issuance thereunder of Series B Equipment Notes or, if any Series C Equipment Notes are issued, the issuance or re-issuance thereunder of Series C Equipment Notes (and the re-issuance of Series B Equipment Notes or the issuance or re-issuance thereunder of Series C Equipment Notes under other Indentures) and, with respect to the Series B Equipment Notes, any related credit support arrangements. See “Possible Issuance of Class C Certificates and Refinancing of Certificates.” (Indentures, Section 10.01(b))

Indemnification

US Airways will be required to indemnify each Loan Trustee, each Securities Intermediary, each Liquidity Provider, the Subordination Agent, each Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. (Indentures, Section 8.01)

Certain Provisions of the Indentures

Maintenance

US Airways is obligated under each Indenture, among other things and at its expense, to keep each Aircraft duly registered and insured, and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to US Airways, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times with certain limited exceptions. (Indentures, Section 4.02(d))

Possession, Lease and Transfer

Each Aircraft may be operated by US Airways or, subject to certain restrictions, by certain other persons. Normal interchange agreements with respect to the Airframe and normal interchange, pooling and borrowing agreements with respect to any Engine, in each case customary in the commercial airline industry, are permitted. Leases are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize the Loan Trustee’s security interest in respect of the applicable Aircraft. In addition, a lessee may not be subject to insolvency or similar proceedings at the commencement of such lease. (Indentures, Section 4.02(a) and (b)) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Convention”) or the Cape Town Convention on International Interests in Mobile Equipment and the related Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Cape Town Treaty”). It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention or the Cape Town Treaty. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

Registration

US Airways is required to keep each Aircraft duly registered under the Transportation Code with the FAA and to record each Indenture and certain other documents under the Transportation Code. In addition, US Airways is required to register the “international interests” created pursuant to the Indenture under the Cape Town Treaty. (Indentures, Section 4.02(e)) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft under U.S. law. If such Aircraft is located outside the United States, under U.S. law the effect of such perfection and the priority of such security interest will be governed by the law of the jurisdiction where such Aircraft is located. The Convention provides that such security interest will be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. The Cape Town Treaty provides that a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. There are many jurisdictions in the world that have not ratified either the Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time.

So long as no Indenture Default exists, US Airways has the right to register any Aircraft in a country other than the United States at its own expense in connection with a permitted lease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Indenture. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Indentures, Section 4.02(e))

Liens

US Airways is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the Equipment Notes and US Airways arising under the applicable Indenture or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen’s, mechanics’ and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; (iv) any lien approved in writing by the relevant Loan Trustee; (v) salvage or other similar rights of issuers under policies required to be maintained by US Airways under the relevant Indenture; and (vi) any other lien as to which US Airways has provided a bond or other security adequate in the reasonable opinion of the Loan Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of the Loan Trustee therein or impair the lien of the relevant Indenture. (Indentures, Annex A and Section 4.01)

Replacement of Parts; Alterations

US Airways is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. (Indentures, Section 4.04(a)) US Airways or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility, condition or useful life of the related Aircraft or Engine or invalidate the Aircraft’s airworthiness certificate. (Indentures, Sections 4.04(a) and (d))

Insurance

US Airways is required to maintain, at its expense (or at the expense of a permitted lessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the unpaid principal amount of the Equipment Notes relating to such Aircraft together with six months of interest accrued thereon (the “Debt Balance”). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $5,000,000 per occurrence, such proceeds up to the Debt Balance of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to the amount per occurrence set forth in the preceding sentence, such proceeds will be payable directly to US Airways so long as no Indenture Default exists under the related Indenture. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Indentures, Section 4.06 and Annex B)

In addition, US Airways is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper’s liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the greater of (i) the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by US Airways of the same type and operating on similar routes as such Aircraft and (ii) certain specified minimums. With respect to a particular Aircraft, US Airways may choose not to maintain cargo liability insurance, or may maintain a level of cargo liability insurance lower than the specified minimums set forth in the related Participation Agreement so long as such cargo liability is not less than the cargo liability insurance maintained for other Aircraft of the same make and model owned or leased and operated by US Airways. (Indentures, Section 4.06 and Annex B)

US Airways is also required to maintain war-risk, hijacking and allied perils insurance if it (or any permitted lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if US Airways (or any permitted lessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Indentures, Section 4.06 and Annex B)

US Airways may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in US Airways’ fleet or 1.5% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which US Airways carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case US Airways may self-insure the Aircraft to such higher level. In addition, US Airways may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Indentures, Section 4.06 and Annex B)

In respect of each Aircraft, US Airways is required to name as additional insured parties the Loan Trustees, the Securities Intermediaries, the holders of the Equipment Notes and the Liquidity Provider under all liability insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of US Airways, any permitted lessee or any other person. (Indentures, Section 4.06 and Annex B)

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, US Airways must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, US Airways must either (i) pay to the Loan Trustee the outstanding principal amount of the Equipment Notes, together with certain additional amounts, but, in any case, without any Make-Whole Premium or (ii) unless an Indenture Default or failure to pay principal or interest under the Indenture or certain bankruptcy defaults shall have occurred and is continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Indentures, Sections 2.09 and 4.05(a))

If US Airways elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall subject such an airframe (or airframe and one or more engines) to the lien of the Indenture, and such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Indenture. US Airways is also required to provide to the relevant Loan Trustee reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Loan Trustee will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Indentures, Section 4.05(c))

If US Airways elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued and unpaid interest thereon and all additional amounts then due and unpaid with respect to such Aircraft, the lien of the Indenture shall terminate with respect to such Aircraft, and the obligation of US Airways thereafter to make interest and principal payments with respect thereto shall cease. (Indentures, Sections 2.09, 3.02 and 4.05(a)(ii))

If an Event of Loss occurs with respect to an Engine alone, US Airways will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Indenture. (Indentures, Section 4.04(e))

An “Event of Loss” with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

•	The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

•

The actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

•	Any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more.

•

Any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a U.S. government entity) for a period exceeding 180 consecutive days.

•

As a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of US Airways’ business of passenger air transportation is prohibited for 180 consecutive days, unless US Airways, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by US Airways, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to US Airways’ entire U.S. registered fleet of similar property and US Airways, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by US Airways, but in any event if such use shall have been prohibited for a period of three years.

•

With respect to any Engine, any divestiture of title to such Engine in connection with pooling or certain other arrangements shall be treated as an Event of Loss. (Indentures, Annex A and Section 4.02(b)(i))

POSSIBLE ISSUANCE OF CLASS C CERTIFICATES AND

REFINANCING OF CERTIFICATES

Issuance of Class C Certificates

US Airways may elect to issue a single additional series of equipment notes, referred to herein as the Series C Equipment Notes at any time after the Issuance Date with respect to any Aircraft. If issued, the Series C Equipment Notes will be funded from sources other than this offering (the “Offering”) but will be issued under the same Indentures as the Series A Equipment Notes and the Series B Equipment Notes for such Aircraft. The Series C Equipment Notes issued under an Indenture will be subordinated in right of payment to the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture, will bear interest at a fixed rate and the scheduled payment dates will be the Regular Distribution Dates. US Airways will fund the sale of the Series C Equipment Notes through the sale of the Class C Certificates issued by the Class C Trust. Any issuance of Class C Certificates will be made pursuant to a separate prospectus, prospectus supplement, private offering memorandum or other offering document. There will be no liquidity facility with respect to such Class C Certificates.

The Class C Trustee will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of US Airways and the Subordination Agent to provide for the addition thereto of the interest rate and final maturity date of the Class C Certificates. The Intercreditor Agreement already provides for the subordination of any Class C Certificates to the Administration Expenses, the Liquidity Obligations, and, other than with regard to interest on the Preferred C Pool Balance, the Class A Certificates and the Class B Certificates as and to the extent described herein.

The holders of Class C Certificates will have the right to purchase all of the Class A Certificates and the Class B Certificates under certain circumstances after a bankruptcy of US Airways. See “Description of the Certificates—Purchase Rights of Certificateholders.” In addition, the Class C Trustee will be the Controlling Party upon payment of Final Distributions to the holders of the Class A Certificates and the Class B Certificates, subject to the rights of the Liquidity Providers to be the Controlling Party under certain circumstances. See “Description of the Intercreditor Agreement—Intercreditor Rights.”

Any such issuance of Series C Equipment Notes and Class C Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such issuance) is contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of Certificates. The issuance of the Class C Certificates is conditioned on the prior issuance of the Class A Certificates and the Class B Certificates.

If Class C Certificates are issued prior to the Delivery Period Termination Date, (a) the net proceeds thereof will be held in escrow and placed in deposit on behalf of the escrow agent with a depositary, all on terms and conditions and under documentation substantially similar to the Deposit Agreements and Escrow Agreements applicable to the net proceeds of the Class A Certificates and the Class B Certificates and (b) the Series C Equipment Notes will be issued and purchased by the Subordination Agent on behalf of the Class C Trustee on terms and conditions, and under documentation, substantially similar to the Note Purchase Agreement and Participation Agreement applicable to the purchase of the Series A Equipment Notes and the Series B Equipment Notes.

Refinancing of Certificates

US Airways may elect to redeem and re-issue Series B Equipment Notes or Series C Equipment Notes (if any) then outstanding (any such re-issued Equipment Notes, the “Refinancing Equipment Notes”) in respect of all (but not less than all) of the Aircraft. In such case, US Airways will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the “Refinancing Certificates”) issued by a US

Airways pass through trust (the “Refinancing Trust”). The Refinancing Certificates relating to the refinanced Series B Equipment Notes may have the benefit of a liquidity facility.

The Trustee of the Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of US Airways and the Subordination Agent to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates and, if applicable, the Class B Certificates in the same manner that the corresponding class of refinanced Certificates were subordinated. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such re-issuance) is contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of Certificates that remains outstanding.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of material U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates and the associated Escrow Receipts. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates that are citizens or residents of the United States, corporations created or organized in or under the laws of the United States or any state therein or the District of Columbia, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person (“U.S. Persons”) that will hold the Certificates as capital assets (“U.S. Certificateholders”). This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships or other pass-through entities, holders subject to the mark-to-market rules, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a “functional currency” other than the U.S. Dollar, nor, except as otherwise specified, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal, state, local or foreign income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates.

Tax Status of the Trusts

Although there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, based upon an interpretation of analogous authorities and the terms of the transaction documents, all as in effect on the date hereof, each Trust will be classified for U.S. federal income tax purposes either as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”) or as a partnership, and will not be treated as a corporation or other entity taxable as a corporation.

Each Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth under “Taxation of Certificateholders Generally—Trusts Classified as Partnerships” or as otherwise indicated below, the discussion below assumes that each Trust will be classified as a grantor trust. If a Trust is classified as a partnership for U.S. federal income tax purposes, it will not be classified as a publicly traded partnership taxable as a corporation provided that at least 90% of such Trust’s gross income for each taxable year that it has existed is “qualifying income” (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Income derived by each Trust from the Equipment Notes and the Deposits will constitute qualifying income, and each Trust therefore will meet the 90% test described above, assuming that such Trust operates in accordance with the terms of the applicable Pass Through Trust Agreement and the other agreements to which it is a party.

Taxation of Certificateholders Generally

Trusts Classified as Grantor Trusts

Assuming that a Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Equipment Notes held by the Trust, the Trust’s contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Trust. Accordingly, each U.S. Certificateholder’s share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder’s method of accounting for U.S. federal income tax purposes. The Deposits will likely be subject to the short-term obligation rules, with the result that a U.S. Certificateholder using the cash method of accounting will be required to defer interest deductions with respect to debt incurred or continued to purchase or carry an interest in a Deposit unless the U.S. Certificateholder elects to include income from the Deposit using the accrual method of accounting. Any amounts received by a Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that the payments related to such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder’s share of such fees or expenses will be allowed only to the extent that all of such holder’s miscellaneous itemized deductions, including such holder’s share of such fees and expenses, exceed 2% of such holder’s adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Trusts Classified as Partnerships

If a Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Trust will be calculated at the Trust level, but the Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Trust’s items of income and deduction on its tax return for its taxable year within which the Trust’s taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder’s basis in its interest in the Trust generally would be equal to its purchase price therefor including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes, plus its share of the Trust’s net income, minus its share of any net losses of the Trust, and minus the amount of any distributions from the Trust. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting.

Effect of Reallocation of Payments under the Intercreditor Agreement

In the event that any Trust (a “Subordinated Trust,” and its related pass through certificates being “Subordinated Certificates”) receives less than the full amount of the interest, principal or premium paid with respect to the Equipment Notes held by it because of the subordination of the Equipment Notes held by the Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated

Certificates (“Subordinated Certificateholders”) likely would be treated for federal income tax purposes as if they had:

•	received as distributions their full share of interest, principal or premium;

•	paid over to the relevant preferred class of certificateholders an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

Under this analysis:

•

Subordinated Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the Subordinated Trust that was a component of the shortfall, even though that amount was in fact paid to the relevant preferred class of certificateholders;

•

any resulting loss generally would only be allowed to Subordinated Certificateholders when their right to receive reimbursement of the shortfall becomes worthless (i.e., generally when it becomes clear that funds will not be available from any source to reimburse such loss); and

•

reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Subordinated Certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Dissolution of Original Trusts and Formation of New Trusts

Assuming that Original Trusts are classified as grantor trusts (regardless of the classification of the Successor Trusts as grantor trusts or partnerships), the dissolution of an Original Trust and distribution of interests in the related Successor Trust will not be a taxable event to U.S. Certificateholders, who will continue to be treated as owning their shares of the property transferred from the Original Trust to the Successor Trust. If the Original Trusts are classified as partnerships and the Successor Trusts are classified as grantor trusts, a U.S. Certificateholder will be deemed to receive its share of the Equipment Notes and any other property transferred by the Original Trust to the Successor Trust in liquidation of its interest in the Original Trust in a non-taxable transaction. In such case, the U.S. Certificateholder’s basis in the property so received will be equal to its basis in its interest in the Original Trust, allocated among the various assets received based upon their bases in the hands of the Original Trust and any unrealized appreciation or depreciation in value in such assets, and the U.S. Certificateholder’s holding period for the Equipment Notes and other property will include the Original Trust’s holding period.

Sale or Other Disposition of the Certificates

Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (except to the extent attributable to accrued interest, which will be taxable as ordinary income if not previously included in income, or to the associated Escrow Receipt) and the U.S. Certificateholder’s adjusted tax basis in the Note Purchase Agreement, Equipment Notes and any other property held by the corresponding Trust (not including the tax basis attributable to the associated Escrow Receipt). Any such gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year (except to the extent attributable to any property held by the Trust for one year or less).

Upon a sale, exchange or other disposition of a Certificate, a U.S. Certificateholder will also recognize gain or loss equal to the difference between the amount realized allocable to the associated Escrow Receipt (which evidences such Certificateholder’s interest in the associated Deposits) and the U.S. Certificateholder’s adjusted tax basis attributable to the associated Escrow Receipt. The gain likely would be treated as ordinary interest income (and any such loss likely would, to the extent of cumulative net accruals on the associated Deposit, be treated as an ordinary loss).

Notwithstanding the foregoing, if a Trust is classified as a partnership, gain or loss with respect to a disposition of an interest in the Trust will be calculated and characterized by reference to the U.S. Certificateholder’s adjusted tax basis and holding period for its interest in the Trust.

Foreign Certificateholders

Subject to the discussion of backup withholding below, payments of principal, interest or premium on the Equipment Notes or the associated Deposits to, or on behalf of, any beneficial owner of a Certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former U.S. citizens or residents), foreign corporation, foreign trust, or foreign estate (a “non-U.S. Certificateholder”) will not be subject to U.S. federal withholding tax, provided that:

•	such amount is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Certificateholder;

•

the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of US Airways or the Depositary, as the case may be, entitled to vote;

•

the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to US Airways or the Depositary, as the case may be; and

•	certain certification requirements (including identification of the beneficial owner of the Certificate) are satisfied.

Subject to the discussion of backup withholding below, any gain (not including any amount treated as interest) realized upon the sale, exchange, retirement or other disposition of a Certificate or the related Escrow Receipt or upon receipt of premium paid on an Equipment Note by a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Prospective investors that are not U.S. Persons should consult their tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership and disposition of Certificates and the associated Escrow Receipt under U.S. federal, state, local and any other relevant law in light of their own particular circumstances.

Information Reporting and Backup Withholding

Generally, the amount of interest paid on the Equipment Notes held in the applicable Trust or the associated Deposits to or on behalf of Certificateholders and the amount of tax, if any, withheld with respect to those payments will be reported annually to the IRS and to Certificateholders. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. Certificateholder resides under the provisions of an applicable income tax treaty. In general, a Certificateholder will not be subject to backup withholding with respect to payments made on the Certificates or the associated Escrow Receipts, provided such Certificateholder complies with certain certification requirements (and, in the case of a non-U.S. Certificateholder, the recipient of such certification does not have actual knowledge or reason to know that the holder is a U.S. Person that is not an exempt recipient). In addition, a Certificateholder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of Certificates and Escrow Receipts within the United States or conducted through specified U.S.-related financial intermediaries, unless certain certification requirements are met (and, in the case of a non-U.S. Certificateholder, neither the recipient of such certification nor the relevant financial intermediary has actual knowledge or reason to know that the Certificateholder is a U.S. Person that is not an exempt recipient) or the Certificateholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Certificateholder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”), enacted on March 18, 2010, generally imposes a 30% withholding tax on “withholdable payments” made to foreign entities that fail to meet specified requirements. “Withholdable payments” include, among others, U.S.-source interest and gross proceeds from the disposition of property that could produce U.S.-source interest. Certificateholders will not be indemnified directly or indirectly for the amount of any withholding taxes imposed under FATCA. If any withholding taxes reduce the amount payable to a Certificateholder, such Certificateholder should consult its tax advisor regarding whether refunds or credits of such tax are available.

Income and gross proceeds on the Deposits or the Equipment Notes (or any other assets held by the Trusts) are potentially subject to the FATCA withholding tax unless such assets are “Grandfathered Obligations.” Pursuant to proposed Treasury Regulations, “obligations” (as defined thereunder) that are treated as outstanding on January 1, 2013 would be “Grandfathered Obligations.” For obligations that are not Grandfathered Obligations (including any obligations that are treated as significantly modified on or after January 1, 2013), the proposed Treasury Regulations as modified by recently issued administrative guidance provides that the 30% FATCA withholding tax would apply (absent an applicable exemption) to (i) U.S.-source interest income that is paid on or after January 1, 2014 and (ii) gross proceeds from the disposition of property that could produce U.S.-source interest paid on or after January 1, 2017. It is unclear whether the Deposits or the Equipment Notes will be treated as Grandfathered Obligations. Therefore, we or another paying agent may apply FATCA withholding taxes to payments made under, and gross proceeds from dispositions of, the Deposits or the Equipment Notes (or any other assets held by the Trusts).

A “foreign financial institution” as defined under FATCA (an “FFI”) that enters into and complies with an agreement with the IRS regarding certain information reporting and withholding under FATCA (or is otherwise exempt from, or complaint with, FATCA, including pursuant to an intergovernmental agreement) would be exempt from the FATCA withholding taxes. A person that receives payments through one or more FFIs may receive reduced payments on the Certificates as a result of FATCA withholding taxes if (i) one or more of such FFIs do not enter into such an agreement with the IRS, do not otherwise establish an exemption and are not otherwise compliant or exempt under an intergovernmental agreement, or (ii) such person is a “recalcitrant account holder” or itself an FFI described in clause (i). A non-U.S. Certificateholder that is not an individual or an FFI and not otherwise exempt may also be required to provide certain information (generally including satisfactory documentation to establish that it is not a U.S. person and has (i) no “substantial United States owners” (as defined in the Code) or (ii) substantial United States owners for which documentation is provided that indicates the name, address and U.S. taxpayer identification number for each such United States owner) in order to be exempt from FATCA withholding taxes.

The proposed Treasury Regulations discussed above are not effective until finalized and, unless and until so finalized, Certificateholders cannot rely on the proposed regulations. Furthermore, many aspects of complying with FATCA and obtaining exemptions from FATCA withholding taxes are unclear under the proposed Treasury Regulations. For example, if FFIs such as Euroclear, Clearstream and other similar foreign clearing systems are not otherwise exempted from the FATCA regime, those clearing systems would likely need to take significant operational steps to acquire and report the required information from their account holders.

This description of the FATCA rules is based on preliminary guidance. Further guidance is anticipated, which may significantly modify these rules, including as they apply to a Certificateholder. FATCA is particularly complex and its application to a Certificateholder is uncertain at this time. Each Certificateholder should consult its own tax advisor regarding FATCA.

CERTAIN DELAWARE TAXES

The Trustee is a Delaware trust company with its corporate trust office in Delaware. In the opinion of Morris James LLP, Wilmington, Delaware, counsel to the Trustee, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

Neither the Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. In general, should a Certificateholder or any Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Asset Regulation”), describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in such Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction. Any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. The Trustee could, therefore, become a fiduciary of Plans that have invested in the Certificates and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the related Trust. If the Trustee becomes a fiduciary with respect to the Plans purchasing the Certificates, there may be an improper delegation by such Plans of the responsibility to manage plan assets. In order to mitigate the possibility of such prohibited transactions, each investing Plan, by acquiring such Certificates (or an interest therein), will be deemed to have directed the Trustee to invest in the assets held in such Trust pursuant to the terms and conditions described herein. Any Plan purchasing the Certificates should also ensure that any statutory or administrative exemption from the prohibited transaction rules on which such Plan relies with respect to its purchase or holding of the certificates also applies to such Plan’s indirect acquisition and holding of the assets of the related Trust.

The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, US Airways and its affiliates, the Underwriters, the Loan Trustee, the Escrow Agent, the Depositary, the Trustee and the Liquidity Provider. In addition, if one class of Certificates is purchased by a Plan and another class of Certificates is held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class

Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from some or all the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

Governmental plans and certain church plans (“Similar Law Plans”), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”). Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have (i) represented and warranted that either (a) no assets of a Plan or a Similar Law Plan have been used to purchase or hold such Certificate or an interest therein or (b) the purchase and holding of such Certificate or an interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions and not prohibited under Similar Laws, and (ii) directed the relevant Trustee to invest in the assets held in the relevant Trust pursuant to the terms and conditions described herein.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering whether to purchase the Certificates on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transaction and whether an exemption would be applicable to such transaction. Investors in the Certificates have exclusive responsibility for ensuring that their purchase of the Certificates does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Certificates by or to any Plan is in no respect a representation by us, the underwriters or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for such Plans generally or any particular Plan.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement among US Airways, US Airways Group and the underwriters listed below (collectively, the “Underwriters”), US Airways has agreed to cause each Trust to sell to the Underwriters, and the Underwriters have agreed to purchase, the following respective face amounts of the Class A Certificates and the Class B Certificates.

Underwriter	Face Amount of Class A Certificates	Face Amount of Class B Certificates
Citigroup Global Markets Inc.	$156,792,375	$48,026,625
Goldman, Sachs & Co.	104,528,250	32,017,750
Morgan Stanley & Co. LLC	79,441,470	24,333,490
Barclays Capital Inc.	41,811,300	12,807,100
Merrill Lynch, Pierce, Fenner & Smith Incorporated	35,539,605	10,886,035

Total	$418,113,000	$128,071,000

The underwriting agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters are obligated to purchase all of the Class A Certificates and the Class B Certificates if any are purchased. If an Underwriter defaults on its purchase commitment, the purchase commitments of non-defaulting Underwriters may be increased or the offering of the Class A Certificates and the Class B Certificates may be terminated.

The aggregate proceeds from the sale of the Class A Certificates and the Class B Certificates will be $546,184,000 US Airways will pay the Underwriters a commission of $5,461,840. US Airways estimates that its expenses associated with the offer and sale of the Class A Certificates and the Class B Certificates will be approximately $3,300,000. Merrill Lynch, Pierce, Fenner & Smith Incorporated may remit to US Airways its underwriting fees related to this Offering, pursuant to the resolution of a dispute between the two parties.

The Underwriters propose to offer the Class A Certificates and the Class B Certificates to the public initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at those prices less the concessions set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers as set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters. The offering of the Certificates by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part.

Pass Through Certificates	To Selling Group Members	Discount to Broker/ Dealers
2012-2A	0.50%	0.25%
2012-2B	0.50%	0.25%

The Class A Certificates and the Class B Certificates are each a new issue of securities with no established trading market. US Airways does not intend to apply for the listing of the Class A Certificates or the Class B Certificates on a national securities exchange. The Underwriters have advised US Airways that one or more of the Underwriters currently intend to make a market in the Class A Certificates and the Class B Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Class A Certificates and the Class B Certificates and any such market making may be discontinued at any time at their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Class A Certificates and the Class B Certificates.

US Airways has agreed to indemnify the several Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in that respect.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for US Airways and its affiliates, for which they received or will receive customary fees and expenses, and certain of the Underwriters have provided and are providing general financing and banking services to US Airways and its affiliates, including the financing of aircraft. In particular, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and certain of their affiliates acted or are acting as joint lead arrangers, bookrunners, syndication agent, administrative agent or collateral agent for the lenders under our $1.6 billion credit facility administered by Citicorp North America. Affiliates of Citigroup Global Markets Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Barclays Capital Inc. are also lenders under our $100 million loan agreement administered by Citicorp North America, Inc. Affiliates of both Morgan Stanley & Co. LLC and Goldman, Sachs & Co. are also providers of energy commodities to US Airways. In addition, an affiliate of Barclays Capital Inc. is acting as a financial advisor to us regarding a matter unrelated to this offering.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of US Airways and its affiliates. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Certain of the Underwriters or their respective affiliates that have a lending relationship with US Airways and its affiliates routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities of US Airways and its affiliates.

US Airways expects that delivery of the Class A Certificates and the Class B Certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the tenth business day following the date hereof (this settlement cycle being referred to as T+10). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Class A Certificates and the Class B Certificates on a day prior to the third business day before the date of initial delivery of such Certificates will be required, by virtue of the fact that the Class A Certificates and the Class B Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

To facilitate the offering of the Class A Certificates and the Class B Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Certificates and the Class B Certificates. Specifically, the Underwriters may overallot in connection with the Offering, creating a short position in the Class A Certificates and the Class B Certificates for their own account. In addition, to cover overallotments or to stabilize the price of the Class A Certificates and the Class B Certificates, the Underwriters may bid for, and purchase, Class A Certificates and Class B Certificates in the open market. Finally, the Underwriters may reclaim selling concessions allowed to an agent or a dealer for distributing Class A Certificates and Class B Certificates in the Offering, if the Underwriters repurchase previously distributed Class A Certificates and Class B Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Class A Certificates and the Class B Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Certificates which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Certificates shall require the issuer or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression “offer of Certificates to the public” in relation to any Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each Underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Certificates in circumstances in which Section 21(1) of the FSMA would not, if the issuer was not an authorized person, apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

Hong Kong

Each Underwriter has agreed that (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Certificates other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Certificates, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The Certificates have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each Underwriter has agreed that it will not offer or sell any Certificates, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Certificates may be circulated or distributed, nor may the Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

The validity of the Certificates is being passed upon for US Airways by Latham & Watkins LLP, New York, New York, and for the Underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Milbank, Tweed, Hadley & McCloy LLP will rely on the opinion of Morris James LLP, Wilmington, Delaware, counsel for Wilmington Trust Company, as Trustee, as to matters of Delaware law relating to the Pass Through Trust Agreements.

EXPERTS

The consolidated financial statements of US Airways Group, Inc. and its subsidiaries and US Airways, Inc. and its subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The references to AISI, BK and MBA, and to their respective appraisal reports, dated November 27, 2012, November 27, 2012 and November 28, 2012 respectively, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and must file reports, proxy statements and other information with the SEC. You may read and copy documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy statements and other information we have filed electronically with the SEC. This web site is located at http://www.sec.gov. US Airways Group’s common stock is listed on the New York Stock Exchange. Accordingly, certain reports, proxy statements and other information we have filed with the SEC may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Certain information is also available at our web site or from links on our web site at http://www.usairways.com. Information on our web site does not constitute part of this prospectus supplement or the accompanying prospectus.

We have filed a registration statement (together with all amendments to the registration statement, collectively, the “Registration Statement”) with the SEC under the Securities Act, with respect to the securities offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to US Airways Group and our securities, we refer you to the Registration Statement and the exhibits thereto. Statements in this prospectus supplement concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or superseded such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K, for the fiscal year ended December 31, 2011, filed on February 22, 2012.

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed on April 25, 2012.

•	The Definitive Proxy Statement of US Airways Group with respect to the Annual Meeting of Stockholders filed on April 27, 2012.

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, filed on July 25, 2012.

•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, filed on October 24, 2012.

•	Our Current Reports on Form 8-K filed on January 30, 2012, May 4, 2012, May 16, 2012, June 20, 2012, August 9, 2012 and November 26, 2012.

All documents that we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or subsequent to the date of this prospectus supplement and the accompanying prospectus including any Current Report on Form 8-K with respect to certain exhibits to the Registration Statement in connection with this Offering, and, in all events, prior to the termination of this Offering, shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the respective dates of filing of such documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K and related exhibits, which shall not be deemed filed or incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

You may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:

Corporate Secretary

US Airways Group, Inc.

111 West Rio Salado Parkway

Tempe, Arizona 85281

(480) 693-0800

APPENDIX I—INDEX OF TERMS

60-Day Period	S-45
AAL	S-1
Actual Disposition Event	S-81
Administration Expenses	S-77
Aircraft	S-83
AISI	S-83
AMT	S-14
Appraisal	S-77
Appraised Current Market Value	S-77
Appraisers	S-83
ASIF	S-13
Assumed Amortization Schedule	S-42
Average Life Date	S-88
Base Rate	S-72
Basic Agreement	S-38
BK	S-83
Business Day	S-41
Cape Town Treaty	S-92
Cash Collateral Account	S-70
Cede	S-62
Certificate Account	S-41
Certificate Buyout Event	S-45
Certificate Owner	S-62
Certificateholders	S-39
Certificates	S-38
Class A Certificates	S-38
Class A Trust	S-38
Class A Trustee	S-38
Class B Adjusted Interest	S-80
Class B Certificates	S-38
Class B Trust	S-38
Class B Trustee	S-38
Class C Adjusted Interest	S-80
Class C Certificates	S-38
Class C Trust	S-38
Class C Trustee	S-38
Class Exemptions	S-106
clearing agency	S-62
clearing corporation	S-62
Code	S-98
Company	S-iv
Controlling Party	S-7
Convention	S-92
Current Distribution Date	S-79
Debt Balance	S-93
Deemed Disposition Event	S-81
Delivery Period	S-84
Delivery Period Termination Date	S-65
Deposit	S-65
Deposit Agreement	S-65

Depositary	S-66
Depositary Threshold Rating	S-66
disqualified persons	S-105
Distribution Date	S-77
Downgrade Drawing	S-70
DTC	S-62
DTC Participants	S-62
Equipment	S-90
Equipment Note Special Payment	S-77
Equipment Notes	S-86
ERISA	S-105
ERISA Plans	S-105
Escrow Agent	S-67
Escrow Agreements	S-67
Escrow Receipts	S-67
Event of Loss	S-94
Exchange Act	S-v
excusable delay	S-84
Expected Distributions	S-79
Federal Funds Rate	S-72
FATCA	S-34
Final Distributions	S-76
Final Drawing	S-71
Final Maturity Date	S-40
Fitch	S-66
FFI	S-102
H.15(519)	S-88
Indenture	S-49
Indenture Defaults	S-89
Indirect DTC Participants	S-62
Intercreditor Agreement	S-75
Interest Drawing	S-68
IRS	S-98
Issuance Date	S-38
LIBOR	S-19
Liquidity Event of Default	S-73
Liquidity Expenses	S-79
Liquidity Facility	S-68
Liquidity Obligations	S-79
Liquidity Provider	S-68
Liquidity Threshold Rating	S-70
Loan Trustee	S-86
LTVs	S-4
Make-Whole Premium	S-87
Make-Whole Spread	S-88
Market Disruption Base Rate	S-72
Maximum Available Commitment	S-68
Maximum Commitment	S-69
MBA	S-83
Minimum Sale Price	S-76
Moody’s	S-66
most recent H.15(519)	S-88

MSC	S-1
New Trustee	S-61
NOLs	S-30
Non-Extension Drawing	S-71
Non-Performing Equipment Notes	S-79
non-U.S. Certificateholder	S-101
Note Holders	S-60
Note Purchase Agreement	S-49
Notice Date	S-71
Offering	S-iv
Original Trustee	S-61
Original Trusts	S-61
Participation Agreement	S-49
parties in interest	S-105
Pass Through Trust Agreements	S-38
Paying Agent	S-67
Paying Agent Account	S-41
Performing Equipment Note	S-69
Piedmont	S-1
Plan Asset Regulation	S-105
Plans	S-105
Pool Balance	S-41
Pool Factor	S-42
Post Default Appraisals	S-77
Preferred B Pool Balance	S-80
Preferred C Pool Balance	S-81
PSA	S-1
PTC Event of Default	S-46
PTCE	S-106
qualified professional asset manager	S-106
qualifying income	S-98
Rate Determination Notice	S-72
Rating Agencies	S-66
Receiptholder	S-67
Refinancing Certificates	S-96
Refinancing Equipment Notes	S-96
Refinancing Trust	S-97
Registration Statement	S-111
Regular Distribution Dates	S-40
Remaining Weighted Average Life	S-88
Replacement Facility	S-70
Required Amount	S-69
Required Terms	S-50
S&P	S-66
Scheduled Payments	S-40
SEC	S-v
Section 1110	S-90
Section 2.4 Fraction	S-79
Section 382	S-30
Securities Act	S-v
Securities Intermediary	S-86
Series A Equipment Notes	S-86

Series B Equipment Notes	S-86
Series C Equipment Notes	S-86
Special Distribution Date	S-40
Special Payment	S-40
Special Payments Account	S-41
Special Termination Drawing	S-70
Special Termination Notice	S-70
Stated Interest Rates	S-68
Subordinated Certificateholders	S-100
Subordinated Certificates	S-99
Subordinated Trust	S-99
Subordination Agent	S-75
Substitute Aircraft	S-85
Successor Trust	S-61
Termination Notice	S-73
Transfer Date	S-61
Transportation Code	S-46
Treasury Yield	S-88
Triggering Event	S-40
Trust Indenture Act	S-47
Trust Property	S-38
Trust Supplement	S-38
Trustee	S-38
Trustees	S-38
Trusts	S-38
U.S. Certificateholders	S-98
U.S. Persons	S-98
UAG Guarantee	S-6
Underwriters	S-107
US Airways	S-iv
US Airways Bankruptcy Event	S-76
US Airways Group	S-iv
Washington National	S-1

APPENDIX II—APPRAISAL LETTERS

Mr. Simon Little

Director, Corporate Finance

U S Airways, Inc.

111 West Rio Salado Parkway

Tempe, AZ 85281

Sight Unseen New Base Value Opinion

11 Aircraft Portfolio

AISI File No.: A2S078BVO-5

Report Date: 27 November 2012

Aircraft Values as of Delivery Date

27 November 2012

Mr. Simon Little

Director, Corporate Finance

U S Airways, Inc.

111 West Rio Salado Parkway

Tempe, AZ 85281

Subject:	Sight Unseen New Base Value Opinion, 11 Aircraft Portfolio AISI File number: A2S078BVO-5

Ref:	(a) Email messages, 08 – 09 October, 08 – 27 November 2012

Dear Mr. Little:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen base value in new condition for eleven future delivery Aircraft as identified and defined in Table I and reference (a) above (the ‘Aircraft’). The new Aircraft are valued in delivery date million U.S. dollars at an assumed inflation rate of 2.0% from the latest AISI reference data of 01 July 2012.

1.	Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified Senior Appraiser.

AISI defines a ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with

27 Novemmber 2012 AISI File No. A2S078BVO-3 Page - 2 -

no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time. An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. Note that a stored aircraft is not an ‘average’ aircraft. AISI assumes average condition unless otherwise specified in this report.

AISI also assumes that all airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

‘Full-life’ condition assumes zero time since overhaul of airframe, gear, auxiliary power unit (APU), engine overhaul and engine life limited parts (LLPs).

An ‘adjusted’ appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

None of the AISI value definitions take into account remarketing costs, brokerage costs, storage costs, recertification costs or removal costs.

27 November 2012 AISI File No. A2S078BVO-5 Page - 3 -

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values.

AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

If more than one aircraft is contained in this report, then it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.	Valuation

All Aircraft are equipped with two auxiliary fuel tanks. The four 2013 delivery new A330-243 Aircraft are also equipped with standard 180 minute ETOPS (extended twin overwater operations) capability and over water equipment.

It is our considered opinion that the eleven future delivery Aircraft sight unseen base values and current market values in new condition, in delivery date $MUSD at 2.0% inflation from the latest AISI reference values of 01 July 2012, are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

27 November 2012 AISI File No. A2S078BVO-5 Page - 4 -

Table I

New Aircraft

Values as of Aircraft Delivery Date at 2.0% Inflation from Latest 01 July 2012 AISI Reference Values in Delivery Date Million U.S. Dollars

	Aircraft Type	SN	RN	Delivery Date	Engine Type	MTOW	New Base Value Million US Delivery Date Dollars
1	A321-211	5588	N152UW	May - 13	CFM56-5B3/3B1	205,027	57.79
2	A321-211	5594	N153UW	May - 13	CFM56-5B3/3B1	205,027	57.79
3	A321-211	5644	N154UW	Jun - 13	CFM56-5B3/3B1	205,027	57.89
4	A321-211	5659	N155UW	Jun - 13	CFM56-5B3/3B1	205,027	57.89
5	A321-211	5684	N156UW	Jul - 13	CFM56-5B3/3B1	205,027	57.98
6	A321-211	5696	N157UW	Jul - 13	CFM56-5B3/3B1	205,027	57.98
7	A321-231	5728	N567UW	Aug - 13	V2533-A5 Select One	205,027	58.12
8	A330-243	1415	N286AY	May -13	Trent 772B-60/16	513,677	106.77
9	A330-243	1417	N287AY	May-13	Trent 772B-60/16	513,677	106.77
10	A330-243	1441	N288AY	Aug-13	Trent 772B-60/16	513,677	107.30
11	A330-243	1445	N289AY	Oct-13	Trent 772B-60/16	513,677	107.65

27 November 2012 AISI File No. A2S078BVO-5 Page - 5 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. AISI consents to the inclusion of this appraisal report dated 09 November 2012 in the Preliminary Prospectus Supplement and final Prospectus Supplement and to the inclusion of AISI’s name in the Preliminary Prospectus Supplement and final Prospectus Supplement under the caption “Experts.” This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

Dave Miller

Appraiser

Fred Bearden

Senior Appraiser

1295 Northern Boulevard

Manhasset, New York 11030

(516) 365-6272 • Fax (516) 365-6287

November 27, 2012

US Airways, Inc.

111 W. Rio Salado Parkway – CH-TRY

Tempe, AZ 85281

Gentlemen:

In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the current Base Values (BV) for 11 aircraft that will be delivered over the next 14 months (the “Aircraft”). The Aircraft to be delivered include seven A321-211s and four A330-243s. Each Aircraft is further identified by type, date of manufacture, engine type/variant and maximum takeoff weight in the attached Figure 1.

The normal convention in aircraft appraisals is to assign a “half-time” value, for comparison purposes, for an aircraft that is halfway between major expensive maintenance events. The maintenance adjustment is then applied to this half-time value.

For a new Aircraft that has not yet reached half-time, we normally give our opinion of the new value as of the expected delivery date.

DEFINITIONS

According to the International society of Transport Aircraft Trading’s (ISTAT) definition of Current Market Value, to which BK Associates subscribes, the quoted current market value is the Appraiser’s opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The current market value assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm’s length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months. The Current Market Value normally assumes a transaction involving a single aircraft. When more than one aircraft is acquired in the same transaction, the trading price of each unit may be discounted.

November 27, 2012

Base Value, is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

MARKET DISCUSSION & METHODOLOGY

For a new or nearly new aircraft, almost by definition, the new price determines the market value and, unless there are undelivered “white tails”, the market value is equal to the base value. With over 640 aircraft in service and an order backlog for the A321 of over 450 aircraft extending out more than 10 years, there is no doubt that the market is balanced. It is unlikely that one could pressure Airbus into a lower delivery price just on the basis of soft demand. Of course, there are other factors that influence the delivery price of an aircraft.

We do not know the price of the Aircraft, but we know the average “list price” is in the vicinity of $100 million. However, we know that nobody pays list price and, discounts from 15 to 25 percent are common and airlines that placed larger orders usually got a deeper discount.

We are aware of some recent deliveries of new A321 s that had discounts up to 50 percent. There is variation in the price depending on the engine choice and specifications such as the maximum takeoff weight. Considering this and the specifications of the Aircraft, we concluded its new price or current value for a May 2013 delivery is $50,750,000. The price escalates a bit for later deliveries and for those powered by V2500 engines.

Similarly for the A330, we do not know the purchase prices of the Aircraft but we do know the current published Airbus list prices. The average list price for a new A330-200 is about $200 million. We are aware of some discounts of up to 55 percent. Considering this and the configuration and specifications of the Aircraft, we concluded the likely new price as of the delivery date of the A330 is $95.4 million.

November 27, 2012

ASSUMPTIONS & DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the related maintenance records, but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; and maintenance has been accomplished in accordance with a civil airworthiness authority’s approved maintenance program and accepted industry standards. Further, we have assumed unless otherwise stated, that each Aircraft is in typical configuration for the type and has accumulated an average number of hours and cycles. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

Sincerely,

BK ASSOCIATES, INC.

John F. Keitz
President
JFK/kf	ISTAT Senior Certified Appraiser
Attachment	And Appraiser Fellow

Figure 1

US Airways FALL 2012 Appraisal

Values in $ Millions

NO.	TYPE	REGIST	MSN	DOM	ENGINE	MTOW Lbs.	BVs
1	A321-211	N152UW	5588	May-13	CFM56-5B3/3B1	205,027	50.75
2	A321-211	N153UW	5594	May-13	CFM56-5B3/3B1	205,027	50.75
3	A330-243	N286AY	1415	May-13	Trent 772B-60/16	513,677	95.40
4	A330-243	N287AY	1417	May-13	Trent 772B-60/16	513,677	95.40
5	A321-211	N154UW	5644	Jun-13	CFM56-5B3/3B1	205,027	50.75
6	A321-211	N155UW	5659	Jun-13	CFM56-5B3/3B1	205,027	50.75
7	A321-211	N156UW	5684	Jul-13	CFM56-5B3/3B1	205,027	51.00
8	A321-211	N157UW	5696	Jul-13	CFM56-5B3/3B1	205,027	51.00
9	A330-243	N288AY	1441	Aug-13	Trent 772B-60/16	513,677	95.75
10	A321-231	N567UW	5728	Aug-13	V2533-A5	205,027	51.95
11	A330-243	N289AY	1455	Oct-13	Trent 772B-60/16	513,677	96.10

aviation consulting

Desktop Appraisal of:

(7) Future Delivery Airbus A321-200 Aircraft

(4) Future Delivery Airbus A330-200 Aircraft

Client:

US Airways, Inc.

Date:

November 28, 2012

Washington D.C.

2101 Wilson Boulevard

Suite 1001

Arlington, Virginia 22201

Tel: 1 703 276 3200

Fax: 1 703 276 3201

Frankfurt

Herriotstrasse 1

60528 Frankfurt

Germany

Tel: 49 60 (0) 81587 081

Singapore

Ocean Financial Centre

10 Collyer Quay

Level 40, Suite 5

Singapore 049315

Tel: 65 6808 6097

I.	Introduction and Executive Summary

Table of Contents:

I.	Introduction	Page 1
II.	Value Definitions/Terminology	Page 2
III.	Current Market Conditions	Page 3
IV.	Valuation	Page 19
V.	Covenants	Page 21

Morten Beyer & Agnew (“mba”) has been retained by US Airways, Inc. (the “Client”), to provide a Desktop Appraisal to determine the New Future Base Values of seven (7) Airbus A321-200 aircraft and four (4) Airbus A330-200. These aircraft are further identified in Section IV of this report.

In performing this appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with information from its semiannual publication mba Future Aircraft Values (“FAV”) – Jet Transport Plus, Q3 2012 update.

Based on the information set forth in this report, it is our opinion that the New Future Base Values of the aircraft in this portfolio are as follows and as set forth in Section III.

Base Value (USD$)
11 Aircraft (Portfolio Total)	$748,360,000

Section II of this report presents definitions of various terms, such as Current Base Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II.	Definitions

Extended Desktop Appraisal

An Extended Desktop Appraisal is one that is characterized by the absence of any on-site inspection of the aircraft or its maintenance records, but it does include consideration of maintenance status information that is provided to the appraiser from the client, aircraft operator, or in the case of a second opinion, possibly from another appraiser’s report. An Extended Desktop Appraisal would normally provide a value that includes adjustments from the mid-time, mid-life baseline to account for the actual maintenance status of the aircraft. (ISTAT Handbook)

Base Value

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for 20 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (“ISTAT”). mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in Washington, Frankfurt and Singapore.

mba publishes the semiannual Future Aircraft Values (“FAV”), a two-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop and cargo aircraft.

US Airways, Inc. Job File #12275 Page 2 of 21

mba also provides consulting services to the industry relating to operations, marketing, and management with emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

III.	Current Market Conditions

General Market Observation

Values for new and used jet transport aircraft are driven primarily by the state of the world’s economies. Of the many factors that influence airline profits and the industry in general, there are two that drive aircraft market values: passenger traffic on the positive side and fuel prices on the negative side.

During periods of economic growth, traffic grows at high single digit rates. Such increases in demand for aircraft utilization stimulate increases in aircraft market values. During periods of economic distress, passenger traffic declines. This decreases demand for aircraft utilization causing a surplus of aircraft thus depressing their market value. Over the years, it has been demonstrated that passenger traffic demand is closely aligned with the cyclic nature of regional and world gross domestic product.

The aviation industry has not fully recovered from the down cycle that began in 2008. The ongoing Eurozone crisis has prevented optimism and there continues to be uncertainty regarding the global economy from both consumer and business perspectives. One indicator that the industry is recovering is demonstrated by the manufacturer order books which are indicating a strong, long-term economic forecast. Through the first half of 2012, Airbus booked a total of 230 orders with total backlog for its models reaching over 4,300 aircraft. Boeing booked 476 net orders with total backlog reaching above 4,100. Both major manufacturers are predicting long-term economic growth at about 5.0% per year for the next 20 years.

Passenger traffic has been trending upward and is now expanding at a slow 2.0% annualized rate since early 2012. In June 2012, IATA reported that demand for air travel grew by 6.2% from the previous year, while capacity grew at 4.5%. Despite these factors, growth has seen a slowdown as evidenced by the aforementioned 2.0% annualized rate when compared to the annualized growth rate of 8.0% that existed from mid 2011 to January 2012.

In July 2012, IATA reported the number of revenue passenger kilometers (RPKs) was up just 3.4%, down from the June figure of 6.3%. It is now clear that since early this year the pace of air travel expansion has slowed, largely as result of falling business confidence and world trade. International air travel is holding up better than domestic air travel, but there is considerable regional variation. Despite Eurozone economic weakness, European airlines have

US Airways, Inc. Job File #12275 Page 3 of 21

continued to expand on international markets. One of the weakest regions is Asia-Pacific, where travel is being affected by changing trade flows and airlines facing strong competition in many markets. Middle Eastern airlines are once more expanding rapidly, after having slowed in the aftermath of the 2008-2009 recession. The other major component of slower growth is due to the North America airlines, which in large part is a result of decisions to cut capacity, particularly on the North Atlantic market.

Cargo profitability has come under downward pressure in Q3 of 2012, with the minor improvement in air freight demand in H1 stalling, yields declining, and oil prices surging once again. Continued expansion in world trade has helped air freight markets stabilize, as has the lack of an inventory overhang. But the growth momentum in trade volumes is slowing, and business confidence has reversed the upward trend seen earlier in 2012, declining for the last three months.

Airlines have responded to slower air travel and air freight demand by slowing their expansion of capacity. Load factors in passenger markets slipped slightly earlier in the second quarter, but have since stabilized. July always has one of the highest load factors in the year, since it is a peak travel month, but even taking this into account load factors are high relative to previous years. Airlines have also managed to stabilize load factors in air freight markets by cutting capacity. High load factors will help airlines limit the damage to profitability caused by the recent renewed rise in jet fuel prices. However, the slowdown of the growth in demand is hampering airline financial performance.

Fuel costs are of significant concern for the industry and remain high. Despite not having reached the same price levels as were experienced in 2008, the 2012 calendar year is not yet over and prices have already exceeded 2011 levels. The second quarter of 2012 has seen high volatility in oil prices as well as major uncertainty in the face of the Eurozone crisis and sanctions on Iranian oil exports. Volatility will likely remain for the foreseeable future. Jet fuel prices surged after a short-lived decline in June 2012, continuing a stretch of 19 months since prices rose above USD$120.00/barrel.

Worldwide economic conditions, to include trade, business confidence, and Eurozone debt, continue to be volatile. Furor over the European Emission Trading Scheme has subsided recently, but the real test will come when EU implements collection from foreign airlines. There remains much uncertainty in the short term markets, while there is much optimism for the long term health of the industry.

US Airways, Inc. Job File #12275 Page 4 of 21

A321-200 Current Market

The A321 is a stretched version of the A320 and consists of two variants, the A321-100 and the A321-200. Apart from its longer fuselage, the A321 also features a modified wing with double slotted flaps and similar flight deck to the A319 and A320. The A321-200 features higher thrust engines and greater fuel capacity as well as minor structural strengthening. The first A321-200 flew in late 1996.

Overview

Positive

•	Largest member of highly successful A320 family.

•	Strong backlog - currently at highest level in past decade.

•	Operator base is diverse by number of operators relative to fleet size.

•	Freighter conversion likely in future, once values make it economically feasible, providing downstream market for type.

•	Very low percentage of existing fleet currently parked.

•	Wider fuselage than main competitor allows slightly increased passenger comfort and better cargo capacity in lower hold.

Neutral

•	Engine choice positive for initial sales campaigns, but can limit remarketing opportunities downstream; this effect mitigated by sheer number of aircraft in fleet.

•	Introduction of A321neo variant delays clean sheet replacement, but will likely affect values of youngest A321ceo aircraft produced.

Negative

•	Backlog going forward will favor A321neo, due to enter service in 2017.

•	Limited market penetration within important North American region.

•	Significant fleet concentration geographically, with largest two regions home to almost three quarters of fleet.

US Airways, Inc. Job File #12275 Page 6 of 21

There are currently 626 A321-200 active aircraft with 70 operators.

Fleet Status	A321-200
Ordered	1,263
Cancelled/Transferred	276
Net Orders	987
Backlog	353
Delivered	634
Destroyed/Retired	2
Not in Service/Parked	16
Active Aircraft	626
Number of Operators	70
Average Daily Utilization (Hrs)	8.39
Average Fleet Age (Yrs)	8.61

Source: ACAS July 2012

The A321-200 fleet has grown steadily over the past ten years, quadrupling in size. Over the last five years the A321-200 has also had a consistently low percentage of the existing fleet reported as parked. The chart below depicts A321-200 fleet development by year, as of January 1 of each year.

US Airways, Inc. Job File #12275 Page 7 of 21

Recent Developments

In July 2012, it was reported that Russian airline UTair placed its first order for an Airbus product with an order for 20 A321 aircraft at the Farnborough Air Show. The aircraft will have a single class configuration with seating for 220 passengers.

In November 2011, American Airlines announced an order for 130 A319 and A321-200 aircraft. The A319’s will be powered by the CFM56-5B while the A321-200 aircraft will be powered by the V2500.

Demographics & Availability

The A321-200 is powered by either two CFM International CFM56 or two International Aero Engines (IAE) V2500 engines. Over half of the fleet is operated with V2500 engines.

Airbus A321-200 Aircraft Current Fleet by Engine Type
Engine	In Service	Parked	Total	Total %
V2500-A5	376	12	388	60.4%
CFM56-5B	250	4	254	39.6%
Grand Total	626	16	642	100.0%

Source: ACAS July 2012

US Airways, Inc. Job File #12275 Page 8 of 21

The largest active fleet percentage lies with US Airways. This carrier operates the largest A321-200 fleet with 9.8% of the total current fleet. China Southern Airlines is the second largest operator.

Airbus A321-200 Aircraft Current Fleet by Operator
Operator	In Service	Parked	Total	Total %
US Airways	63		63	9.8%
China Southern Airlines	57		57	8.9%
Lufthansa	41		41	6.4%
Air China	36		36	5.6%
Vietnam Airlines	30		30	4.7%
Turkish Airlines (THY)	30		30	4.7%
China Eastern Airlines	24		24	3.7%
Air France	20		20	3.1%
Aeroflot Russian Airlines	20		20	3.1%
Air India	20		20	3.1%
Iberia	19		19	3.0%
Asiana Airlines	16		16	2.5%
Sichuan Airlines	16		16	2.5%
Monarch Airlines	16		16	2.5%
Qatar Airways	12		12	1.9%
airberlin	12		12	1.9%
British Airways	11		11	1.7%
Saudia	10		10	1.6%
Air Canada	10		10	1.6%
Ural Airlines	9		9	1.4%
All Others	154	16	170	26.5%

Grand Total	626	16	642	100.0%

Source: ACAS July 2012

US Airways, Inc. Job File #12275 Page 9 of 21

A high percentage of the fleet is based in Europe, which is home to 43.3% of the total current fleet. Another significant region is the Pacific Rim, combined the two regions account for almost three quarters of the total current fleet.

Airbus A321-200 Aircraft Current Fleet by Region
Region	In Service	Parked	Total	Total %
Europe	273	5	278	43.3%
Pacific Rim	199		199	31.0%
North America	75	2	77	12.0%
Middle East	34	1	35	5.5%
Asia	23	4	27	4.2%
South America	14		14	2.2%
Africa	8	4	12	1.9%
Grand Total	626	16	642	100.0%

Source: ACAS July 2012

US Airways, Inc. Job File #12275 Page 10 of 21

According to Airfax, as of October 2012 there are 13 A321-200s available for sale or lease. Of these, four are V2500 powered and nine are CFM56 powered.

US Airways, Inc. Job File #12275 Page 11 of 21

US Airways, Inc. Job File #12275 Page 12 of 21

Outlook

The short to mid-term out look for the A321-200 is positive during the period prior to the introduction of the A321neo, and beyond that time throughout the end of its production run. The aircraft currently has its largest order backlog in a decade, and the A321-200 should benefit from the fact that the A321neo will be the last of the major A320 family variatns to enter service, scheduled for 2017. The aircraft seems to be well positioned in terms of passenger capacity vis-à-vis the current demand in the narrowbody sector, as orders of late have been trending toward the larger variants in favor of smaller siblings, although the effect is most pronounced when comparing A319s to A320s in the Airbus narrowbody family. The order book for the A321-200 remains robust, although how much of this is due to lack of availability of the neo variant remains unclear. The mid and long term outlook will be shaped by the–presumed–success of the A321neo. While not a true clean sheet replacement, the modified variant represents a break in production and the last A321-200s manufactured will suffer the most from a value perspective. However, no technical obsolesence is expected for the foreseeable future as a result of the A321neo Entry Into Service. A strong competitor to the A321-200 has been Boeing’s 737-900ER, particularly in light of the end of production of the 757. While Boeing will surely continue to offer successful competitor aircraft to the A321-200, the narrowbody market has been able to accommodate fleets of both types and we expect this to continue into the future.

Airbus A330-200 Current Market

The A330-200 series entered into service in 1998 with Canada 3000 (leased from ILFC). It is a shorter fuselage but longer range version of the A330-300, which entered into service four years prior. It was primarily developed to compete with Boeing’s 767-300ER.

Overview

Positive

•	Longer range capabilities compared to the A330-300.

•	Very low percentage of existing fleet currently parked.

•	Largest operators have a relatively low percentage of the fleet indicating a widespread dispersal among operators, potentially beneficial for future remarketing endeavors.

•	Fleet is well dispersed geographically.

Neutral

•	Engine choice positive for initial sales campaigns, but can limit remarketing opportunities downstream.

US Airways, Inc. Job File #12275 Page 13 of 21

•	The 240 tonne weight upgrade announced by Airbus will have minimal impact as there is already a 238 tonne version available for the type.

Negative

•	Very few orders placed in recent months. Through the end of September 2012, Airbus has only received nine net orders for the type, compared to 33 orders for the A330-300.

•	New types entering the market place as well as movement in favor of the larger A330-300.

•	Lease rates of older vintages have been under pressure, particularly as the market looks to new types.

There are currently 428 active A330-200s with 67 operators.

Fleet Status A330-200	Jul-12
Ordered	743
Cancelled/Transferred	204
Net Orders	539
Backlog	90
Delivered	448
Destroyed/Retired	4
Not in Service/Parked	13
Active Aircraft	428
Number of Operators	67
Average Daily Utilization (Hrs)	11.58
Average Fleet Age (Yrs)	9.8

Source: ACAS July 2012

US Airways, Inc. Job File #12275 Page 14 of 21

The A330-200 fleet has grown relatively steady over the past ten years, while the percentage of parked has decreased significantly. The chart below depicts A330-200 fleet development by year, as of January 1 of each year.

Recent Developments

In July 2012, Synergy Aerospace, the owner of Avianca, placed an order for six A330-200s.

Also in July 2012, Airbus announced it would increase the maximum takeoff capabilities of its A330 family of aircraft. The 240 tonne cability will be available first on the A330-300 and subsequently on the A330-200 and A330-200F.

In November 2011, Hawaiian Airlines announced its fleet renewal program which will include the purchase of five new A330-200 aircraft to be delivered between 2013 and 2015.

In October 2011, Lessor AWAS acquired one Airbus A330-200 along with two Boeing 737-800s. The A330-200 is currently on lease to Qantas.

US Airways, Inc. Job File #12275 Page 15 of 21

Demographics & Availability

The A330-200 series aircraft can be powered by three different engine–models the GE CF6-80E1, the Pratt & Whitney PW4100 series and the Rolls-Royce Trent 700 series. The Trent 700 series is the most popular engine type for the A330-200 fleet.

Airbus A330-200 Passenger Aircraft Current Fleet by Engine Type
Operator	In Service	Parked	Total	% of Total
Trent 700 Series	207		207	46.94%
CF6-80E1	131	2	133	30.16%
PW4100	90	11	101	22.90%
Grand Total	428	13	441	100.00%

Source: ACAS July 2012

Even the largest operators of the A330-200 hold a low percentage of the entire current fleet. Emirates is the largest operator with 5.9%, followed by Air China with 5.7%.

Airbus A330-200 Passenger Aircraft Current Fleet by Operator
Operator	In Service	Parked	Total	% of Total
Emirates	26		26	5.90%
Air China	25		25	5.67%
TAM Linhas Aereas	20		20	4.54%
Etihad Airways	17		17	3.85%
Qatar Airways	16		16	3.63%
Air France	15		15	3.40%
China Southern Airlines	15		15	3.40%
TAP Portugal	12		12	2.72%
KLM Royal Dutch Airlines	11		11	2.49%
China Eastern Airlines	11		11	2.49%
Alitalia	11		11	2.49%

All Others	249	13	262	59.41%
Grand Total	428	13	441	100.00%

Source: ACAS July 2012

US Airways, Inc. Job File #12275 Page 16 of 21

No one region is home to more than a third of the fleet, with three major regions having significant A330-200 populations. The largest region for the type is the Pacific Rim followed by Europe and the Middle East.

Airbus A330-200 Passenger Aircraft Current Fleet by Region
Region	In Service	Parked	Total	% of Total
Pacific Rim	136	1	137	31.07%
Europe	105	5	110	24.94%
Middle East	83	2	85	19.27%
North America	35	2	37	8.39%
South America	29		29	6.58%
Africa	20	2	22	4.99%
Asia	20	1	21	4.76%
Grand Total	428	13	441	100.00%

Source: ACAS July 2012

US Airways, Inc. Job File #12275 Page 17 of 21

According to Airfax, as of November 2012 there are 26 Airbus A330-200 aircraft available for sale or lease.

Outlook

The A330-200 has been a very popular aircraft. mba sees this landscape as changing as more and more become available in the marketplace. Even just in recent months there has been a jump in the number available on the market. Furthermore, mba finds that the popularity peak for this aircraft has passed as the market moves in favor of the larger A330-300 and as new aircraft types enter the marketplace. mba expects a gradual decline in value for this model over the medium term.

US Airways, Inc. Job File #12275 Page 18 of 21

IV.	Valuation

In developing the Values of the aircraft in this portfolio, mba did not inspect the aircraft or the records and documentation associated with the aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for each aircraft in this portfolio are as follows:

1.	The aircraft is in good overall condition;

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated;

3.	The historical maintenance documentation has been maintained to acceptable international standards;

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage;

5.	The aircraft is in a standard airline configuration;

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins;

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage;

8.	Its utilization is comparable to industry averages; and

9.	In the case of the Base Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

US Airways, Inc. Job File #12275 Page 19 of 21

Portfolio Description
No.	Aircraft Type	Registration	Serial Number	Delivery Date	MGTOW (lbs)	Engine Type	Operator
1	A321-211	N152UW	5588	May-13	205,027	CFM56-5B3/3B1	US Airways
2	A321-211	N153UW	5594	May-13	205,027	CFM56-5B3/3B1	US Airways
3	A321-211	N154UW	5644	Jun-13	205,027	CFM56-5B3/3B1	US Airways
4	A321-211	N155UW	5659	Jun-13	205,027	CFM56-5B3/3B1	US Airways
5	A321-211	N156UW	5684	Jul-13	205,027	CFM56-5B3/3B1	US Airways
6	A321-211	N157UW	5696	Jul-13	205,027	CFM56-5B3/3B1	US Airways
7	A321-231	N567UW	5728	Aug-13	205,027	V2533-A5	US Airways
8	A330-243	N286AY	1415	May-13	513,677	Trent 772-B60	US Airways
9	A330-243	N287AY	1417	May-13	513,677	Trent 772-B60	US Airways
10	A330-243	N288AY	1441	Aug-13	513,677	Trent 772-B60	US Airways
11	A330-243	N289AY	1455	Oct-13	513,677	Trent 772-B60	US Airways

Portfolio Valuation ($US Million)
No.	Aircraft Type	Serial Number	Delivery Date	BV	MTOW Adj.	New FBV
1	A321-211	5588	May-13	$52.88	$0.25	$53.13
2	A321-211	5594	May-13	$52.88	$0.25	$53.13
3	A321-211	5644	Jun-13	$52.97	$0.25	$53.22
4	A321-211	5659	Jun-13	$52.97	$0.25	$53.22
5	A321-211	5684	Jul-13	$53.06	$0.25	$53.31
6	A321-211	5696	Jul-13	$53.06	$0.25	$53.31
7	A321-231	5728	Aug-13	$53.14	$0.25	$53.39
8	A330-243	1415	May-13	$93.34	$0.26	$93.60
9	A330-243	1417	May-13	$93.34	$0.26	$93.60
10	A330-243	1441	Aug-13	$93.81	$0.26	$94.07
11	A330-243	1455	Oct-13	$94.12	$0.26	$94.38
			Total	$745.57	$2.79	$748.36

Legend–
	BV	Base Value
	MTOW Adj	Value adjustment for non-standard Maximum Take-off Weight
	HT BV	Half-Time Base Value
	New FBV	New Future Base Value at Delivery

US Airways, Inc. Job File #12275 Page 20 of 21

V.	Covenants

This report has been prepared for the exclusive use of US Airways, Inc. and shall not be provided to other parties by mba without the express consent of US Airways, Inc. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s opinion as to the New Future Base Values at aircraft delivery, as requested and outlined in section IV. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft and engine.

This report represents the opinion of mba as to the New Future Base Values at aircraft delivery as requested, and is intended to be advisory only in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by US Airways, Inc. or any other party with regard to the subject aircraft and engine. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability.

PREPARED BY:

Stefanie Jung

Manager- Valuations

Morten Beyer & Agnew

November 28, 2012

REVIEWED BY:

Thomas E. Burke

Managing Director — Valuations

ISTAT Certified Appraiser

Morten Beyer & Agnew

US Airways, Inc. Job File #12275 Page 21 of 21

APPENDIX III—SUMMARY OF APPRAISED VALUES

Aircraft Type	Registration Number	Manuf. Serial Number	Delivery Month	Appraiser’s Valuations
				AISI	BK	MBA
				Base Value	Base Value	Base Value

A321-211	N152UW	5588	May 2013	$57,790,000	$50,750,000	$53,130,000

A321-211	N153UW	5594	May 2013	57,790,000	50,750,000	53,130,000

A321-211	N154UW	5644	June 2013	57,890,000	50,750,000	53,220,000

A321-211	N155UW	5659	June 2013	57,890,000	50,750,000	53,220,000

A321-211	N156UW	5684	July 2013	57,980,000	51,000,000	53,310,000

A321-211	N157UW	5696	July 2013	57,980,000	51,000,000	53,310,000

A321-231	N567UW	5728	August 2013	58,120,000	51,950,000	53,390,000

A330-243	N286AY	1415	May 2013	106,770,000	95,400,000	93,600,000

A330-243	N287AY	1417	May 2013	106,770,000	95,400,000	93,600,000

A330-243	N288AY	1441	August 2013	107,300,000	95,750,000	94,070,000

A330-243	N289AY	1455	October 2013	107,650,000	96,100,000	94,380,000

III-1

APPENDIX IV—LOAN TO VALUE RATIO TABLES

The following tables set forth loan to Aircraft value ratios for the Equipment Notes that may be issued in respect of each of the eleven (11) new aircraft that may be financed pursuant to this Offering, as of initial issuance and the Regular Distribution Dates thereafter. The loan to value ratio was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes plus, in the case of the Series B Equipment Notes, the outstanding balance (assuming no payment default) of the Series A Equipment Notes, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the appraised value of the Aircraft securing such Equipment Notes (see “Description of the Aircraft and the Appraisals—The Appraisals”), subject to the “Depreciation Assumption.” The Depreciation Assumption contemplates that the value of each Aircraft at issuance of the Equipment Notes included in each table depreciates by approximately 3% of the initial appraised value per year for the first fifteen (15) years after the year of delivery of such Aircraft, in each case prior to the final expected Regular Distribution Date. Other rates or methods of depreciation may result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

Airbus A321-211

	Assumed Aircraft Value	N152UW
		Outstanding Balance		Loan to Value Ratio
Date		Series A Equipment Notes	Series B Equipment Notes	Series A Equipment Notes	Series B Equipment Notes
Issuance Date	$53,130,000.00	$29,409,000.00	$9,008,000.00	55.4%	72.3%
December 3, 2013	53,130,000.00	29,328,363.00	8,967,852.00	55.2%	72.1%
June 3, 2014	52,333,050.00	28,522,459.00	8,669,669.00	54.5%	71.1%
December 3, 2014	51,536,100.00	27,474,785.00	8,371,485.00	53.3%	69.6%
June 3, 2015	50,739,150.00	26,487,553.00	8,146,281.00	52.2%	68.3%
December 3, 2015	49,942,200.00	25,500,321.00	7,921,077.00	51.1%	66.9%
June 3, 2016	49,145,250.00	24,513,089.00	7,695,874.00	49.9%	65.5%
December 3, 2016	48,348,300.00	23,525,857.00	7,470,670.00	48.7%	64.1%
June 3, 2017	47,551,350.00	22,679,658.00	7,245,466.00	47.7%	62.9%
December 3, 2017	46,754,400.00	21,914,050.00	7,020,262.00	46.9%	61.9%
June 3, 2018	45,957,450.00	20,987,261.00	6,795,059.00	45.7%	60.5%
December 3, 2018	45,160,500.00	19,939,586.00	6,569,855.00	44.2%	58.7%
June 3, 2019	44,363,550.00	18,891,911.00	6,344,651.00	42.6%	56.9%
December 3, 2019	43,566,600.00	17,824,089.00	6,119,448.00	40.9%	55.0%
June 3, 2020	42,769,650.00	16,756,267.00	5,894,244.00	39.2%	53.0%
December 3, 2020	41,972,700.00	15,688,445.00	5,669,042.00	37.4%	50.9%
June 3, 2021	41,175,750.00	14,701,213.00	0.00	35.7%	0.0%
December 3, 2021	40,378,800.00	13,713,981.00	0.00	34.0%	0.0%
June 3, 2022	39,581,850.00	12,726,749.00	0.00	32.2%	0.0%
December 3, 2022	38,784,900.00	11,799,960.00	0.00	30.4%	0.0%
June 3, 2023	37,987,950.00	10,873,171.00	0.00	28.6%	0.0%
December 3, 2023	37,191,000.00	9,946,382.00	0.00	26.7%	0.0%
June 3, 2024	36,394,050.00	9,019,592.00	0.00	24.8%	0.0%
December 3, 2024	35,597,100.00	8,153,245.00	0.00	22.9%	0.0%
June 3, 2025	34,800,150.00	0.00	0.00	0.0%	0.0%

	Assumed Aircraft Value	N153UW
		Outstanding Balance		Loan to Value Ratio
Date		Series A Equipment Notes	Series B Equipment Notes	Series A Equipment Notes	Series B Equipment Notes
Issuance Date	$53,130,000.00	$29,409,000.00	$9,008,000.00	55.4%	72.3%
December 3, 2013	53,130,000.00	29,328,363.00	8,967,853.00	55.2%	72.1%
June 3, 2014	52,333,050.00	28,522,459.00	8,669,669.00	54.5%	71.1%
December 3, 2014	51,536,100.00	27,474,785.00	8,371,485.00	53.3%	69.6%
June 3, 2015	50,739,150.00	26,487,553.00	8,146,281.00	52.2%	68.3%
December 3, 2015	49,942,200.00	25,500,321.00	7,921,077.00	51.1%	66.9%
June 3, 2016	49,145,250.00	24,513,089.00	7,695,874.00	49.9%	65.5%
December 3, 2016	48,348,300.00	23,525,857.00	7,470,670.00	48.7%	64.1%
June 3, 2017	47,551,350.00	22,679,658.00	7,245,466.00	47.7%	62.9%
December 3, 2017	46,754,400.00	21,914,050.00	7,020,262.00	46.9%	61.9%
June 3, 2018	45,957,450.00	20,987,261.00	6,795,059.00	45.7%	60.5%
December 3, 2018	45,160,500.00	19,939,586.00	6,569,855.00	44.2%	58.7%
June 3, 2019	44,363,550.00	18,891,911.00	6,344,651.00	42.6%	56.9%
December 3, 2019	43,566,600.00	17,824,089.00	6,119,448.00	40.9%	55.0%
June 3, 2020	42,769,650.00	16,756,267.00	5,894,244.00	39.2%	53.0%
December 3, 2020	41,972,700.00	15,688,445.00	5,669,040.00	37.4%	50.9%
June 3, 2021	41,175,750.00	14,701,213.00	0.00	35.7%	0.0%
December 3, 2021	40,378,800.00	13,713,981.00	0.00	34.0%	0.0%
June 3, 2022	39,581,850.00	12,726,749.00	0.00	32.2%	0.0%
December 3, 2022	38,784,900.00	11,799,960.00	0.00	30.4%	0.0%
June 3, 2023	37,987,950.00	10,873,171.00	0.00	28.6%	0.0%
December 3, 2023	37,191,000.00	9,946,382.00	0.00	26.7%	0.0%
June 3, 2024	36,394,050.00	9,019,592.00	0.00	24.8%	0.0%
December 3, 2024	35,597,100.00	8,153,246.00	0.00	22.9%	0.0%
June 3, 2025	34,800,150.00	0.00	0.00	0.0%	0.0%

	Assumed Aircraft Value	N154UW
		Outstanding Balance		Loan to Value Ratio
Date		Series A Equipment Notes	Series B Equipment Notes	Series A Equipment Notes	Series B Equipment Notes
Issuance Date	$53,220,000.00	$29,459,000.00	$9,023,000.00	55.4%	72.3%
December 3, 2013	53,220,000.00	29,378,044.00	8,983,045.00	55.2%	72.1%
June 3, 2014	52,421,700.00	28,570,775.00	8,684,355.00	54.5%	71.1%
December 3, 2014	51,623,400.00	27,521,326.00	8,385,666.00	53.3%	69.6%
June 3, 2015	50,825,100.00	26,532,421.00	8,160,080.00	52.2%	68.3%
December 3, 2015	50,026,800.00	25,543,517.00	7,934,495.00	51.1%	66.9%
June 3, 2016	49,228,500.00	24,554,613.00	7,708,910.00	49.9%	65.5%
December 3, 2016	48,430,200.00	23,565,709.00	7,483,325.00	48.7%	64.1%
June 3, 2017	47,631,900.00	22,718,077.00	7,257,740.00	47.7%	62.9%
December 3, 2017	46,833,600.00	21,951,171.00	7,032,154.00	46.9%	61.9%
June 3, 2018	46,035,300.00	21,022,812.00	6,806,569.00	45.7%	60.5%
December 3, 2018	45,237,000.00	19,973,363.00	6,580,984.00	44.2%	58.7%
June 3, 2019	44,438,700.00	18,923,913.00	6,355,399.00	42.6%	56.9%
December 3, 2019	43,640,400.00	17,854,282.00	6,129,814.00	40.9%	55.0%
June 3, 2020	42,842,100.00	16,784,651.00	5,904,228.00	39.2%	53.0%
December 3, 2020	42,043,800.00	15,715,020.00	5,678,643.00	37.4%	50.9%
June 3, 2021	41,245,500.00	14,726,116.00	0.00	35.7%	0.0%
December 3, 2021	40,447,200.00	13,737,212.00	0.00	34.0%	0.0%
June 3, 2022	39,648,900.00	12,748,307.00	0.00	32.2%	0.0%
December 3, 2022	38,850,600.00	11,819,948.00	0.00	30.4%	0.0%
June 3, 2023	38,052,300.00	10,891,589.00	0.00	28.6%	0.0%
December 3, 2023	37,254,000.00	9,963,230.00	0.00	26.7%	0.0%
June 3, 2024	36,455,700.00	9,034,871.00	0.00	24.8%	0.0%
December 3, 2024	35,657,400.00	8,167,057.00	0.00	22.9%	0.0%
June 3, 2025	34,859,100.00	0.00	0.00	0.0%	0.0%

		N155UW
	Assumed Aircraft Value	Outstanding Balance		Loan to Value Ratio
Date		Series A Equipment Notes	Series B Equipment Notes	Series A Equipment Notes	Series B Equipment Notes
Issuance Date	$53,220,000.00	$29,459,000.00	$9,023,000.00	55.4%	72.3%
December 3, 2013	53,220,000.00	29,378,044.00	8,983,045.00	55.2%	72.1%
June 3, 2014	52,421,700.00	28,570,775.00	8,684,355.00	54.5%	71.1%
December 3, 2014	51,623,400.00	27,521,326.00	8,385,666.00	53.3%	69.6%
June 3, 2015	50,825,100.00	26,532,421.00	8,160,080.00	52.2%	68.3%
December 3, 2015	50,026,800.00	25,543,517.00	7,934,495.00	51.1%	66.9%
June 3, 2016	49,228,500.00	24,554,613.00	7,708,910.00	49.9%	65.5%
December 3, 2016	48,430,200.00	23,565,709.00	7,483,325.00	48.7%	64.1%
June 3, 2017	47,631,900.00	22,718,077.00	7,257,740.00	47.7%	62.9%
December 3, 2017	46,833,600.00	21,951,171.00	7,032,154.00	46.9%	61.9%
June 3, 2018	46,035,300.00	21,022,812.00	6,806,569.00	45.7%	60.5%
December 3, 2018	45,237,000.00	19,973,363.00	6,580,984.00	44.2%	58.7%
June 3, 2019	44,438,700.00	18,923,913.00	6,355,399.00	42.6%	56.9%
December 3, 2019	43,640,400.00	17,854,282.00	6,129,814.00	40.9%	55.0%
June 3, 2020	42,842,100.00	16,784,651.00	5,904,228.00	39.2%	53.0%
December 3, 2020	42,043,800.00	15,715,020.00	5,678,643.00	37.4%	50.9%
June 3, 2021	41,245,500.00	14,726,116.00	0.00	35.7%	0.0%
December 3, 2021	40,447,200.00	13,737,212.00	0.00	34.0%	0.0%
June 3, 2022	39,648,900.00	12,748,307.00	0.00	32.2%	0.0%
December 3, 2022	38,850,600.00	11,819,948.00	0.00	30.4%	0.0%
June 3, 2023	38,052,300.00	10,891,589.00	0.00	28.6%	0.0%
December 3, 2023	37,254,000.00	9,963,230.00	0.00	26.7%	0.0%
June 3, 2024	36,455,700.00	9,034,871.00	0.00	24.8%	0.0%
December 3, 2024	35,657,400.00	8,167,057.00	0.00	22.9%	0.0%
June 3, 2025	34,859,100.00	0.00	0.00	0.0%	0.0%

		N156UW
	Assumed Aircraft Value	Outstanding Balance		Loan to Value Ratio
Date		Series A Equipment Notes	Series B Equipment Notes	Series A Equipment Notes	Series B Equipment Notes
Issuance Date	$53,310,000.00	$29,508,000.00	$9,039,000.00	55.4%	72.3%
December 3, 2013	53,310,000.00	29,427,725.00	8,998,236.00	55.2%	72.1%
June 3, 2014	52,510,350.00	28,619,091.00	8,699,041.00	54.5%	71.1%
December 3, 2014	51,710,700.00	27,567,867.00	8,399,847.00	53.3%	69.6%
June 3, 2015	50,911,050.00	26,577,290.00	8,173,880.00	52.2%	68.3%
December 3, 2015	50,111,400.00	25,586,714.00	7,947,913.00	51.1%	66.9%
June 3, 2016	49,311,750.00	24,596,137.00	7,721,947.00	49.9%	65.5%
December 3, 2016	48,512,100.00	23,605,561.00	7,495,980.00	48.7%	64.1%
June 3, 2017	47,712,450.00	22,756,495.00	7,270,013.00	47.7%	62.9%
December 3, 2017	46,912,800.00	21,988,293.00	7,044,046.00	46.9%	61.9%
June 3, 2018	46,113,150.00	21,058,364.00	6,818,080.00	45.7%	60.5%
December 3, 2018	45,313,500.00	20,007,140.00	6,592,113.00	44.2%	58.7%
June 3, 2019	44,513,850.00	18,955,916.00	6,366,146.00	42.6%	56.9%
December 3, 2019	43,714,200.00	17,884,476.00	6,140,180.00	40.9%	55.0%
June 3, 2020	42,914,550.00	16,813,036.00	5,914,213.00	39.2%	53.0%
December 3, 2020	42,114,900.00	15,741,596.00	5,688,246.00	37.4%	50.9%
June 3, 2021	41,315,250.00	14,751,019.00	0.00	35.7%	0.0%
December 3, 2021	40,515,600.00	13,760,443.00	0.00	34.0%	0.0%
June 3, 2022	39,715,950.00	12,769,866.00	0.00	32.2%	0.0%
December 3, 2022	38,916,300.00	11,839,937.00	0.00	30.4%	0.0%
June 3, 2023	38,116,650.00	10,910,008.00	0.00	28.6%	0.0%
December 3, 2023	37,317,000.00	9,980,079.00	0.00	26.7%	0.0%
June 3, 2024	36,517,350.00	9,050,150.00	0.00	24.8%	0.0%
December 3, 2024	35,717,700.00	8,180,869.00	0.00	22.9%	0.0%
June 3, 2025	34,918,050.00	0.00	0.00	0.0%	0.0%

		N157UW
	Assumed Aircraft Value	Outstanding Balance		Loan to Value Ratio
Date		Series A Equipment Notes	Series B Equipment Notes	Series A Equipment Notes	Series B Equipment Notes
Issuance Date	$53,310,000.00	$29,508,000.00	$9,039,000.00	55.4%	72.3%
December 3, 2013	53,310,000.00	29,427,725.00	8,998,236.00	55.2%	72.1%
June 3, 2014	52,510,350.00	28,619,091.00	8,699,041.00	54.5%	71.1%
December 3, 2014	51,710,700.00	27,567,867.00	8,399,847.00	53.3%	69.6%
June 3, 2015	50,911,050.00	26,577,290.00	8,173,880.00	52.2%	68.3%
December 3, 2015	50,111,400.00	25,586,714.00	7,947,913.00	51.1%	66.9%
June 3, 2016	49,311,750.00	24,596,137.00	7,721,947.00	49.9%	65.5%
December 3, 2016	48,512,100.00	23,605,561.00	7,495,980.00	48.7%	64.1%
June 3, 2017	47,712,450.00	22,756,495.00	7,270,013.00	47.7%	62.9%
December 3, 2017	46,912,800.00	21,988,293.00	7,044,046.00	46.9%	61.9%
June 3, 2018	46,113,150.00	21,058,364.00	6,818,080.00	45.7%	60.5%
December 3, 2018	45,313,500.00	20,007,140.00	6,592,113.00	44.2%	58.7%
June 3, 2019	44,513,850.00	18,955,916.00	6,366,146.00	42.6%	56.9%
December 3, 2019	43,714,200.00	17,884,476.00	6,140,180.00	40.9%	55.0%
June 3, 2020	42,914,550.00	16,813,036.00	5,914,213.00	39.2%	53.0%
December 3, 2020	42,114,900.00	15,741,596.00	5,688,246.00	37.4%	50.9%
June 3, 2021	41,315,250.00	14,751,019.00	0.00	35.7%	0.0%
December 3, 2021	40,515,600.00	13,760,443.00	0.00	34.0%	0.0%
June 3, 2022	39,715,950.00	12,769,866.00	0.00	32.2%	0.0%
December 3, 2022	38,916,300.00	11,839,937.00	0.00	30.4%	0.0%
June 3, 2023	38,116,650.00	10,910,008.00	0.00	28.6%	0.0%
December 3, 2023	37,317,000.00	9,980,079.00	0.00	26.7%	0.0%
June 3, 2024	36,517,350.00	9,050,150.00	0.00	24.8%	0.0%
December 3, 2024	35,717,700.00	8,180,869.00	0.00	22.9%	0.0%
June 3, 2025	34,918,050.00	0.00	0.00	0.0%	0.0%

Airbus A321-231

		N567UW
	Assumed Aircraft Value	Outstanding Balance		Loan to Value Ratio
Date		Series A Equipment Notes	Series B Equipment Notes	Series A Equipment Notes	Series B Equipment Notes
Issuance Date	$53,390,000.00	$29,553,000.00	$9,052,000.00	55.4%	72.3%
December 3, 2013	53,390,000.00	29,471,886.00	9,011,739.00	55.2%	72.1%
June 3, 2014	52,589,150.00	28,662,038.00	8,712,095.00	54.5%	71.1%
December 3, 2014	51,788,300.00	27,609,237.00	8,412,452.00	53.3%	69.6%
June 3, 2015	50,987,450.00	26,617,174.00	8,186,146.00	52.2%	68.3%
December 3, 2015	50,186,600.00	25,625,111.00	7,959,840.00	51.1%	66.9%
June 3, 2016	49,385,750.00	24,633,048.00	7,733,535.00	49.9%	65.5%
December 3, 2016	48,584,900.00	23,640,984.00	7,507,229.00	48.7%	64.1%
June 3, 2017	47,784,050.00	22,790,645.00	7,280,923.00	47.7%	62.9%
December 3, 2017	46,983,200.00	22,021,290.00	7,054,617.00	46.9%	61.9%
June 3, 2018	46,182,350.00	21,089,965.00	6,828,311.00	45.7%	60.5%
December 3, 2018	45,381,500.00	20,037,164.00	6,602,006.00	44.2%	58.7%
June 3, 2019	44,580,650.00	18,984,362.00	6,375,700.00	42.6%	56.9%
December 3, 2019	43,779,800.00	17,911,314.00	6,149,394.00	40.9%	55.0%
June 3, 2020	42,978,950.00	16,838,266.00	5,923,088.00	39.2%	53.0%
December 3, 2020	42,178,100.00	15,765,218.00	5,696,782.00	37.4%	50.9%
June 3, 2021	41,377,250.00	14,773,155.00	0.00	35.7%	0.0%
December 3, 2021	40,576,400.00	14,773,155.00	0.00	36.4%	0.0%
June 3, 2022	39,775,550.00	14,773,155.00	0.00	37.1%	0.0%
December 3, 2022	38,974,700.00	14,773,155.00	0.00	37.9%	0.0%
June 3, 2023	38,173,850.00	14,773,155.00	0.00	38.7%	0.0%
December 3, 2023	37,373,000.00	14,773,155.00	0.00	39.5%	0.0%
June 3, 2024	36,572,150.00	14,773,155.00	0.00	40.4%	0.0%
December 3, 2024	35,771,300.00	14,773,155.00	0.00	41.3%	0.0%
June 3, 2025	34,970,450.00	0.00	0.00	0.0%	0.0%

Airbus A330-243

		N286AY
	Assumed Aircraft Value	Outstanding Balance		Loan to Value Ratio
Date		Series A Equipment Notes	Series B Equipment Notes	Series A Equipment Notes	Series B Equipment Notes
Issuance Date	$95,400,000.00	$52,807,000.00	$16,175,000.00	55.4%	72.3%
December 3, 2013	95,400,000.00	52,661,882.00	16,102,639.00	55.2%	72.1%
June 3, 2014	93,969,000.00	51,214,805.00	15,567,221.00	54.5%	71.1%
December 3, 2014	92,538,000.00	49,333,605.00	15,031,802.00	53.3%	69.6%
June 3, 2015	91,107,000.00	47,560,936.00	14,627,427.00	52.2%	68.3%
December 3, 2015	89,676,000.00	45,788,267.00	14,223,052.00	51.1%	66.9%
June 3, 2016	88,245,000.00	44,015,597.00	13,818,678.00	49.9%	65.5%
December 3, 2016	86,814,000.00	42,242,928.00	13,414,303.00	48.7%	64.1%
June 3, 2017	85,383,000.00	40,723,497.00	13,009,928.00	47.7%	62.9%
December 3, 2017	83,952,000.00	39,348,774.00	12,605,553.00	46.9%	61.9%
June 3, 2018	82,521,000.00	37,684,635.00	12,201,178.00	45.7%	60.5%
December 3, 2018	81,090,000.00	35,803,435.00	11,796,803.00	44.2%	58.7%
June 3, 2019	79,659,000.00	33,922,235.00	11,392,429.00	42.6%	56.9%
December 3, 2019	78,228,000.00	32,004,858.00	10,988,054.00	40.9%	55.0%
June 3, 2020	76,797,000.00	30,087,481.00	10,583,679.00	39.2%	53.0%
December 3, 2020	75,366,000.00	28,170,104.00	10,179,304.00	37.4%	50.9%
June 3, 2021	73,935,000.00	26,397,434.00	0.00	35.7%	0.0%
December 3, 2021	72,504,000.00	24,624,765.00	0.00	34.0%	0.0%
June 3, 2022	71,073,000.00	22,852,096.00	0.00	32.2%	0.0%
December 3, 2022	69,642,000.00	21,187,957.00	0.00	30.4%	0.0%
June 3, 2023	68,211,000.00	19,523,819.00	0.00	28.6%	0.0%
December 3, 2023	66,780,000.00	17,859,680.00	0.00	26.7%	0.0%
June 3, 2024	65,349,000.00	16,195,541.00	0.00	24.8%	0.0%
December 3, 2024	63,918,000.00	14,639,934.00	0.00	22.9%	0.0%
June 3, 2025	62,487,000.00	0.00	0.00	0.0%	0.0%

		N287AY
	Assumed Aircraft Value	Outstanding Balance		Loan to Value Ratio
Date		Series A Equipment Notes	Series B Equipment Notes	Series A Equipment Notes	Series B Equipment Notes
Issuance Date	$95,400,000.00	$52,807,000.00	$16,175,000.00	55.4%	72.3%
December 3, 2013	95,400,000.00	52,661,882.00	16,102,639.00	55.2%	72.1%
June 3, 2014	93,969,000.00	51,214,805.00	15,567,221.00	54.5%	71.1%
December 3, 2014	92,538,000.00	49,333,605.00	15,031,802.00	53.3%	69.6%
June 3, 2015	91,107,000.00	47,560,936.00	14,627,427.00	52.2%	68.3%
December 3, 2015	89,676,000.00	45,788,267.00	14,223,052.00	51.1%	66.9%
June 3, 2016	88,245,000.00	44,015,597.00	13,818,678.00	49.9%	65.5%
December 3, 2016	86,814,000.00	42,242,928.00	13,414,303.00	48.7%	64.1%
June 3, 2017	85,383,000.00	40,723,497.00	13,009,928.00	47.7%	62.9%
December 3, 2017	83,952,000.00	39,348,774.00	12,605,553.00	46.9%	61.9%
June 3, 2018	82,521,000.00	37,684,635.00	12,201,178.00	45.7%	60.5%
December 3, 2018	81,090,000.00	35,803,435.00	11,796,803.00	44.2%	58.7%
June 3, 2019	79,659,000.00	33,922,235.00	11,392,429.00	42.6%	56.9%
December 3, 2019	78,228,000.00	32,004,858.00	10,988,054.00	40.9%	55.0%
June 3, 2020	76,797,000.00	30,087,481.00	10,583,679.00	39.2%	53.0%
December 3, 2020	75,366,000.00	28,170,104.00	10,179,304.00	37.4%	50.9%
June 3, 2021	73,935,000.00	26,397,434.00	0.00	35.7%	0.0%
December 3, 2021	72,504,000.00	24,624,765.00	0.00	34.0%	0.0%
June 3, 2022	71,073,000.00	22,852,096.00	0.00	32.2%	0.0%
December 3, 2022	69,642,000.00	21,187,957.00	0.00	30.4%	0.0%
June 3, 2023	68,211,000.00	19,523,819.00	0.00	28.6%	0.0%
December 3, 2023	66,780,000.00	17,859,680.00	0.00	26.7%	0.0%
June 3, 2024	65,349,000.00	16,195,541.00	0.00	24.8%	0.0%
December 3, 2024	63,918,000.00	14,639,934.00	0.00	22.9%	0.0%
June 3, 2025	62,487,000.00	0.00	0.00	0.0%	0.0%

		N288AY
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series A Equipment Notes	Series B Equipment Notes
Issuance Date	$95,750,000.00	$53,000,000.00	$16,235,000.00	55.4%	72.3%
December 3, 2013	95,750,000.00	52,855,086.00	16,161,716.00	55.2%	72.1%
June 3, 2014	94,313,750.00	51,402,700.00	15,624,333.00	54.5%	71.1%
December 3, 2014	92,877,500.00	49,514,599.00	15,086,950.00	53.3%	69.6%
June 3, 2015	91,441,250.00	47,735,426.00	14,681,092.00	52.2%	68.3%
December 3, 2015	90,005,000.00	45,956,253.00	14,275,233.00	51.1%	66.9%
June 3, 2016	88,568,750.00	44,177,080.00	13,869,375.00	49.9%	65.5%
December 3, 2016	87,132,500.00	42,397,907.00	13,463,517.00	48.7%	64.1%
June 3, 2017	85,696,250.00	40,872,902.00	13,057,658.00	47.7%	62.9%
December 3, 2017	84,260,000.00	39,493,135.00	12,651,800.00	46.9%	61.9%
June 3, 2018	82,823,750.00	37,822,891.00	12,245,942.00	45.7%	60.5%
December 3, 2018	81,387,500.00	35,934,789.00	11,840,083.00	44.2%	58.7%
June 3, 2019	79,951,250.00	34,046,688.00	11,434,225.00	42.6%	56.9%
December 3, 2019	78,515,000.00	32,122,276.00	11,028,366.00	40.9%	55.0%
June 3, 2020	77,078,750.00	30,197,865.00	10,622,508.00	39.2%	53.0%
December 3, 2020	75,642,500.00	28,273,453.00	10,216,650.00	37.4%	50.9%
June 3, 2021	74,206,250.00	26,494,280.00	0.00	35.7%	0.0%
December 3, 2021	72,770,000.00	26,494,280.00	0.00	36.4%	0.0%
June 3, 2022	71,333,750.00	26,494,280.00	0.00	37.1%	0.0%
December 3, 2022	69,897,500.00	26,494,280.00	0.00	37.9%	0.0%
June 3, 2023	68,461,250.00	26,494,280.00	0.00	38.7%	0.0%
December 3, 2023	67,025,000.00	26,494,280.00	0.00	39.5%	0.0%
June 3, 2024	65,588,750.00	26,494,280.00	0.00	40.4%	0.0%
December 3, 2024	64,152,500.00	26,494,280.00	0.00	41.3%	0.0%
June 3, 2025	62,716,250.00	0.00	0.00	0.0%	0.0%

		N289AY
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Series A Equipment Notes	Series B Equipment Notes	Series A Equipment Notes	Series B Equipment Notes
Issuance Date	$96,100,000.00	$53,194,000.00	$16,294,000.00	55.4%	72.3%
December 3, 2013	96,100,000.00	52,759,000.00	16,294,000.00	54.9%	71.9%
June 3, 2014	96,100,000.00	45,759,000.00	15,294,000.00	47.6%	63.5%
December 3, 2014	94,658,500.00	37,759,000.00	14,294,000.00	39.9%	55.0%
June 3, 2015	93,217,000.00	33,259,000.00	13,883,938.00	35.7%	50.6%
December 3, 2015	91,775,500.00	30,259,000.00	13,473,789.00	33.0%	47.7%
June 3, 2016	90,334,000.00	28,759,000.00	13,063,549.00	31.8%	46.3%
December 3, 2016	88,892,500.00	27,759,000.00	12,653,214.00	31.2%	45.5%
June 3, 2017	87,451,000.00	27,259,000.00	12,242,778.00	31.2%	45.2%
December 3, 2017	86,009,500.00	26,759,000.00	11,832,237.00	31.1%	44.9%
June 3, 2018	84,568,000.00	26,259,000.00	11,421,584.00	31.1%	44.6%
December 3, 2018	83,126,500.00	25,759,000.00	11,010,815.00	31.0%	44.2%
June 3, 2019	81,685,000.00	25,659,000.00	10,710,815.00	31.4%	44.5%
December 3, 2019	80,243,500.00	25,559,000.00	10,410,815.00	31.9%	44.8%
June 3, 2020	78,802,000.00	25,459,000.00	10,110,815.00	32.3%	45.1%
December 3, 2020	77,360,500.00	25,359,000.00	9,810,815.00	32.8%	45.5%
June 3, 2021	75,919,000.00	25,259,000.00	0.00	33.3%	0.0%
December 3, 2021	74,477,500.00	25,159,000.00	0.00	33.8%	0.0%
June 3, 2022	73,036,000.00	25,059,000.00	0.00	34.3%	0.0%
December 3, 2022	71,594,500.00	24,959,000.00	0.00	34.9%	0.0%
June 3, 2023	70,153,000.00	24,859,000.00	0.00	35.4%	0.0%
December 3, 2023	68,711,500.00	24,759,000.00	0.00	36.0%	0.0%
June 3, 2024	67,270,000.00	24,659,000.00	0.00	36.7%	0.0%
December 3, 2024	65,828,500.00	24,559,000.00	0.00	37.3%	0.0%
June 3, 2025	64,387,000.00	0.00	0.00	0.0%	0.0%

PROSPECTUS

US AIRWAYS, INC.

Pass Through Certificates

Pass through trusts that we form may offer for sale pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

•

one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us as part of a leveraged lease transaction; or

•	US Airways to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.

The pass through certificates will not represent interests in or obligations of US Airways or any of our affiliates.

Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or the owner trustee will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

To the extent stated in the applicable prospectus supplement, our payment obligations in respect of any equipment notes or the leases related to any equipment notes will be fully and unconditionally guaranteed by our parent corporation, US Airways Group, Inc.

We will describe the specific terms of a particular series of pass through certificates in a supplement to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any pass through certificates unless accompanied by a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND/OR CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 4.

We may offer and sell the pass through certificates directly, through agents we select from time to time or to or through underwriters, dealers or other third parties we select. If we use any agents, underwriters or dealers to sell the pass through certificates, we will name them and describe their compensation in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2012.

Important Notice About the Information Presented In This Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition and results of operations may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of the securities described in this prospectus, and we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. Please carefully read both this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference into this prospectus described below under the heading “Where You Can Find More Information,” before making a decision to purchase any of our securities.

The prospectus supplement will describe: the specific terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation, and the other specific material terms related to the offering of the securities. The prospectus supplement may also contain information, where applicable, about material United States federal income tax considerations relating to the securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Throughout this prospectus, references to “US Airways, Inc.,” “US Airways,” the “Company,” “we,” “us” and “our” refer to US Airways, Inc., and references to “US Airways Group” refer to US Airways Group, Inc., including its consolidated subsidiaries.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein and/or included in any prospectus supplement, before making an investment decision.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. You can review a copy of the registration statement available on the SEC’s web site at www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings with the SEC are also available to the public at the SEC’s website at www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You can also find our SEC filings on our website at www.usairways.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC.

This prospectus incorporates by reference some of the reports, proxy and information statements and other information that US Airways Group and US Airways have filed with the SEC under the Exchange Act. This means that we are disclosing important business and financial information to you by referring you to those documents. The information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for information furnished under Items 2.02 or 7.01 of Form 8-K and any related exhibits) prior to the termination of the offering of the securities offered by this prospectus:

•	Annual Report of US Airways Group and US Airways on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 22, 2012;

•	Quarterly Report of US Airways Group and US Airways on Form 10-Q for the quarterly period ended March 31, 2012, filed with the SEC on April 25, 2012;

•	Current Reports of US Airways Group and US Airways on Form 8-K filed with the SEC on January 30, 2012, May 4, 2012 and May 16, 2012; and

•	Definitive Proxy Statement of US Airways Group with respect to the 2012 Annual Meeting of Stockholders filed with the SEC on April 27, 2012.

You may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:

Corporate Secretary

US Airways, Inc.

111 West Rio Salado Parkway

Tempe, Arizona 85281

(480) 693-0800

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements included and incorporated by reference in this prospectus and any accompanying prospectus supplement should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue” and similar terms used in connection with statements regarding, among others, our outlook, expected fuel costs, the revenue and pricing environment, and our expected financial performance and liquidity position. These statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause our actual results and financial position to differ materially from these statements. These risks and uncertainties include, but are not limited to, the following:

•	the impact of future significant operating losses in the future;

•	downturns in economic conditions and their impact on passenger demand, booking practices and related revenues;

•	the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel;

•	increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates;

•	our high level of fixed obligations and our ability to fund general corporate requirements, obtain additional financing and respond to competitive developments;

•	any failure to comply with the liquidity covenants contained in our financing arrangements;

•	provisions in our credit card processing and other commercial agreements that may affect our liquidity;

•	the impact of union disputes, employee strikes and other labor-related disruptions;

•	our inability to maintain labor costs at competitive levels;

•	interruptions or disruptions in service at one or more of our hub airports or our focus city;

•	regulatory changes affecting the allocation of slots;

•	our reliance on third-party regional operators or third-party service providers;

•	our reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents;

•	changes in government regulation;

•	the impact of changes to our business model;

•	competitive practices in the industry, including the impact of industry consolidation;

•	the loss of key personnel or our ability to attract and retain qualified personnel;

•	the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns;

•	our ability to operate and grow our route network;

•	the impact of environmental regulation;

•	our reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems;

•	costs of ongoing data security compliance requirements and the impact of any significant data security breach;

•	the impact of any accident involving our aircraft or the aircraft of our regional operators;

•	delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity;

•	our dependence on a limited number of suppliers for aircraft, aircraft engines and parts;

•	our ability to operate profitably out of Philadelphia International Airport;

•	the impact of weather conditions and seasonality of airline travel;

•	the impact of possible future increases in insurance costs or reductions in available insurance coverage;

•	the impact of global events that affect travel behavior, such as an outbreak of a contagious disease;

•	the impact of foreign currency exchange rate fluctuations;

•	our ability to use NOLs and certain other tax attributes; and

•	other risks and uncertainties listed from time to time in our reports to and other filings with the SEC.

All of the forward-looking statements are qualified in their entirety by reference to the factors listed above and those discussed under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement and/or in our most recent annual report on Form 10-K, Item 1A. under the heading “Risk Factors” and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus or any accompanying prospectus supplement. In addition, there may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to us. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this prospectus, any accompanying prospectus supplement or the applicable incorporated document, as applicable, or as of the dates indicated in the statements. All of our forward-looking statements, including those included and incorporated by reference in this prospectus and any accompanying prospectus supplement, are qualified in their entirety by this statement. We assume no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates, except as required by law.

You should carefully read this prospectus, any prospectus supplement, and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

OUR COMPANY

US Airways is a Delaware corporation whose primary business activity is the operation of a major network air carrier. US Airways is a wholly owned subsidiary of US Airways Group, which owns all of US Airways’ outstanding common stock, par value $1 per share. US Airways was formed in 1982.

Our principal executive offices are located at 111 West Rio Salado Parkway, Tempe, Arizona 85281. Our telephone number is (480) 693-0800, and our internet address is www.usairways.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC. For additional information about US Airways, see “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES

OF US AIRWAYS

The financial data presented below for US Airways is derived from and should be read in conjunction with US Airways’ audited financial statements included in its annual reports on Form 10-K for the years ended December 31, 2011, 2010, 2009, 2008 and 2007 and the unaudited financial statements of US Airways included in its quarterly report on Form 10-Q for the three months ended March 31, 2012.

The following table sets forth the ratio of earnings to fixed charges for the three months ended March 31, 2012 and for each of the five years in the period ended December 31, 2011.

	Three Months Ended March 31, 2012	Years Ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings (loss) to fixed charges	1.44	1.31	1.95	(a)	(a)	1.76

(b)	Earnings for the years ended December 31, 2009 and 2008 were not sufficient to cover fixed charges by $188 million and $2.15 billion, respectively.

For purposes of the table, “earnings” consists of income (loss) before income taxes plus fixed charges less capitalized interest. Fixed charges consist of interest expense, including amortization of debt discount and issuance costs, a portion of rent expense, which is deemed to be representative of an interest factor, and capitalized interest.

RATIO OF EARNINGS TO FIXED CHARGES

OF US AIRWAYS GROUP

The financial data presented below for US Airways Group is derived from and should be read in conjunction with US Airways Group’s audited financial statements included in its annual reports on Form 10-K for the years ended December 31, 2011, 2010, 2009, 2008 and 2007 and the unaudited financial statements of US Airways Group included in its quarterly report on Form 10-Q for the three months ended March 31, 2012.

The following table sets forth the ratio of earnings to fixed charges for the three months ended March 31, 2012 and for each of the five years in the period ended December 31, 2011.

	Three Months Ended March 31, 2012	Years Ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings (loss) to fixed charges	1.25	1.11	1.68	(a)	(a)	1.61

(a)	Earnings for the years ended December 31, 2009 and 2008 were not sufficient to cover fixed charges by $253 million and $2.22 billion, respectively.

For purposes of the table, “earnings” consists of income (loss) before income taxes plus fixed charges less capitalized interest. Fixed charges consist of interest expense, including amortization of debt discount and issuance costs, a portion of rent expense, which is deemed to be representative of an interest factor, and capitalized interest.

USE OF PROCEEDS; DESCRIPTION OF PASS THROUGH CERTIFICATES

Except as set forth in any applicable prospectus supplement, the pass through trustee(s) will use proceeds from the sale of pass through certificates to purchase equipment notes secured by aircraft. The equipment notes are or will be issued by:

•	one or more owner trustees on a non-recourse basis to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us (“leased aircraft notes”), or

•	us to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us (“owned aircraft notes”).

Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by us, and the leased aircraft notes will be secured by certain aircraft leased or to be leased to us.

In addition, to the extent set forth in an applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other equipment or personal property owned or to be owned by, or leased or to be leased to, us. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement.

The pass through certificates will not represent interests in or obligations of US Airways or any of our affiliates.

For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.

We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage.

A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied including any depositary or escrow arrangements.

CREDIT ENHANCEMENTS

Ranking; Cross-Subordination

Some of the equipment notes related to a specific aircraft may be subordinated and junior in right of payment to other equipment notes or other debt related to the same or certain related aircraft. In such event, the applicable prospectus supplement will describe the terms of such subordination, including the priority of distributions among such classes of equipment notes, the ability of each such class of equipment notes to exercise remedies with respect to the relevant aircraft (and, if such aircraft are leased aircraft, the leases) and certain other intercreditor terms and provisions.

The equipment notes issued under an indenture may be held in more than one trust, and a trust may hold equipment notes issued under more than one related indenture. Unless otherwise described in a prospectus supplement, however, only equipment notes having the same priority of payment may be held in the same trust. A trust that holds equipment notes that are junior in payment priority to the equipment notes held in another related trust formed as part of the same offering of pass through certificates as a practical matter will be subordinated to such latter trust. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a certain trust or trusts before they are made to the certificateholders of one or more other trusts. For example, such an agreement may provide that payments made to a trust on account of a subordinate class of equipment notes issued under one indenture may be subordinated to the prior payment of all amounts owing to certificateholders of a trust that holds senior equipment notes issued under that indenture or any related indentures.

The applicable prospectus supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of certificateholders under any trust that is permitted to (1) grant waivers of defaults under any related indenture, (2) consent to the amendment or modification of any related indenture or (3) direct the exercise of remedies under any related indenture. Payments made on account of the pass through certificates of a particular series also may be subordinated to the rights of the provider of any credit support agreement described below.

Credit Support Agreements

The applicable prospectus supplement may provide that a “credit support agreement” will support, insure or guarantee one or more payments of principal, premium, if any, or interest on the equipment notes of one or more series, or one or more distributions in respect of the pass through certificates of one or more series. A credit support agreement may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, a liquidity facility or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. In addition, if any equipment notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by the credit support agreement. The institution or institutions providing any credit support agreement will be identified in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the provider of any credit support agreement will have a senior claim on the assets securing the affected equipment notes and on the trust property of the affected trusts.

Guarantee of US Airways Group

US Airways Group may provide a full and unconditional guarantee with respect to our payment obligations under any series of leases and equipment notes described in the applicable prospectus supplement. If US Airways Group guarantees such obligations, we will describe the terms of the guarantee in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need first to enforce any such related leases or equipment notes against US Airways, and will be an unsecured obligation of US Airways Group.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities on behalf of US Airways.

EXPERTS

The consolidated financial statements of US Airways, Inc. and its subsidiaries as of December 31, 2011, and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$546,184,000

2012-2 Pass Through Trusts

Pass Through Certificates, Series 2012-2

PROSPECTUS  SUPPLEMENT

November 29, 2012

Joint Book-Running Managers

Citigroup Structuring Agent	Goldman, Sachs & Co.	Morgan Stanley

Co-Managers

Barclays	BofA Merrill Lynch